FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207132-21

The information in this free writing prospectus is preliminary and may be supplemented or changed. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This free writing prospectus is not an offering to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED JANUARY 24, 2019
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

BENCHMARK 2019-B9

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-207132) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc. and The Williams Capital Group, L.P., or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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LOAN #1: 3 park avenue

Mortgaged Property Information			Mortgage Loan Information

Number of Mortgaged Properties	1		Loan Seller		CREFI
Location (City/State)	New York, New York		Cut-off Date Balance(2)		$88,000,000
Property Type	Office		Cut-off Date Balance per SF(1)		$272.68
Size (SF)	667,446		Percentage of Initial Pool Balance		9.96%
Total Occupancy as of 10/23/2018	85.5%		Number of Related Mortgage Loans		None
Owned Occupancy as of 10/23/2018	85.5%		Type of Security(3)		Fee Simple
Year Built / Latest Renovation	1977 / 2001		Mortgage Rate		4.75000%
Appraised Value	$505,000,000		Original Term to Maturity (Months)		120
Appraisal Date	10/25/2018		Original Amortization Term (Months)		NAP
Borrower Sponsor	Charles Steven Cohen		Original Interest Only Period (Months)	120
Property Management	Cohen Brothers Realty Corporation		First Payment Date	1/6/2019
			Maturity Date	12/6/2028

Underwritten Revenues	$34,812,941
Underwritten Expenses	$16,549,901		Escrows(4)
Underwritten Net Operating Income (NOI)	$18,263,040			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$16,090,332		Taxes	$3,668,201	$641,935
Cut-off Date LTV Ratio(1)	36.0%		Insurance	$0	$0
Maturity Date LTV Ratio(1)	36.0%		Replacement Reserve	$0	$18,543
DSCR Based on Underwritten NOI / NCF(1)	2.08x / 1.84x		TI/LC	$0	$100,000
Debt Yield Based on Underwritten NOI / NCF(1)	10.0% / 8.8%		Other(5)	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$182,000,000	100.0%	Loan Payoff	$124,865,096	68.6%
			Principal Equity Distribution	47,938,924	26.3
			Closing Costs	5,527,780	3.0
			Reserves	3,668,201	2.0
Total Sources	$182,000,000	100.0%	Total Uses	$182,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the 3 Park Avenue Loan Combination (as defined below).

(2)	The Cut-off Date Balance of $88,000,000 represents the controlling note A-1, which is part of a larger loan combination evidenced by four pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $182,000,000. The related companion loans, which are evidenced by the non-controlling notes A-2 ($34,000,000), A-3 ($30,000,000) and A-4 ($30,000,000), are currently held by CREFI and expected to be contributed to one or more future commercial mortgage securitization transactions.

(3)	The borrower is both the ground lessee and ground lessor under a ground lease encumbering the 3 Park Avenue Property (as defined below).

(4)	See “—Escrows” below.

(5)	The borrower is required under the 3 Park Avenue Loan Combination documents to pay for and perform 100% of the unfunded landlord obligations ($1,523,458) and deferred maintenance ($28,500, which is the estimated cost according to the engineering report) at the 3 Park Avenue Property. If an event of default has occurred and is continuing or the borrower has breached any requirements under the 3 Park Avenue Loan documents, the borrower is required to deliver cash or a letter of credit to the lender in the amount that the lender determines is necessary to complete all unfunded landlord obligations, deferred maintenance and any remaining unfunded free rent obligations.

■	The Mortgage Loan. The mortgage loan (the “3 Park Avenue Loan”) is part of a loan combination (the “3 Park Avenue Loan Combination”) evidenced by four pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a Class A office and retail condominium located in New York, New York (the “3 Park Avenue Property”). The 3 Park Avenue Loan, which is evidenced by the controlling note A-1, has an outstanding principal balance as of the Cut-off Date of $88,000,000 and represents approximately 9.96% of the Initial Pool Balance. The related companion loans are evidenced by the non-controlling notes A-2 ($34,000,000), A-3 ($30,000,000) and A-4 ($30,000,000), which are currently held by Citi Real Estate Funding Inc. (“CREFI”) and are expected to be contributed to one or more future commercial mortgage securitization transactions. The 3 Park Avenue Loan Combination, which accrues interest at an interest rate of 4.75000% per annum, was originated by CREFI on November 30, 2018, had an original principal balance of $182,000,000 and has an outstanding principal balance as of the Cut-off Date of $182,000,000. The proceeds of the 3 Park Avenue Loan Combination were primarily used to refinance prior debt secured by the 3 Park Avenue Property, return equity to the borrower sponsor, pay origination costs and fund upfront reserves.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$88,000,000	$88,000,000	Benchmark 2019-B9	Yes
A-2	$34,000,000	$34,000,000	CREFI(1)	No
A-3	$30,000,000	$30,000,000	CREFI(1)	No
A-4	$30,000,000	$30,000,000	CREFI(1)	No
Total	$182,000,000	$182,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

The 3 Park Avenue Loan Combination had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires monthly payments of interest only for the term of the 3 Park Avenue Loan Combination. The scheduled maturity date of the 3 Park Avenue Loan Combination is the due date in December 2028. Provided no

LOAN #1: 3 park avenue

event of default has occurred and is continuing, at any time after the earlier to occur of (i) November 30, 2021 and (ii) the second anniversary of the last securitization of a note comprising part of the 3 Park Avenue Loan Combination, the 3 Park Avenue Loan Combination may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the 3 Park Avenue Loan Combination documents. Voluntary prepayment of the 3 Park Avenue Loan Combination is permitted on or after the due date in June 2028 without payment of any prepayment premium.

■	The Mortgaged Property. The 3 Park Avenue Property is a Class A office building located on Park Avenue in New York City (between 33rd and 34th Street), in the Murray Hill neighborhood of midtown Manhattan. The 3 Park Avenue Property, in its entirety, consists of a 42-story, 888,295 SF office building on a 46,470 SF site. The collateral for the 3 Park Avenue Loan Combination consists of a condominium unit comprised of 641,186 SF of office space on floors 14 through 41 and 26,260 SF of multi-level retail space on Park Avenue and 34th Street. The only other condominium unit within the condominium regime (not part of the collateral) consists of floors 2 through 12 and is fully occupied by the Norman Thomas High School and has a separate entrance located on 33rd Street. The 3 Park Avenue Property is currently 85.5% occupied by 31 tenants (27 office tenants and four retail tenants). Retail tenancy includes New York Sports Club, Le Pain Quotidien, Starbucks and a news stand and consists of 3.9% of NRA and 4.4% of underwritten base rent. The top office tenants at the 3 Park Avenue Property based on underwritten base rent consist of Houghton Mifflin Harcourt, TransPerfect Translations (“TransPerfect”) and Return Path, Inc. (“Return Path”) (collectively representing 35.8% of NRA and 42.4% of underwritten base rent (inclusive of rent steps)).

The 3 Park Avenue Property was built in 1977 and renovated in 2001. Additionally, the lobby is currently undergoing an approximately $3.0 million renovation, which is anticipated to be completed by year-end 2019 and will include glass and wood paneling. Since 2015, the borrower sponsor has invested approximately $23.7 million in tenant improvements and $8.6 million in various building improvements.

The largest tenant based on underwritten base rent, Houghton Mifflin Harcourt (15.3% of NRA; 18.1% of underwritten base rent; rated B- by S&P), occupies 101,421 SF of office space through December 2027 with one, five-year renewal option and an additional 400 SF of storage space through May 2019 with one, two-year renewal option. The Houghton Mifflin Harcourt space consists of the entire 18th, 19th, 21st and 24th floors (91,288 SF) and 10,533 SF on the 23rd floor. Houghton Mifflin Harcourt, a publisher of education materials, provides content, services and technology solutions for educational institutions and consumers worldwide. The company operates in two segments: (i) education and (ii) trade publishing. The education segment provides educational products, technology platforms, and services, including print and digital content in the form of textbooks, digital courseware, instructional aids, educational assessments, and intervention solutions for students. The trade publishing segment primarily develops, markets, and sells consumer books in print and digital formats, as well as licenses book rights to other publishers and electronic businesses; and trade and reference materials, such as adult and children’s fiction and non-fiction books to schools, colleges, libraries, office supply distributors, and other businesses. Houghton Mifflin Harcourt was founded in 1832 and has been located at the 3 Park Avenue Property since 2014. Houghton Mifflin Harcourt signed an initial lease for 36,932 SF in November 2014 (part of the 18th floor and the entire 19th floor) and has since expanded to occupy a total of 101,821 SF.

The second largest tenant based on underwritten base rent, TransPerfect (13.7% of NRA; 15.0% of underwritten base rent), occupies 91,220 SF of office space through September 2019 with no renewal options and has been a tenant at the 3 Park Avenue Property since March 2006. The TransPerfect space consists of the entire 38th, 39th and 40th floors at the 3 Park Avenue Property (69,735 SF) and three smaller units ranging from 4,200 to 11,334 SF on other floors throughout the building. TransPerfect, which was founded in 1992 and is headquartered at the 3 Park Avenue Property, is a privately held provider of language and business services. TransPerfect, which provides translation and discovery services primarily to companies in the legal and healthcare fields, currently employs more than 4,600 full-time employees, has a network of over 5,000 certified linguists and subject-area specialists, and operates in over 90 offices globally. As of December 2018, TransPerfect has completed more than 300,000 projects, has served over 10,000 clients and has more than 3,000 global organizations which currently employ TransPerfect’s GlobalLink product suite for management of multilingual content.

The third largest tenant based on underwritten base rent, Return Path (6.9% of NRA; 9.3% of underwritten base rate), occupies 46,002 SF of office space on the 30th and 41st floors. Return Path leases space on the 41st floor (23,280 SF) through July 2025 with no extension options and on the 30th floor (22,722 SF) through February 2020 with one, five-year renewal option which would extend the lease expiration date of the 30th floor space to July 31, 2025. Return Path, founded in 1999 and headquartered at the 3 Park Avenue Property, uses data and insight to help optimize email marketing for clients. Return Path partners with more than 70 providers of mailbox and security solutions, covering

LOAN #1: 3 park avenue

approximately 2.5 billion email inboxes. Also feeding into Return Path’s data platform is their consumer network of more than two million consumers, delivering insight into user behavior, brand affinity, and consumer preferences.

The following table presents certain information relating to the major tenants at the 3 Park Avenue Property:

Ten Largest Owned Tenants by Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Houghton Mifflin Harcourt(4)	NR/NR/B-	101,821	15.3%	$5,406,038	18.1%	$53.09	12/31/2027	1, 5-year option
TransPerfect Translations	NR/NR/NR	91,220	13.7%	4,478,073	15.0%	$49.09	9/30/2019	NAP
Return Path(5)	NR/NR/NR	46,002	6.9%	2,782,842	9.3%	$60.49	7/31/2025	1, 5-year option
P. Kaufmann Contract	NR/NR/NR	57,000	8.5%	2,530,200	8.5%	$44.39	12/31/2022	NAP
Zeta Global Holding Corp.	NR/NR/NR	23,000	3.4%	1,483,500	5.0%	$64.50	1/31/2029	NAP
Pira Energy Group	NR/NR/NR	27,577	4.1%	1,434,004	4.8%	$52.00	2/29/2020	NAP
Mimeo.com	NR/NR/NR	22,722	3.4%	1,226,988	4.1%	$54.00	11/30/2025	1, 5-year option
Institute of Electrical Engineers	NR/NR/NR	22,000	3.3%	1,078,000	3.6%	$49.00	12/31/2025	1, 5-year option
Icon Capital Corporation	NR/NR/NR	23,000	3.4%	1,058,000	3.5%	$46.00	7/31/2022	NAP
Prophase Training Group	NR/NR/NR	15,255	2.3%	679,833	2.3%	$44.56	5/31/2019	NAP
Ten Largest Owned Tenants		429,597	64.4%	$22,157,478	74.2%	$51.58
Remaining Tenants		141,282	21.2%	7,687,051	25.8%	$54.41
Vacant		96,567	14.5%	0	0.0%	$0.00
Total / Wtd. Avg. All Tenants		667,446	100.0%	$29,844,528	100.0%	$52.28

(1)	Based on the underwritten rent roll dated October 23, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes $307,079 of contractual rent steps through January 2020 and the present value of rent steps for Starbucks ($34,294).

(4)	Includes 400 SF of storage space that is currently leased to Houghton Mifflin Harcourt through May 31, 2019 with 1, 2-year lease extension option. Houghton Mifflin Harcourt pays $53.19 per SF for its leased office space and $27.37 per SF for its leased storage space.

(5)	Includes 22,722 SF expiring on February 29, 2020.

The following table presents certain information relating to the lease rollover schedule at the 3 Park Avenue Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	120,051	18.0	18.0%	5,867,774	19.7%	$48.88	5
2020	69,199	10.4	28.4%	3,717,747	12.5%	$53.73	5
2021	14,400	2.2	30.5%	604,800	2.0%	$42.00	1
2022	93,675	14.0	44.5%	4,212,370	14.1%	$44.97	4
2023	3,001	0.4	45.0%	156,052	0.5%	$52.00	1
2024	21,090	3.2	48.2%	1,043,198	3.5%	$49.46	2
2025	73,002	10.9	59.1%	4,071,082	13.6%	$55.77	3
2026	11,020	1.7	60.7%	563,031	1.9%	$51.09	2
2027	123,810	18.5	79.3%	6,905,687	23.1%	$55.78	4
2028	10,357	1.6	80.8%	673,205	2.3%	$65.00	2
2029	31,274	4.7	85.5%	2,029584	6.8%	$64.90	2
2030 & Thereafter	0	0.0	85.5%	0	0.0%	$0.00	0
Vacant	96,567	14.5	100.0%	NAP	NAP%	NAP	NAP
Total / Wtd. Avg.	667,446	100.0%		$29,844,528	100.0%	$52.28	31

(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes $307,079 of contractual rent steps through January 2020 and the present value of rent steps for Starbucks ($34,294).

The following table presents certain information relating to historical leasing at the 3 Park Avenue Property:

Historical Leased%(1)

	2016	2017	As of 10/23/2018(2)
Owned Space	93.0%	89.0%	85.5%

(1)	As provided by the borrower and which represents average month-end occupancy for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated October 23, 2018.

LOAN #1: 3 park avenue

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 3 Park Avenue Property:

Cash Flow Analysis(1)

	2016	2017	TTM 9/30/2018	Underwritten	Underwritten $ per SF
Base Rent	$28,255,581	$29,188,961	$27,363,611	$29,503,156	$44.20
Contractual Rent Steps(2)	0	0	0	341,372	0.51
Gross Up Vacancy	0	0	0	6,429,188	9.63
Total Reimbursement Revenue	1,665,986	1,520,736	1,772,965	1,913,556	2.87
Other Income(3)	2,143,179	1,647,433	1,475,270	1,294,685	1.94
Gross Revenue	$32,064,746	$32,357,130	$30,611,845	$39,481,957	$59.15
Other Income 2(4)	1,666,158	1,731,735	1,778,898	1,760,172	2.64
Vacancy & Credit Loss(5)	0	0	0	(6,429,188)	(9.63)
Effective Gross Income	$33,730,904	$34,088,864	$32,390,743	$34,812,941	$52.16

Real Estate Taxes	$6,635,117	$7,094,175	$7,191,410	$7,336,401	$10.99
Insurance	543,256	545,365	569,379	573,019	0.86
Management Fee	1,190,355	1,369,353	1,275,076	1,044,388	1.56
Other Operating Expenses	6,787,811	7,557,185	7,596,093	7,596,093	11.38
Total Operating Expenses	$15,156,539	$16,566,079	$16,631,958	$16,549,901	$24.80

Net Operating Income(6)	$18,574,365	$17,522,785	$15,758,785	$18,263,040	$27.36
TI/LC	0	0	0	1,950,188	2.92
Capital Expenditures	0	0	0	222,521	0.33
Net Cash Flow	$18,574,365	$17,522,785	$15,758,785	$16,090,332	$24.11

Occupancy	93.0%	89.0%	85.5%(7)	83.7%(5)
NOI Debt Yield(8)	10.2%	9.6%	8.7%	10.0%
NCF DSCR(8)	2.12x	2.00x	1.80x	1.84x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Includes $307,079 of contractual rent steps through January 2020 and the present value of rent steps for Starbucks ($34,294).

(3)	Other Income consists of sub-metered electric income and electric inclusion in the rent.

(4)	Other Income 2 consists of porter wages over a base year for certain tenants, steam and water income, internet income, tenant services income and other miscellaneous sources.

(5)	Vacancy is underwritten to the current, economic vacancy of 16.3%.

(6)	The increase from TTM 9/30/2018 Net Operating Income to Underwritten Net Operating Income was primarily due to five tenants executing leases since January 2018 for a total of $2,607,244. This is comprised of Merus Global Investments (lease start: January 12, 2018; underwritten base rent: $546,084), Nicolas P. Chiara & Co., Inc. (lease start: June 1, 2018; underwritten base rent: $185,250), Scarinci & Hollenback (lease start: June 20, 2018; underwritten base rent: $372,000), Zeta Global Holding Corp. (lease start: February 1, 2019; underwritten base rent: $1,483,500) and Robert Burke Associates (lease start: February 1, 2018; underwritten base rent: $20,410).

(7)	Based on the underwritten rent roll dated October 23, 2018.

(8)	Metrics are calculated based on the 3 Park Avenue Loan Combination.

■	Appraisal. According to the appraisal, the 3 Park Avenue Property had an “as-is” appraised value of $505,000,000 as of October 25, 2018.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Yield Capitalization Approach	$505,000,000	6.25%(1)	4.75%(2)

(1)	Represents the internal rate of return.

(2)	Represents the terminal capitalization rate.

■	Environmental Matters. Based on a Phase I environmental report dated October 18, 2018, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at 3 Park Avenue Property.

■	Market Overview and Competition. The 3 Park Avenue Property is located in New York, New York, within the Midtown office market (specifically the Midtown East office market). Located on Park Avenue between 33rd and 34th Streets, the 3 Park Avenue Property is located within close proximity to key transportation hubs such as Grand Central Terminal and the New York City Port Authority. The Queens-Midtown Tunnel, which connects midtown Manhattan with Long Island City, New York and provides primary access for vehicles with entrance and exit ramps, is located within three blocks from the 3 Park Avenue Property.

According to the appraisal, the 3 Park Avenue Property is located within the New York-Jersey City-White Plains NY-NJ metropolitan statistical area (the “NY-NJ MSA”). As of May 2018, the NY-NJ MSA had an unemployment rate of approximately 4.0%, a median household income of approximately $69,400 and a population of approximately 14.6 million.

LOAN #1: 3 park avenue

According to the appraisal, as of the third quarter of 2018, the Midtown Manhattan office market recorded transactions totaling approximately 17.2 million SF (approximately 15.9% higher than the same time period in 2017) with the overall vacancy rate declining by approximately 0.4% since the third quarter of 2017.

As of the third quarter of 2018, the Midtown East office market contained approximately 59.7 million SF of Class A office space, had a direct vacancy rate of 7.7% and average asking rents of $75.38 per SF (compared to underwritten gross rent of $55.63 per SF at the 3 Park Avenue Property). As of the same time period, according to the appraisal, the Murray Hill submarket contained approximately 6.8 million SF of Class A office space, had a direct vacancy rate of 4.5% and average asking rents of $71.97. The appraisal surveyed a competitive set of 21 buildings with a total net rentable area of 10,537,254 SF, average direct occupancy of approximately 88.5%, and average asking rents ranging from $60.00 per SF to $95.00 per SF. Of the buildings surveyed, six office buildings were considered directly competitive by the appraisal (highlighted in the chart below). The property’s weighted average underwritten gross rent per SF of $55.63 is approximately 23.1% lower than the appraisal’s weighted average gross market rent for occupied space of $68.49 per SF.

The following table presents certain information relating to comparable buildings for the 3 Park Avenue Property:

Office Building Comparables(1)

Property Name	NRA (SF)	Direct Available SF	Sublease Available SF	Direct Occupancy (%)	Total Occupancy (%)	Direct Asking Rent PSF (Low)	Direct Asking Rent PSF (High)
3 Park Avenue Property(2)	667,446	96,567	NAP	85.5%	85.5%	$65.00(3)	$70.00(3)
One Park Avenue	801,500	0	0	100.0%	100.0%	NAP	NAP
Two Park Avenue	960,000	62,217	4,544	93.5%	93.0%	$85.00	$95.00
260 Madison Avenue	508,891	20,718	0	95.9%	95.9%	$65.00	$65.00
99 Park Avenue	480,000	7,955	30,311	98.3%	92.0%	$75.00	$75.00
475 Park Avenue South	440,000	153,154	8,170	65.2%	63.3%	$65.00	$75.00
90 Park Avenue	785,000	88,112	13,257	88.8%	87.1%	$65.00	$90.00
Total (excluding 3 Park Avenue)	3,975,391	332,156	56,282
Average (excluding 3 Park Avenue)	662,565	55,359	9,380

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated October 23, 2018.

(3)	Represents the range of market rents, determined by the appraisal, for vacant space at the 3 Park Avenue Property.

■	The Borrower. The borrower is Three Park Building LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 3 Park Avenue Loan Combination.

The sponsor and non-recourse carveout guarantor is Charles Steven Cohen, the President and CEO of Cohen Brothers Realty Corporation. Cohen Brothers Realty Corporation, a private real estate development and management firm that develops, redevelops and operates various commercial property types, was founded in 1981. The firm has commercial properties in New York, Houston, South Florida and Southern California. The ongoing net worth and liquidity covenant during the term of the 3 Park Avenue Loan Combination for Charles Steven Cohen is $500.0 million and $50.0 million, respectively.

■	Escrows. In connection with the origination of the 3 Park Avenue Loan Combination, the borrower funded a reserve of $3,668,201 for real estate taxes.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the 3 Park Avenue Loan Combination: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates (initially $641,935) will be necessary to pay taxes over the then succeeding 12-month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period (such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 3 Park Avenue Loan Combination documents), (iii) a replacement reserve equal to $18,543 (subject to a cap of $1,112,604), and (iv) a TI/LC rollover reserve in an amount equal to: (a) $100,000 on each due date on which the balance in the TI/LC reserve is below $2,000,000 and (b) $50,000 on each due date on which the balance in the TI/LC reserve is equal to or greater than $2,000,000 and less than $3,000,000 (if the balance in the TI/LC reserve account is equal to or greater than $3,000,000, the borrower is not required to make monthly deposits in to the TI/LC reserve account).

■	Lockbox and Cash Management. The 3 Park Avenue Loan Combination documents require a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters to each existing tenant at the

LOAN #1: 3 park avenue

3 Park Avenue Property directing each of them to remit their rent checks directly to the lender-controlled lockbox. The borrower is also required to deliver a tenant direction letter to each future commercial tenant. The borrower is required to (and is required to cause the property manager to) deposit all revenue derived from the 3 Park Avenue Property and deposit the same into the lockbox promptly upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed for payment of taxes, insurance premiums, operating expenses, debt service, reserves, and other amounts payable in accordance with the 3 Park Avenue Loan Combination documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 3 Park Avenue Loan Combination documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 3 Park Avenue Loan Combination. To the extent that no Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrower. Upon an event of default under the 3 Park Avenue Loan Combination documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” will commence upon the occurrence of (i) an event of default or (ii) the debt service coverage ratio being less than 1.20x, and will end, (a) with respect to clause (i) upon a cure, if applicable, of the event of default, and (b) with respect to clause (ii) if the debt service coverage ratio is at least 1.20x for two consecutive calendar quarters. Notwithstanding the foregoing, no Trigger Period will be deemed to exist pursuant to clause (ii) of the previous sentence during any period that the Collateral Cure Conditions (as defined below) are satisfied.

The “Collateral Cure Conditions” are satisfied if the borrower deposits cash into the excess cash flow account or delivers to the lender a letter of credit which, in either case, serves as additional collateral for the 3 Park Avenue Loan Combination, in an amount equal to 20% of the bi-annual aggregate debt service payments that are due as of the closing date of the 3 Park Avenue Loan Combination (i.e. an amount which, assuming the debt service coverage ratio is 1.00x for a given quarter, if added to underwritten cash flow, for said given six month period, would be sufficient to achieve a 1.20x debt service coverage ratio) (the “Collateral Deposit Amount”) and thereafter, on each six month anniversary date of the date that the borrower made such deposit (or delivered such letter of credit), the borrower shall deposit additional cash collateral into the excess cash flow account in the amount of the Collateral Deposit Amount or shall increase the amount of the letter of credit by an amount equal to the Collateral Deposit Amount (as applicable). Amounts deposited in order to satisfy the Collateral Cure Conditions will be released to the borrower if no Trigger Period would exist without satisfaction of the Collateral Cure Conditions.

■	Property Management. The 3 Park Avenue Property is managed by Cohen Brothers Realty Corporation, an affiliate of the borrower sponsor. Provided that no event of default is occurring under the 3 Park Avenue Loan Combination documents and that replacement of the manager would not give rise to any termination right or termination fee under the condominium documents, the borrower may terminate the management agreement and replace the manager with a manager approved by the lender (which approval may be conditioned upon receipt of a rating agency confirmation). The lender may, or may require the borrower to, terminate the property manager upon the occurrence of: (i) an event of default under the 3 Park Avenue Loan Combination documents, (ii) a default under the management agreement beyond the cure period, (iii) the insolvency of or commencement of insolvency or bankruptcy proceedings involving the manager that is not dismissed within 90 days of the filing thereof or any voluntary bankruptcy or insolvency proceeding involving the manager, or (iv) if at any time the manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds, and replace the property manager with a manager approved by the lender (which may be conditioned upon the lender’s receipt of a rating agency confirmation). If an affiliated property manager is terminated, the borrower has the right (instead of appointing a new manager as set forth above) to self-manage the property for so long as: (x) no event of default has occurred and (y) the borrower manages the property in a manner consistent with the 3 Park Avenue Loan Combination documents.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. The borrower is permitted to incur mezzanine financing (the “Mezzanine Loan”) secured by the 100% direct or indirect equity ownership interest held in the borrower; provided, that certain conditions set forth in the 3 Park Avenue Loan Combination documents are satisfied, which include (without limitation): (i) no event of default exists; (ii) after giving effect to the Mezzanine Loan, (a) the debt yield on the 3 Park Avenue Loan Combination and the Mezzanine Loan combined is equal to or greater than 8.85%, and (b) the debt service coverage ratio on the 3 Park Avenue Loan Combination and the Mezzanine Loan combined is equal to or greater than 1.85x and the combined loan to value ratio is equal to or less than 49%; (iii) the holder of the Mezzanine Loan enters into a mezzanine intercreditor agreement with the lender in form and substance acceptable to the lender and the rating agencies; (iv) the holder of the Mezzanine Loan is a “qualified

LOAN #1: 3 park avenue

equityholder” (as such term is defined in the 3 Park Avenue Loan Combination documents); and (v) a rating agency confirmation is delivered in connection with the consummation of the Mezzanine Loan.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The 3 Park Avenue Loan Combination documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the original principal balance of the loan (with a replacement cost endorsement), plus business interruption coverage in an amount equal to 100% of the projected gross income for the applicable property until the completion of restoration or the expiration of 18 months, with a 6-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $10,000. However, if the Terrorism Risk Insurance Program Reauthorization Act of 2015 (TRIPRA) is no longer in effect, the borrower is not required to spend more than two times the then-current premium for a separate “all-risk” or equivalent policy (including business interruption coverage) for terrorism coverage (but is required to purchase the maximum coverage available for such amount). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #2: COUNTRY CLUB PLAZA

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	Paramus, New Jersey	Cut-off Date Balance	$47,000,000
Property Type	Office	Cut-off Date Balance per SF	$154.72
Size (SF)	303,777	Percentage of Initial Pool Balance	5.3%
Total Occupancy as of 11/1/2018	96.6%	Number of Related Mortgage Loans	None
Owned Occupancy as of 11/1/2018	96.6%	Type of Security	Fee Simple
Year Built / Latest Renovation	1988, 2008 / 2018	Mortgage Rate	5.36000%
Appraised Value	$76,000,000	Original Term to Maturity (Months)	120
Appraisal Date	9/26/2018	Original Amortization Term (Months)	NAP
Borrower Sponsors	Joel Gluck and Nathan Indig	Original Interest Only Period (Months)	120
Property Management	CBRE, Inc.	First Payment Date	1/6/2019
Maturity Date	12/6/2028

Underwritten Revenues	$8,474,678
Underwritten Expenses	$3,211,792	Escrows(1)
Underwritten Net Operating Income (NOI)	$5,262,886	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,848,822	Taxes	$126,226	$63,113
Cut-off Date LTV Ratio	61.8%	Insurance	$14,117	$7,059
Maturity Date LTV Ratio	61.8%	Replacement Reserve	$0	$5,063
DSCR Based on Underwritten NOI / NCF	2.06x / 1.90x	TI/LC(2)	$1,500,000	$0
Debt Yield Based on Underwritten NOI / NCF	11.2% / 10.3%	Other(3)	$8,525,016	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$47,000,000	54.5%	Purchase Price	$74,000,000	85.8%
Principal’s New Cash Contribution	17,915,059	20.8	Reserves	10,165,359	11.8
Mezzanine Loan(4)	12,200,000	14.1	Closing Costs	2,089,780	2.4
Other Sources(5)	9,140,080	10.6
Total Sources	$86,255,139	100.0%	Total Uses	$86,255,139	100.0%

(1)	See “—Escrows” below.

(2)	Monthly deposits into the TI/LC reserve account are waived so long as the balance in the TI/LC account remains greater than or equal to $1,000,000. If the balance in the TI/LC reserve falls below $1,000,000 the borrower is required to deposit a monthly amount equal to $37,972 until the balance reaches the cap of $1,500,000.

(3)	The Upfront Other escrow represents $5,514,958 for unfunded obligations reserve related to five tenants (see “—Escrows” below), $3,002,928 for a rent concession reserve related to five tenants (see “—Escrows” below) and $7,130 for deferred maintenance.

(4)	The Mezzanine Loan (as defined below) is interest only for the entire term, is coterminous with the Country Club Plaza Loan (as defined below) and accrues interest at a fixed rate equal to 8.01100% per annum. The Mezzanine Loan was originated on December 7, 2018 and the first monthly payment date is February 6, 2019.

(5)	Other Sources consist of various purchaser credits awarded to the sponsor including, but not limited to, credits for prepaid tenant rent, tenant security deposits and leasing commissions.

■	The Mortgage Loan. The mortgage loan (the “Country Club Plaza Loan”) is evidenced by a note in the original principal amount of $47,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a two-building office property located in Paramus, New Jersey (the “Country Club Plaza Property”). The Country Club Plaza Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) on November 7, 2018 and represents approximately 5.3% of the Initial Pool Balance. The note evidencing the Country Club Plaza Loan has an outstanding principal balance as of the Cut-off Date of $47,000,000 and an interest rate of 5.36000% per annum. The proceeds of the Country Club Plaza Loan along with a $12,200,000 mezzanine loan originated on December 7, 2018, and $17,951,059 of borrower equity were primarily used to purchase the Country Club Plaza Property, fund reserves and pay loan origination costs.

The Country Club Plaza Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Country Club Plaza Loan requires monthly payments of interest only for the entire term. The scheduled maturity date of the Country Club Plaza Loan is the due date in December 2028. Provided that no event of default has occurred and is continuing under the Country Club Plaza Loan documents, at any time after the second anniversary of the securitization closing date, the Country Club Plaza Loan may be defeased with certain “government securities” as permitted under the Country Club Plaza Loan documents. Voluntary prepayment of the Country Club Plaza Loan is permitted on or after the due date occurring in October 2028 without payment of any prepayment premium.

■	The Mortgaged Property. The Country Club Plaza Property is comprised of two office buildings totaling 303,777 SF located at 115 and 117 West Century Road in Paramus, New Jersey. The previous owner acquired the Country Club Plaza Property in 2016 and invested over $18.4 million into the property for capital expenditures and leasing costs, including $3.2 million for common area and amenity upgrades. Amenity upgrades included a new lobby and landings, a shared conference center and new elevator cabs, among others. The two buildings share 1,225 parking spaces which results in a parking ratio of approximately 4 spaces per 1,000 SF. The Country Club Plaza Property was approximately 96.6% leased as of November 1, 2018.

The 115 West Century Road building was built in 1988 and is comprised of 240,016 SF of office space that is approximately 95.7% leased to 18 office tenants. Approximately 51.7% of the net rentable area in the 115 West

LOAN #2: COUNTRY CLUB PLAZA

Century Road building is leased to credit-rated tenants such as Sony Electronics, Merrill Lynch, Canon Business Solutions and First Republic Bank. Amenities include a full-service café, fitness center and newly renovated conference room.

The largest tenant at 115 West Century Road is Sony Electronics (rated BBB- by Fitch, Baa2 by Moody’s and BBB+ by S&P), which signed an 11-year lease for 55,866 SF in August 2017. Sony Electronics pays $27.50 per SF in base rent with 2.5% annual rent increases through lease expiration in May 2029 for 55,217 SF of office space. Sony Electronics also leases 649 SF of storage space at $14.00 per SF in base rent with the same 2.5% annual rent increases through lease expiration. As part of its lease, Sony Electronics received free rent through May 2019, which the lender reserved for at origination. In addition, Sony Electronics has a termination option in year 6 of its lease with 12 months’ notice and payment of an approximately $3.4 million termination fee ($61.28 per SF of Sony Electronics space).

The second largest tenant at 115 West Century Road is Merrill Lynch (rated A+ by Fitch, A3 by Moody’s and A- by S&P), which leases 47,843 SF of office space at a base rental rate of $27.50 per SF with approximately 1.8% annual rent increases through lease expiration in November 2024. Merrill Lynch also leases 705 SF of storage space at $13.00 per SF with no annual increases. The tenant has occupied its space at 115 West Century Road for over 20 years and renewed its lease in July 2017 and expanded its space in November 2017. The tenant has a termination option effective November 30, 2022 with 12 months’ notice and payment of an approximately $1.1 million termination fee ($22.01 per SF of Merrill Lynch space).

The 117 West Century Road building was built in 2008 and is comprised of 63,761 SF of office space leased to a single tenant, Octapharma. Octapharma is moving from its former United States headquarters in Hoboken, New Jersey, to the Country Club Plaza Property and the 117 West Century Road building will serve as its new United States headquarters. Octapharma is a privately owned pharmaceutical company that specializes in the development and distribution of human plasma and proteins. Octapharma serves 113 countries worldwide through its 95 plasma donation centers, six manufacturing sites, and six research and development sites. According to the company’s 2017 annual report, it had 2017 revenues of €1.7 billion, which represents a 7.5% increase year-over-year.

The lease to Octapharma commenced on June 12, 2018, expires on December 31, 2034 and provides for no termination options. As part of the lease agreement, Octapharma received 12 months of free rent that was credited by the seller at closing of the sale and reserved by the lender upon origination of the Country Club Plaza Loan. Octapharma is currently finishing its tenant buildout, which is expected to be completed in the second quarter of 2019. In addition to its tenant improvement allowance of approximately $3.4 million, Octapharma is expected to invest its own capital for the buildout.

LOAN #2: COUNTRY CLUB PLAZA

The following table presents certain information relating to the major tenants at the Country Club Plaza Property:

Ten Largest Owned Tenants(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Octapharma	NR / NR / NR	63,761	21.0%	$1,912,830	22.3%	$30.00	12/31/2034	1, 10-year option
Sony Electronics(4)	BBB- / Baa2 / BBB+	55,866	18.4%	1,786,788	20.9%	$31.98	5/31/2029	2, 5-year options
Merrill Lynch(5)	A+ / A3 / A-	48,548	16.0%	1,435,434	16.8%	$29.57	11/30/2024	2, 5-year options
Nationwide	NR / NR / NR	13,449	4.4%	441,127	5.2%	$32.80	6/30/2023	1, 5-year option
Nuvolo Technologies(6)	NR / NR / NR	11,696	3.9%	329,710	3.9%	$28.19	2/28/2023	1, 5-year option
Gattefosse Corp(7)	NR / NR / NR	11,109	3.7%	313,507	3.7%	$28.22	12/31/2024	2, 5-year options
Canon Business Solutions	NR / Aa3 / AA-	11,096	3.7%	367,850	4.3%	$33.15	3/31/2022	1, 3-year option
Digital Media Solutions	NR / NR / NR	9,038	3.0%	287,182	3.4%	$31.77	9/30/2023	NAP
Bond Street Mortgage	NR / NR / NR	8,944	2.9%	253,339	3.0%	$28.33	3/31/2023	NAP
Altour International	NR / NR / NR	8,739	2.9%	262,170	3.1%	$30.00	5/31/2020	1, 5-year option
Ten Largest Owned Tenants		242,246	79.7%	$7,389,937	86.3%	$30.51
Remaining Tenants		51,147	16.8%	1,173,537	13.7%	$22.94
Vacant		10,384	3.4%	0	0.0%	$0.00
Total / Wtd. Avg. All Tenants(8)		303,777	100.0%	$8,563,474	100.0%	$30.30

(1)	Based on the underwritten rent roll dated November 1, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes $48,960 of contractual rent steps through September 2019 and the present value of rent steps for Merrill Lynch, Sony Electronics and Canon Business Solutions ($410,111).

(4)	Includes 649 SF of storage space that is currently leased to Sony Electronics on a coterminous lease. Sony Electronics pays $32.19 per SF for its leased office space and $14.35 per SF for its leased storage space. Sony Electronics has a one-time option to terminate its lease effective May 31, 2024 with payment of a termination fee equal to $3,423,590.

(5)	Includes 705 SF of storage space that is currently leased to Merrill Lynch on a coterminous lease. Merrill Lynch pays $29.81 per SF for its leased office space and $13.00 per SF for its leased storage space. Merrill Lynch may terminate its lease on November 30, 2022 with at least 12 months’ notice and payment of a termination fee equal to $1,068,566.

(6)	Nuvolo Technologies has a one-time option to terminate its lease effective February 28, 2021 with 12 months’ notice and payment of a termination fee equal to $402,710.

(7)	Includes 200 SF of storage space that is currently leased to Gattefosse Corp on a coterminous lease. Gattefosse Corp pays $28.50 per SF for its leased office space and $13.00 per SF for its leased storage space.

(8)	The Wtd. Avg. UW Base Rent $ per SF calculation excludes 10,741 SF of amenity space.

The following table presents certain information relating to the lease rollover schedule at the Country Club Plaza Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM(3)	10,741	3.5%	3.5%	$0	0.0%	$0.00	0
2019	2,144	0.7	4.2%	61,104	0.7	$28.50	1
2020	10,395	3.4	7.7%	313,506	3.7	$30.16	2
2021	8,493	2.8	10.5%	253,354	3.0	$29.83	2
2022	18,140	6.0	16.4%	570,688	6.7	$31.46	3
2023	56,022	18.4	34.9%	1,683,305	19.7	$30.05	6
2024	59,657	19.6	54.5%	1,748,941	20.4	$29.32	2
2025	0	0.0	54.5%	0	0.0	$0.00	0
2026	0	0.0	54.5%	0	0.0	$0.00	0
2027	0	0.0	54.5%	0	0.0	$0.00	0
2028	0	0.0	54.5%	0	0.0	$0.00	0
2029	64,040	21.1	75.6%	2,019,747	23.6	$31.54	2
2030 & Thereafter	63,761	21.0	96.6%	1,912,830	22.3	$30.00	1
Vacant	10,384	3.4	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(4)	303,777	100.0%		$8,563,474	100.0%	$30.30	19

(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes $48,960 of contractual rent steps through September 2019 and the present value of rent steps for Merrill Lynch, Sony Electronics and Canon Business Solutions ($410,111).

(3)	MTM includes 10,741 of amenity space. The UW Base Rent $ per SF calculation excludes the amenity space for which there is no UW Base Rent.

(4)	The Wtd. Avg. UW Base Rent $ per SF calculation excludes the 10,741 SF of amenity space.

The following table presents certain information relating to historical leasing at the Country Club Plaza Property:

Historical Leased%(1)(2)

	2017	As of 11/1/2018(3)
Owned Space	76.4%	96.6%

(1)	As provided by the borrower and which represents average month-end occupancy for the indicated year unless otherwise specified.

(2)	Limited historical occupancy was provided as the previous owner acquired the Country Club Plaza Property in August 2016.

(3)	Based on the underwritten rent roll dated November 1, 2018.

LOAN #2: COUNTRY CLUB PLAZA

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Country Club Plaza Property:

Cash Flow Analysis(1)(2)

	2017	TTM 9/30/2018	Underwritten	Underwritten $ per SF
Base Rent(3)	$6,165,665	$5,226,028	$8,104,404	$26.68
Contractual Rent Steps(4)	0	0	459,070	1.51
Gross Up Vacancy	0	0	311,520	1.03
Total Reimbursement Revenue	2,503	2,025	828	0.00
Other Income(5)	161,033	168,491	376,675	1.24
Gross Revenue	$6,329,201	$5,396,544	$9,252,497	$30.46
Vacancy & Credit Loss	(614,064)	(1,344,289)	(777,819)	(2.56)
Effective Gross Income	$5,715,137	$4,052,255	$8,474,678	$27.90

Real Estate Taxes	$704,468	$687,884	$721,290	$2.37
Insurance	70,827	60,803	80,670	0.27
Management Fee	186,038	127,648	254,240	0.84
Other Operating Expenses	1,791,878	1,816,609	2,155,592	7.10
Total Operating Expenses	$2,753,211	$2,692,944	$3,211,792	$10.57

Net Operating Income(3)	$2,961,926	$1,359,311	$5,262,886	$17.32
TI/LC	0	0	353,309	1.16
Capital Expenditures	0	0	60,755	0.20
Net Cash Flow	$2,961,926	$1,359,311	$4,848,822	$15.96

Occupancy	76.4%	96.6%(6)	91.6%
NOI Debt Yield	6.3%	2.9%	11.2%
NCF DSCR	1.16x	0.53x	1.90x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Limited historical financial information was provided as the previous owner acquired the Country Club Plaza Property in August of 2016.

(3)	Underwritten Net Operating Income is higher than TTM 9/30/2018 and 2017 Net Operating Income primarily due to lease-up. Underwritten Base Rent is based on actual in-place leases. TTM 9/30/2018 Net Operating Income is lower than 2017 net operating income and underwritten net operating income due to a prior tenant that occupied 100% of the 117 West Century Road building vacating its space upon expiration of its lease in late 2017. In June 2018, Octapharma backfilled all of the space vacated by the prior tenant ($1,912,830 underwritten base rent). Octapharma was given 12 months’ free rent resulting in actual collections being lower than underwritten. Octapharma’s free rent period ends in June 2019 and all outstanding free rent has been reserved by the lender. Additionally, 84,216 SF of space ($2,331,903 in total underwritten base rent) was leased to four tenants (Sony Electronics, Steward Partners Global Advisory, First Republic Bank and Nuvolo Technologies) between October 16, 2017 and June 8, 2018. As such, most of this income is not included in the TTM 9/30/2018 net operating income.

(4)	Includes $48,960 of contractual rent steps through September 2019 and the present value of rent steps for Sony Electronics ($259,007), Merrill Lynch ($110,586) and Canon Business Solutions ($40,518).

(5)	Other Income consists of electrical and overtime HVAC reimbursements.

(6)	Based on the underwritten rent roll dated November 1, 2018.

■	Appraisal. According to the appraisal, the Country Club Plaza Property had an “as-is” appraised value of $76,000,000 as of September 26, 2018.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$76,900,000	N/A	6.50%
Discounted Cash Flow Approach	$76,000,000	8.00%	7.25%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. Based on a Phase I environmental report dated November 21, 2018, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the Country Club Plaza Property.

■	Market Overview and Competition. The Country Club Plaza Property is located in Paramus, New Jersey, within the Paramus/Fairlawn office submarket. Located at 115 and 117 West Century Road, the Country Club Plaza Property is approximately 19 miles to the northwest of midtown Manhattan. The Country Club Plaza Property benefits from regional connectivity via The Garden State Parkway, New Jersey Turnpike, Interstate 80, Interstate 287, and Routes 4, 17, 202, 208, and 46. The Country Club Plaza Property is located adjacent to the entrance ramp of Route 17, which provides access to many of the aforementioned major roadways.

According to the appraisal, the 2017 population within a one-, three- and five-mile radius of the property, was 5,068, 136,982 and 550,708, respectively. The median household income within a one-, three- and five-mile radius of the property was $109,235, $97,802 and $75,409, respectively.

LOAN #2: COUNTRY CLUB PLAZA

According to a separate market report, the submarket for the Country Club Plaza Property is defined as the Route 4/17 office submarket. As of January 4, 2019, the Route 4/17 office submarket contained approximately 6.2 million SF of office space, had a vacancy rate of 12.9% and average asking rents of $28.23 per SF (compared to underwritten base rent of $27.62 per SF at the Country Club Plaza Property). The appraisal identified seven comparable office properties within the submarket when concluding to market rent for the Country Club Plaza. Asking rents for the comparable leases ranged from $26.50 per SF to $35.00 per SF with a mean of approximately $29.83 per SF. Additionally, the appraiser identified four lease comparables which are detailed in the table below. The appraiser concluded to a market rent of $30.00 per SF. The Country Club Plaza Property has a weighted average underwritten base rent per SF of $27.62 (exclusive of rent steps).

The following table presents certain information relating to comparable leases for the Country Club Plaza Property:

Office Lease Comparables(1)

Property Name	Property Location	Tenant Name	Lease Date	GLA (SF)	Lease Term (years)	Base Rent per SF	Lease Type
Country Club Plaza Property(2)	Paramus, NJ	Various	Various	Various	14.8(3)	$27.62(3)	Mod. Gross
61 South Paramus Street	Paramus, NJ	Sterling National Bank	9/2017	4,708	5.0	$29.00	Mod. Gross
45 Eisenhower Drive	Paramus, NJ	Smart Sites	5/2017	2,757	6.2	$23.00	Mod. Gross
461 From Road	Paramus, NJ	RSM Maintenance, LLC	2/2017	3,755	6.8	$27.54	Mod. Gross
Paramus Plaza I	Paramus, NJ	Commeta, Inc.	1/2017	1,800	5.0	$28.00	Mod. Gross

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated November 1, 2018.

(3)	Represents the weighted-average lease term (years) and weighted average underwritten base rent per SF (exclusive of rent steps) for the Country Club Plaza tenants.

The following table presents certain information relating to sales comparables for the Country Club Plaza Property:

Office Building Sales Comparables(1)

Property Name	Property Location	Rentable Area (SF)	Sale Date	Sale Price (in millions)	Cap Rate	Sale Price per SF
Somerset Financial	Bedminster, NJ	230,000	7/2018	$57.9	6.10%	$251.74
Landmark III	Secaucus, NJ	445,060	7/2017	$115.0	6.50%	$258.39
1776 On the Green	Morristown, NJ	145,262	1/2017	$32.1	7.00%	$220.64
100 Plaza Drive	Secaucus, NJ	265,000	10/2016	$62.0	N/A	$233.96
Polygon Plaza	Fort Lee, NJ	86,489	9/2016	$22.0	N/A	$254.37

(1)	Source: Appraisal.

■	The Borrower. The borrower is CCP Owner LLC, a single purpose entity structured to be bankruptcy remote. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Country Club Plaza Loan. The non-recourse carveout guarantors are Joel Gluck and Nathan Indig.

Joel Gluck, the president of Park Management Inc., owns and manages approximately 28 buildings which include approximately 2,459 multifamily units, 14 commercial spaces and approximately 287,000 SF of parking garage space across New York City’s five boroughs.

■	Escrows. In connection with the origination of the Country Club Plaza Loan, the borrower funded reserves of (i) $126,226 for real estate taxes, (ii) $14,117 for insurance, (iii) $1,500,000 for TI/LC, (iv) $7,130 for deferred maintenance, (v) $5,514,958 for unfunded obligations and (vi) $3,002,928 for free rent.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the Country Club Plaza Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates (initially $63,113) will be necessary to pay taxes over the then succeeding 12-month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates (initially $7,059) will be necessary to cover premiums over the then succeeding 12-month period, (iii) a replacement reserve in an amount equal to $5,063, and (iv) if the TI/LC reserve drops below $1,000,000, a TI/LC rollover reserve equal to $37,972 subject to a cap of $1,500,000.

■	Lockbox and Cash Management. The Country Club Plaza Loan documents require a hard lockbox and in-place cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by the lender. All funds in the clearing account are required to be transferred on each business day into a

LOAN #2: COUNTRY CLUB PLAZA

cash management account controlled by the lender and disbursed in accordance with the loan documents. Funds in the cash management account are required to be disbursed for payment of taxes, insurance premiums, debt service and other amounts under the Country Club Plaza Loan documents, mezzanine debt service (to the extent no event of default is continuing under the County Club Plaza Loan documents), and operating expenses and to fund reserves, and excess cash in the cash management account is (x) provided no Trigger Period (as defined below) is continuing, required to be disbursed to the borrower in accordance with the Country Club Plaza loan documents, and (y) if a Trigger Period is continuing, (i) as a result of only a Mezzanine Cash Sweep Period (as defined below), deposited with the Mezzanine Lender (as defined below), or (ii) for any reason other than a Mezzanine Cash Sweep Period, held by the lender as collateral and disbursed in accordance with the Country Club Plaza loan documents. Upon an event of default under the Country Club Plaza Loan documents, the lender can apply funds in such order of priority as it may determine.

A “Trigger Period” will commence upon the occurrence of (i) an event of default, (ii) the debt service coverage ratio being less than 1.20x, (iii) the commencement of a Specified Tenant Trigger Period (as defined below), or (iv) the occurrence of a Mezzanine Cash Sweep Period (as defined below), and will end, (a) with respect to clause (i) upon a cure related to the event of default, (b) with respect to clause (ii) if the debt service coverage ratio is at least 1.20x for one calendar quarter, (c) with respect to clause (iii) if the Specified Tenant Trigger Period ceases to exist, and (d) with respect to clause (iv), upon the expiration of the Mezzanine Cash Sweep Period.

“Mezzanine Cash Sweep Period” means a period (A) commencing on the Mezzanine Lender’s (as defined below) delivery of a written notice to the lender stating that (i) an event of default has occurred and is continuing under the Mezzanine Loan documents and/or (ii) the Mezzanine Lender is entitled to sums pursuant to the Mezzanine Loan documents in excess and/or addition to the mezzanine debt service and (B) expiring upon the Mezzanine Lender’s delivery of a written notice to the lender stating that (x) with regard to any Mezzanine Cash Sweep Period commenced in connection with clause (i) above, the applicable Mezzanine Loan event of default has been cured or waived by the Mezzanine Lender and no Mezzanine Loan event of default is ongoing, (y) with regard to any Mezzanine Cash Sweep Period commenced in connection with clause (ii) above, the Mezzanine Lender is no longer entitled to such sums and the only amounts due and payable pursuant to the terms of the Mezzanine Loan documents are the mezzanine debt service or (z) the earlier to occur of a foreclosure of Mezzanine Lender’s rights or the Mezzanine Loan being paid in full.

“Specified Tenant” means, as applicable, (i) Octapharma, (ii) Sony Electronics, (iii) Merrill Lynch, (iv) any tenant pursuant to a lease replacing the foregoing, (v) any tenant whose lease, individually or when aggregated with all other leases at the Country Club Plaza Property with the same tenant or any affiliate of such tenant, which either (a) accounts for 15.0% or more of total rental income for the respective Country Club Plaza Property or (b) demises 15.0% or more of the respective Country Club Plaza Property’s rentable square feet or (vi) any guarantor of the foregoing tenants.

“Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) a Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), or failing to operate its business during customary business hours in the Specified Tenant Space (or applicable portion thereof), (iii) a Specified Tenant giving notice that it is terminating its lease for all or any portion of the applicable Specified Tenant space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of a Specified Tenant and (vi) a Specified Tenant failing to extend or renew the applicable Specified Tenant lease for a minimum term of at least five years, on or prior to the earlier of (I) the end of the notice period granted under the applicable lease for the exercise of the applicable renewal or extension option and (II) twelve months prior to the expiration of such lease and (B) expiring upon the first to occur of (1) the satisfaction of the cure of the applicable trigger in accordance with the Country Club Plaza Loan documents or (2) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) in accordance with the applicable terms and conditions set forth in the Country Club Plaza Loan documents, the applicable tenant under each such lease being in actual, physical occupancy of the space demised under its lease and paying the full, unabated amount of the rent due under its lease; provided, however, with respect to Octapharma, the trigger described in clause (A)(ii) above will not occur as a result of its build out, during the period commencing on the loan origination date and ending six months following loan origination, and further provided that no Specified Tenant Trigger Period will commence unless the debt service coverage ratio, calculated without giving effect to the rent from the applicable Specified Tenant, is less than 1.20x.

LOAN #2: COUNTRY CLUB PLAZA

■	Property Management. The Country Club Plaza Property is managed by CBRE, Inc., an unaffiliated third party property manager. Provided that no event of default is occurring under the Country Club Plaza Loan documents and the same is permitted under the Mezzanine Loan (as defined below) documents and will not give rise to a termination right, right of first refusal, first offer or any other similar right, cause any termination fees to be due or would cause a material adverse effect to occur under the declaration of covenants, restrictions and easements recorded against the Country Club Plaza Property, the borrower may replace the property manager with a person reasonably approved by the lender, which approval may be subject to receipt of a rating agency confirmation, engaged pursuant to a management agreement approved by the lender. The lender may require the borrower to replace the manager with an unaffiliated manager selected by the borrower that meets the requirements for a qualified manager set forth in the Country Club Plaza Loan documents upon the occurrence of: (i) the insolvency of or commencement of insolvency or bankruptcy proceedings involving the manger that is not dismissed within 90 days of the filing thereof or any voluntary bankruptcy or insolvency proceeding involving the manager, (ii) a Trigger Period occurs and is continuing, (iii) the debt service coverage ratio is less than 1.20x, (iv) if at any time the manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds or (v) a default by the manager under the management agreement beyond all applicable notice and cure periods.

■	Current Mezzanine or Secured Subordinate Indebtedness. Approximately 30 days following the funding of the Country Club Plaza Loan, Safety National Casualty Corporation (the “Mezzanine Lender”) funded a mezzanine loan in the amount of $12,200,000 to 115-117 CCP LLC (the “Mezzanine Loan”). The Mezzanine Loan carries an interest rate of 8.01100% per annum and is coterminous with the Country Club Plaza Loan. The Country Club Plaza Loan is subject to an intercreditor agreement. Based on the total combined debt of $59,200,000, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NCF and Debt Yield Based on Underwritten NOI are illustrated below:

Financial Information

	Country Club Plaza Loan	Country Club Plaza Total Debt
Cut-off Date Balance	$47,000,000	$59,200,000
Cut-off Date LTV Ratio	61.8%	77.9%
Maturity Date LTV Ratio	61.8%	77.9%
DSCR Based on Underwritten NCF	1.90x	1.37x
Debt Yield Based on Underwritten NOI	11.2%	8.9%

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The Country Club Plaza Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Country Club Plaza Property with no deductible in excess of $25,000 and business rents loss coverage for a period of not less than 18 months, plus six months of extended indemnity. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #3: plymouth corporate center

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GACC
Location (City/State)	Plymouth, Minnesota	Cut-off Date Balance		$47,000,000
Property Type	Office	Cut-off Date Balance per SF		$77.59
Size (SF)	605,767	Percentage of Initial Pool Balance		5.3%
Total Occupancy as of 10/6/2018	98.2%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/6/2018	98.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	1973 / 2015	Mortgage Rate		4.99000%
Appraised Value	$69,100,000	Original Term to Maturity (Months)		120
Appraisal Date	7/13/2018	Original Amortization Term (Months)		360
Borrower Sponsors	Dennis J. Doyle and Gerald T. Jokerst, Jr.	Original Interest Only Period (Months)	60
Property Management	Wildamere Capital Management, LLC	First Payment Date	2/6/2019
		Maturity Date	1/6/2029

Underwritten Revenues	$11,065,980
Underwritten Expenses	$5,671,713	Escrows(1)
Underwritten Net Operating Income (NOI)	$5,394,267		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,667,346	Taxes	$640,792	$160,198
Cut-off Date LTV Ratio	68.0%	Insurance	$0	$0
Maturity Date LTV Ratio	62.7%	Replacement Reserve	$0	$10,096
DSCR Based on Underwritten NOI / NCF	1.78x / 1.54x	TI/LC(2)	$126,406	$12,620
Debt Yield Based on Underwritten NOI / NCF	11.5% / 9.9%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$47,000,000	100.0%	Loan Payoff	$45,136,082	96.0%
			Reserves	767,198	1.6
			Closing Costs	747,122	1.6
			Principal Equity Distribution	349,598	0.7
Total Sources	$47,000,000	100.0%	Total Uses	$47,000,000	100.0%

(1)	See “—Escrows” below.
(2)	Upon the largest tenant, TCF National Bank, renewing their lease or upon TCF National Bank’s space being re-tenanted for a period of at least five years, the TI/LC reserve account will be subject to a cap of $1,000,000.

■	The Mortgage Loan. The mortgage loan (the “Plymouth Corporate Center Loan”) is secured by a first mortgage encumbering the borrower’s fee simple interest in an office building located in Plymouth, Minnesota (the “Plymouth Corporate Center Property”). The Plymouth Corporate Center Loan has an outstanding principal balance as of the Cut-off Date of $47,000,000 and represents approximately 5.3% of the Initial Pool Balance. The Plymouth Corporate Center Loan accrues interest at a rate of 4.99000% per annum. The proceeds of the Plymouth Corporate Center Loan were primarily used to refinance the existing debt on the Plymouth Corporate Center Property, fund reserves, pay closing costs and return equity to the sponsor.

The Plymouth Corporate Center Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Plymouth Corporate Center Loan requires interest only payments for the first 60 payment periods followed by monthly payments of principal and interest to amortize the Plymouth Corporate Center Loan on a 30-year amortization schedule. The scheduled maturity date of the Plymouth Corporate Center Loan is the due date in January 2029. Provided no event of default has occurred and is continuing, at any time after the date that is two years after the closing date of the securitization, the Plymouth Corporate Center Borrower (as defined below) has the right to defease the Plymouth Corporate Center Loan in whole, but not in part. The Plymouth Corporate Center Loan is prepayable without penalty on or after October 6, 2028.

■	The Mortgaged Property. The Plymouth Corporate Center Property is a 605,767 SF two-story Class B office building in Plymouth, Minnesota, approximately 10 miles west of the Minneapolis central business district (“CBD”). The Plymouth Corporate Center Property was originally constructed in 1973 and most recently renovated in 2015. The Plymouth Corporate Center Property consists of 504,640 SF of office space (83.3% of NRA), 72,548 SF of industrial space (12.0% of NRA) and 20,734 SF of storage space (3.4% of NRA), with the remaining 7,845 SF utilized as common space. Since acquiring the Plymouth Corporate Center Property in April 2015, the sponsor has invested approximately $1.5 million in capital expenditures and $3.7 million in TI/LCs. Amenities include a full-service cafeteria with deli and grill, a fitness center with locker rooms and showers, an on-site convenience store, bank branch, free parking, an adjacent daycare facility, and conference and training rooms. The warehouse and loading areas are situated on the westerly portion of the building and includes 14 dock doors, one of which is a drive up ramp for the parking garage. The Plymouth Corporate Center Property consists of 2,444 surface and garage parking spaces equating to approximately 4.03 spaces per 1,000 SF.

LOAN #3: plymouth corporate center

As of October 6, 2018, the Plymouth Corporate Center Property was 98.2% occupied by four tenants, of which the top two tenants are investment grade, representing 82.8% of the total NRA. Since 2016, the Plymouth Corporate Center has an average occupancy rate of 97.4% through October 6, 2018.

The largest tenant, TCF National Bank (“TCF”) (S&P: BBB), leases a total of 437,186 SF (72.2% of NRA) through December 2025. TCF is the principal subsidiary of TCF Financial Corporation, a national bank holding company (NYSE:TCF). Founded in 1923, TCF operates bank branches in Illinois, Minnesota, Michigan, Colorado, Wisconsin, Arizona and South Dakota, providing financial services, full-service supermarket branches, access to automated teller machine networks and digital banking channels. Through its direct subsidiaries, TCF also provides a full range of consumer finance and commercial services, including providing consumer banking services in 46 states, commercial banking services in 34 states, commercial leasing and equipment financing in all 50 states and commercial inventory financing in all 50 states and Canada. As of September 30, 2018, TCF had $22.9 billion in total assets across 315 bank branches.

TCF has been in occupancy since 2014 and utilizes the Plymouth Corporate Center Property as its corporate headquarters. TCF has expanded its leased space multiple times since initial occupancy, including twice in 2015 (15,692 SF and 20,160 SF) and most recently in 2017 by 38,174 SF. TCF’s departments at the Plymouth Corporate Center Property include, among others: lending collections, commercial lending, retail bank operations, accounting, internal audit/risk, contact center and central filing. This location has in excess of 1,800 employees with no remaining excess space. TCF has two, 5-year extension options remaining, with 12 months’ prior written notice. Additionally, TCF has a (i) one-time first option to purchase the Plymouth Corporate Center Property in its entirety in the event the Plymouth Corporate Center Borrower sells its entire fee interest in the Plymouth Corporate Center Property, and (ii) an ongoing right of first offer to lease available space in the building. TCF has the following two rights to contract its leased space, in each case with at least 12 months’ notice: (i) on or around December 31, 2020, by 20,641 SF constituting Suite 150, and (ii) on or around December 31, 2022, by either (a) 20,641 SF constituting Suite 150 (if not already exercised pursuant to clause (i)) or (b) not more than 20,000 SF of space mutually acceptable to TCF and the Plymouth Corporate Center Borrower (as defined below) (which contraction right described in clause (ii)(b) may be exercised if the contraction right in clause (i) is exercised).

The second largest tenant, Comm-Works, leases a total of 65,356 SF (10.8% of NRA) through February 2027. Founded in 1995, Comm-Works is an IT project management and solutions firm that provides retail technology integration and lifecycle management services. Comm-Works is based in Minneapolis, Minnesota, and the company provides project management, assessment and design, procurement, configuration and staging, deployment and installation, depot repair, decommission and recycle, and consultation/professional services. The company serves Fortune 1000 companies in retail, quick service restaurants, finance and insurance, healthcare, manufacturing, business services, and federal government industries across the globe. With a network spanning across more than 100 countries and consisting of over 20,000 technicians, some of the Comm-Works clients include the U.S. Army, IKEA, Farmers Insurance, Pitney Bowes, Marriott, and Cargill. Comm-Works has two, 5-year extension options remaining with nine months’ prior written notice. Additionally, the tenant has a right of first offer to lease any space immediately adjacent to its premises. Comm-Works has the one-time right to terminate its lease effective as of February 29, 2024, with delivery of notice on or before May 31, 2023 and payment of a termination fee equal to $172,000.

The third largest tenant, Meritain Health (Aetna) (“Meritain Health”), leases a total of 64,095 SF (10.6% of NRA) through October 2023. Meritain Health is a subsidiary of Aetna Health Management, Inc. (“Aetna”) (NYSE: AET, Fitch: BBB, Moody’s: Baa2, S&P: BBB). Meritain Health is a division of Prodigy Health Group, an independent third-party administrator of self-funded health plans, which was acquired by Aetna in 2011. Meritain Health was founded in 1983 and offers employers comprehensive, integrated wellness and cost management services, full medical, prescription, wellness, dental, vision and consumer-directed health plan, as well as medical management, stop loss, and comprehensive network strategies. The company has 12 service centers and a total of 49 offices across the United States.

Meritain Health has been in occupancy since 2010 and recently expanded by 14,261 SF in 2017. Meritain Health’s departments at the Plymouth Corporate Center Property include Aetna information systems, Meritain Health operations, including client onboarding and renewal, client advocacy, claims operations, network and provider operations, quality assurance and audit, front end operations/pre-processing, client accounting and cost management solutions. Meritain Health has one, 5-year extension option remaining with nine months’ prior written notice. Additionally, the tenant has a right of first refusal to lease Suite 250 (16,258 SF). Meritain Health has no remaining termination options.

LOAN #3: plymouth corporate center

The following table presents certain information relating to the major tenants at the Plymouth Corporate Center Property:

Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P) (2)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
TCF National Bank(3)	NR / NR / BBB	437,186	72.2%	$4,020,367	73.4%	$9.20	12/31/2025	2, 5-year options
Meritain Health (Aetna)	BBB / Baa2 / BBB	64,095	10.6	779,150	14.2	$12.16	10/31/2023	1, 5-year option
Comm-Works(4)	NR / NR / NR	65,356	10.8	476,010	8.7	$7.28	2/28/2027	2, 5-year options
LLSC Holdings Corp	NR / NR / NR	20,208	3.3	203,652	3.7	$10.08	1/31/2023	1, 5-year option
Largest Owned Tenants(5)		586,845	96.9%	$5,479,179	100.0%	$9.54
Amenities(6)		7,845	1.3	0	0.0	$0.00
Vacant		11,077	1.8	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants(5)(6)		605,767	100.0%	$5,479,179	100.0%	$9.54

(1)	Based on the underwritten rent roll dated October 6, 2018.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	TCF has the following two rights to contract its leased space, in each case with at least 12 months’ notice: (i) on or around December 31, 2020, by 20,641 square feet constituting Suite 150, and (ii) on or around December 31, 2022, by either (a) 20,641 square feet constituting Suite 150 (if not already exercised pursuant to clause (i)) or (b) 20,000 square feet of space mutually acceptable to TCF and the Plymouth Corporate Center Borrower (which contraction right described in clause (ii)(b) may be exercised if the contraction right in clause (i) is exercised).
(4)	Comm-Works has the right to terminate its lease effective as of February 29, 2024, with delivery of notice on or before May 31, 2023 and payment of a termination fee equal to $172,000.
(5)	The UW Base Rent $ per SF excludes 12,312 SF of storage space for TCF with no attributable UW Base Rent.
(6)	Amenities is inclusive of approximately 7,845 SF for conference room space and a convenience store. These spaces are represented as occupied square footage with no attributable UW Base Rent. UW Base Rent $ per SF is calculated net of Tenant GLA associated with such amenity space.

The following table presents certain information relating to the lease rollover schedule at the Plymouth Corporate Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants(2)
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	$0	0.0	$0.00	0
2020	0	0.0	0.0%	$0	0.0	$0.00	0
2021	0	0.0	0.0%	$0	0.0	$0.00	0
2022	0	0.0	0.0%	$0	0.0	$0.00	0
2023	84,303	13.9	13.9%	$982,802	17.9	$11.66	2
2024	0	0.0	13.9%	$0	0.0	$0.00	0
2025	437,186	72.2	86.1%	$4,020,367	73.4	$9.20	1
2026	0	0.0	86.1%	$0	0.0	$0.00	0
2027	65,356	10.8	96.9%	$476,010	8.7	$7.28	1
2028	0	0.0	96.9%	$0	0.0	$0.00	0
2029	0	0.0	96.9%	$0	0.0	$0.00	0
2030 & Thereafter(2)	7,845	1.3	98.2%	$0	0.0	$0.00	0
Vacant	11,077	1.8	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(2)(3)	605,767	100.0%		$5,479,179	100.0%	$9.54	4

(1)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(2)	2030 & Thereafter is inclusive of approximately 7,845 SF associated with amenities that include conference room space and a convenience store. These spaces are represented as occupied square footage with no attributable UW Base Rent. UW Base Rent $ per SF is calculated net of Tenant GLA associated with such amenity space.
(3)	The UW Base Rent $ per SF excludes 12,312 SF of storage space for TCF with no attributable UW Base Rent.

The following table presents certain information relating to historical leasing at the Plymouth Corporate Center Property:

Historical Leased %(1)

	2015(2)	2016	2017	As of 10/6/2018(3)
Owned Space	36.0%	96.0%	96.4%	98.2%

(1)	As provided by the Plymouth Corporate Center Borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.
(2)	2015 occupancy reflects the occupancy at acquisition of the Plymouth Corporate Center Property. At acquisition in April 2015, the Plymouth Corporate Center Property was approximately 36.0% occupied due to Carlson Companies (previous owner of Plymouth Corporate Center Property) vacating approximately 307,000 SF in 2013. The vacated space was held off the market for the TCF lease, which was executed in April 2014.
(3)	Based on the underwritten rent roll dated October 6, 2018.

LOAN #3: plymouth corporate center

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Plymouth Corporate Center Property:

Cash Flow Analysis(1)

	2016	2017	TTM 9/30/2018	Underwritten	Underwritten $ per SF
Base Rent	$4,998,469	$4,752,086	$5,200,363	$5,479,179	$9.05
Contractual Rent Steps(2)	0	0	0	453,192	0.75
Gross Up Vacancy	0	0	0	226,621	0.37
Total Reimbursement Revenue	4,291,951	4,534,297	4,810,410	5,331,305	8.80
Other Income	159,758	149,493	158,103	158,103	0.26
Gross Revenue	$9,450,179	$9,435,876	$10,168,876	$11,648,400	$19.23
Vacancy & Credit Loss	0	0	0	(582,420)	(0.96)
Effective Gross Income	$9,450,179	$9,435,876	$10,168,876	$11,065,980	$18.27

Real Estate Taxes	$987,289	$1,802,191	$1,850,335	$1,910,685	$3.15
Insurance	42,634	45,539	55,275	54,550	0.09
Management Fee	387,398	384,671	413,089	442,639	0.73
Other Operating Expenses	2,963,319	3,090,968	3,345,725	3,263,839	5.39
Total Operating Expenses	$4,380,640	$5,323,369	$5,664,424	$5,671,713	$9.36

Net Operating Income(3)	$5,069,539	$4,112,507	$4,504,452	$5,394,267	$8.90
TI/LC	0	0	0	605,767	1.00
Capital Expenditures	1,760	39,765	50,785	121,153	0.20
Net Cash Flow	$5,067,779	$4,072,742	$4,453,667	$4,667,346	$7.70

Occupancy(4)(5)	96.0%	96.4%	98.2%	95.0%
NOI Debt Yield	10.8%	8.8%	9.6%	11.5%
NCF DSCR(6)	1.68x	1.35x	1.47x	1.54x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Includes contractual rent steps through November 1, 2019 and straight line rent steps for TCF and Meritain Health.
(3)	The increase in Underwritten Net Operating Income is attributed to the largest tenant, TCF, expanding its space at the Plymouth Corporate Center Property.
(4)	TTM 9/30/2018 occupancy is based on the underwritten rent roll as of October 6, 2018.
(5)	The underwritten economic vacancy is 5.0%.
(6)	The NCF DSCR is based on the amortizing monthly debt servicing payments after the initial interest only period.

■	Appraisal. According to the appraisal, the Plymouth Corporate Center had an “as-is” appraised value of $69,100,000 as of July 13, 2018.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$69,400,000	N/A	7.25%
Discounted Cash Flow Analysis	$68,700,000	8.25%	N/A

■	Environmental Matters. The Phase I environmental report dated August 13, 2018, did not identify any evidence of recognized environmental conditions at the Plymouth Corporate Center Property.

■	Market Overview and Competition. The Plymouth Corporate Center Property is located in Plymouth, Minnesota, approximately 10 miles west of the Minneapolis CBD. Primary regional access to the Plymouth Corporate Center Property is provided by Interstate 494, which joins with Interstate 694 to form a loop encompassing the Twin Cities of Minneapolis and St. Paul. The Plymouth Corporate Center Property is approximately 1 mile west of US Highway 55, which provides direct access to the Minneapolis CBD and the northwestern suburbs of the city. According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius of the Plymouth Corporate Center Property was 4,114, 57,793 and 173,627, respectively. The estimated 2017 average household income within a one-, three- and five-mile radius of the Plymouth Corporate Center Property was $116,427, $123,770 and $115,912, respectively.

According to the appraisal, the Plymouth Corporate Center Property is located in the West/Northwest submarket within the Twin Cities office market. As of the first quarter of 2018, the West/Northwestern submarket contained approximately 11,740,000 SF of office space. As of the first quarter of 2018, the West/Northwestern submarket had an overall vacancy rate of 17.6% and average asking rents of $24.28 per SF. The appraisal identified six comparable office leases in the submarket in buildings ranging in size from 43,426 SF to 340,258 SF. Asking rents for the comparable leases ranged from $9.25 per SF to $17.25 per SF with a weighted average asking rent of approximately

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$10.27 per SF. The appraisal concluded a NNN office market rent of $10.50 which is in line with underwritten base rent PSF on the Plymouth Corporate Center Property.

The following table presents certain information relating to lease comparables for the Plymouth Corporate Center Property:

Office Lease Comparables(1)

Property Name	City, State	Year Built	Total GLA (SF)	Tenant Name	Term (Yrs)	Lease Area (SF)	Initial Annual Base Rent PSF	Lease Type
Plymouth Corporate Center	Plymouth, MN	1973	605,767	Various	Various	Various	$9.54(2)	Net
Northwest Business Campus I	Plymouth, MN	1983	84,765	Confidential	5.0	27,204	$10.00	Net
Prairie View Office Building	Eden Prairie, MN	1993	43,426	Ametek	8.0	15,550	$9.25	Net
West Bloomington Tech Park	Bloomington, MN	2002	63,463	Confidential	10.0	51,770	$9.75	Net
605 Waterfront Park	Plymouth, MN	1989	207,598	Carlson Advisors	7.4	12,075	$16.75	Net
505 Waterford	Plymouth, MN	1987	257,508	Wealth Enhancement Group	5.3	27,622	$17.25	Net
West Metro	NA	1986	340,258	Confidential	15.0	340,258	$9.62	Net

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 6, 2018.

■	The Borrower. The borrower for the Plymouth Corporate Center Loan is TFO REVA Wildamere PCC Property, LLC, a Delaware limited liability company and a special purpose entity with two independent directors (the “Plymouth Corporate Center Borrower”). Legal counsel to the Plymouth Corporate Center Borrower delivered a non-consolidation opinion in connection with the origination of the Plymouth Corporate Center Loan. Dennis J. Doyle and Gerald T. Jokerst, Jr. are the non-recourse carveout guarantors under the Plymouth Corporate Center Loan.

Dennis J. Doyle and Gerald T. Jokerst Jr. are partners at Wildamere Properties LLC (“Wildamere”). At Wildamere, Mr. Doyle serves as Chief Executive Officer, and Mr. Jokerst serves as President. Wildamere is a privately held commercial real estate ownership company headquartered in Edina, Minnesota. Wildamere currently holds ownership of an approximately 10 million SF portfolio of industrial, office, and retail properties located primarily in the Minneapolis and St. Paul region of Minnesota and across the Midwest and Southeast U.S. Wildamere also holds ownership interest in multifamily, senior housing, and hotel assets totaling approximately 2,000 units located in Minnesota, Michigan, Ohio and Florida. Through its wholly owned subsidiary, Wildamere Capital Management LLC, Wildamere provides acquisition, capital and asset management, consulting and advisory, credit enhancement, real estate development, and acquisition sourcing for section 1031 tax strategies for its partners and clients.

■	Escrows. In connection with the origination of the Plymouth Corporate Center Loan, the Plymouth Corporate Center Borrower funded reserves of (i) $640,792 for real estate taxes and (ii) $126,406 for tenant improvements and leasing commissions.

The Plymouth Corporate Center Loan documents require monthly reserve deposits for real estate taxes in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months, initially $160,198. The Plymouth Corporate Center Loan documents do not require ongoing monthly escrows for insurance premiums as long as the Plymouth Corporate Center Borrower provides the lender with evidence that the Plymouth Corporate Center Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect. The Plymouth Corporate Center Loan documents require monthly reserve deposits for capital expenditures in an amount equal to $10,096. The Plymouth Corporate Center Loan documents require monthly reserve deposits for tenant improvements and leasing commissions in an amount equal to (i) $12,620 on each monthly payment date until and including the monthly payment date in January 2020, (ii) $25,240 commencing with the monthly payment date in February 2020 until and including the monthly payment date in January 2021, (iii) $37,860 commencing with the monthly payment date in February 2021 until and including the monthly payment date in January 2022 and (iv) $50,481 commencing with the monthly payment date in February 2022 and on each monthly payment date thereafter. Upon TCF renewing their lease or upon TCF’s space being re-tenanted for a period of at least five years, the TI/LC reserve account will be subject to a cap of $1,000,000.

■	Lockbox and Cash Management. The Plymouth Corporate Center Loan is structured with a hard lockbox and springing cash management. All tenants at the Plymouth Corporate Center Property are required to pay all rents directly into a lender-controlled lockbox account. All funds received by the Plymouth Corporate Center Borrower or the manager are required to be deposited in the lockbox account within two business days following receipt. Funds on deposit in the lockbox account are required to be swept daily into the Plymouth Corporate Center Borrower’s operating account unless a Trigger Period (as defined below) is continuing. During a Trigger Period, funds are

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required to be swept on a daily basis into the deposit account controlled by the lender and applied and disbursed in accordance with the Plymouth Corporate Center Loan documents.

A “Trigger Period” will commence upon the occurrence of (i) an event of default, (ii) the commencement of a Low Debt Service Period (as defined below) or (iii) the commencement of a Lease Sweep Period (as defined below); and will end if, (A) with respect to a Trigger Period continuing pursuant to clause (i), the applicable event of default has been cured and such cure has been accepted by the lender, (B) with respect to a Trigger Period continuing due to clause (ii), the Low Debt Service Period has ended, or (C) with respect to a Trigger Period continuing due to clause (iii), such Lease Sweep Period has ended (and in the case of each of clause (A), (B) and (C), no other Trigger Period is then continuing).

A “Low Debt Service Period” will commence if as of the last day of any calendar quarter, the debt service coverage ratio is less than 1.20x and will end if the Plymouth Corporate Center Property has achieved a debt service coverage ratio of at least 1.25x for two consecutive calendar quarters, as determined by the lender.

A “Lease Sweep Period” will commence on the first monthly payment date following the occurrence of any of the following: (a) with respect to each Lease Sweep Lease (as defined below) upon the earliest to occur of (i) (X) June 30, 2023 with respect to the TCF lease and (Y) with respect to any other Lease Sweep Lease, the date that is 30 months prior to its earliest stated expiration date, or (ii) (X) December 31, 2024, with respect to the TCF lease and (Y) with respect to any other Lease Sweep Lease, upon the date required under such Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder and such renewal has not been so exercised, (b) upon the receipt of notice from any tenant under a Lease Sweep Lease exercising any right to terminate its Lease Sweep Lease, (c) the date that a Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date, or upon the receipt of written notice from any tenant under a Lease Sweep Lease of its intent to effect an early termination, early cancellation or early surrender of its Lease Sweep Lease, (d) the date that any tenant under a Lease Sweep Lease goes dark or gives notice of its intention to go dark, (e) upon a default under a Lease Sweep Lease, (f) upon the occurrence of an insolvency proceeding of a tenant under a Lease Sweep Lease or its direct or indirect parent company, or (g) the decline in credit rating of a tenant under a Lease Sweep Lease below “BBB-” or equivalent by any rating agency.

A Lease Sweep Period will end on the date: (A) in the case of each of clause (a),(b),(c) and (d) above, either the tenant under such lease has exercised its renewal option under its lease (if applicable) or the entire space demised under the applicable lease has been relet pursuant to qualified leases (based on parameters set forth in the Plymouth Corporate Center Loan documents) and, in either case, the lender has determined that sufficient funds have accumulated in the lease sweep reserve account to re-tenant such leased space, (B) in the case of clause (e) above, the subject default has been cured, and no other monetary or material non-monetary default under such Lease Sweep Lease occurs for three consecutive months following such cure, (C) in the case of clause (f) above, the applicable insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned or (D) in the case of clause (g) above, if the credit rating of the tenant under a Lease Sweep Lease has been restored to at least “BBB-” or equivalent by any rating agency.

A “Lease Sweep Lease” means (i) the TCF lease or (ii) any replacement lease that covers a majority of the applicable Lease Sweep Space (as defined below) demised under the TCF lease.

A “Lease Sweep Space” means the space demised under a Lease Sweep Lease.

■	Property Management. The Plymouth Corporate Center Property is managed by Wildamere Capital Management, LLC, an affiliate of the Plymouth Corporate Center Borrower.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The Plymouth Corporate Center Loan documents require that the “all risk” insurance policy required to be maintained by the Plymouth Corporate Center Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Plymouth Corporate Center Property plus business interruption coverage in an amount equal to 100% of the projected gross income for the applicable property until the completion of restoration or the expiration of 18 months, with 6-month extended period of indemnity. If the Terrorism Risk Insurance Program

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Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the Plymouth Corporate Center Borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist; provided, however, the Plymouth Corporate Center Borrower is not required to pay premiums for such terrorism insurance in excess of an amount equal to two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the Plymouth Corporate Center Loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	4	Loan Seller	CREFI
Location (City/State)(1)	Various	Cut-off Date Balance(5)	$36,500,000
Property Type(1)	Various	Cut-off Date Balance per SF(4)	$170.96
Size (SF)	435,763	Percentage of Initial Pool Balance	4.1%
Total Occupancy as of 2/6/2019(2)	98.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 2/6/2019(2)	98.4%	Type of Security(6)	Various
Year Built / Latest Renovation(1)	Various / NAP	Mortgage Rate	5.08000%
Appraised Value(1)	$113,250,000	Original Term to Maturity (Months)	120
Appraisal Date(1)	Various	Original Amortization Term (Months)	NAP
Borrower Sponsor	Kawa Capital Partners LLC	Original Interest Only Period (Months)	120
Property Management(3)	Various	First Payment Date	1/6/2019
Maturity Date	12/6/2028

Underwritten Revenues	$11,284,065
Underwritten Expenses	$3,954,386	Escrows(7)
Underwritten Net Operating Income (NOI)	$7,329,679	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,080,263	Taxes	$0	$0
Cut-off Date LTV Ratio(4)	65.8%	Insurance	$63,812	$12,762
Maturity Date LTV Ratio(4)	65.8%	Replacement Reserve	$0	$6,188
DSCR Based on Underwritten NOI / NCF(4)	1.91x / 1.85x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(4)	9.8% / 9.5%	Other(8)	$3,754,885	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination	$74,500,000	89.4%	Loan Payoffs(10)	$58,484,592	70.2%
Principal’s New Cash Contribution	4,982,781	6.0	Purchase Price(10)	20,200,000	24.2
Other Sources(9)	3,837,930	4.6	Upfront Reserves	3,818,697	4.6
Closing Costs	817,422	1.0
Total Sources	$83,320,711	100.0%	Total Uses	$83,320,711	100.0%

(1)	See “—The Mortgaged Properties” below.

(2)	Based on the underwritten rent rolls dated as of February 6, 2019 for the Gavilon Headquarters, the Essence Group Headquarters and the Oerlikon Industrial Facility properties and August 6, 2018 for the Northland Innovation Campus property.

(3)	See “—Property Management” below.

(4)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Kawa Mixed Use Portfolio Loan Combination (as defined below).

(5)	The Cut-off Date Balance of $36,500,000 represents the non-controlling note A-2 of the Kawa Mixed Use Portfolio Loan Combination, which is evidenced by two pari passu notes and has an aggregate outstanding principal balance as of the Cut-off Date of $74,500,000. See “—The Mortgage Loan” below.

(6)	The Northland Innovation Campus property is subject to a Taxable Industrial Development Revenue Bonds ground lease and a separate ground lease covering a portion of the accessory parking, in each case with the City of Gladstone, Missouri. The ownership interest in the Gavilon Headquarters, Oerlikon Industrial Facility and Essence Group Headquarters properties is fee simple.

(7)	See “—Escrows” below.

(8)	Other reserves consist of $15,070 for immediate repairs across the Kawa Mixed Use Portfolio Properties (as defined below) and $3,739,815 for an unfunded tenant improvement allowance and free rent related to the Essence Group tenant.

(9)	Other Sources consists of various credits with respect to the transfer of reserve balances held by the prior lender for items such as outstanding landlord obligations, tenant security deposits, free rent and gap rent related to the Essence Group tenant.

(10)	Loan Combination proceeds and sponsor equity were used to (i) pay off prior debt on the Gavilon Headquarters (purchased by the sponsor in June 2018 for approximately $46.3 million), Essence Group Headquarters (purchased by the sponsor in August 2018 for $22.3 million) and Oerlikon Industrial Facility (purchased by the sponsor in June 2018 for $22.4 million) properties, (ii) fund the acquisition of the Northland Innovation Campus (purchased by the sponsor in November 2018 for $20.2 million), (iii) fund upfront reserves and (iv) pay closing costs. The aggregate purchase price for the four properties is equal to approximately $111.2 million.

■	The Mortgage Loan. The mortgage loan (the “Kawa Mixed Use Portfolio Loan”) is part of a loan combination (the “Kawa Mixed Use Portfolio Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple and leasehold interests in a four-property office, industrial and mixed use portfolio located in Nebraska, Missouri and Michigan, comprising 435,763 SF of net rentable area (the “Kawa Mixed Use Portfolio Properties”). The Kawa Mixed Use Portfolio Loan, which is evidenced by the non-controlling note A-2, had an original principal balance of $36,500,000, has a Cut-off Date Balance of $36,500,000 and represents approximately 4.1% of the Initial Pool Balance. The Kawa Mixed Use Portfolio Loan Combination had an original principal balance of $74,500,000 and has an outstanding principal balance as of the Cut-off Date of $74,500,000. The controlling note A-1, which has an aggregate original principal balance of $38,000,000 and has an outstanding principal balance as of the Cut-off Date of $38,000,000, was contributed to the Benchmark 2018-B8 securitization transaction. The Kawa Mixed Use Portfolio Loan Combination, which accrues interest at a fixed rate of 5.08000% per annum, was originated by CREFI on November 20, 2018. The proceeds of the Kawa Mixed Use Portfolio Loan Combination and new cash contribution from the sponsor were primarily used to (i) pay off prior debt on the Gavilon Headquarters (purchased by the sponsor in June 2018 for approximately $46.3 million), Essence Group Headquarters (purchased by the sponsor in August 2018 for $22.3 million) and Oerlikon Industrial Facility (purchased by the sponsor in June 2018 for $22.4 million) properties, (ii) fund the acquisition of the Northland Innovation Campus (purchased by the sponsor in November 2018 for $20.2 million), (iii) fund upfront reserves and (iv) pay closing costs. The aggregate purchase price for the four properties is equal to approximately $111.2 million.

The Kawa Mixed Use Portfolio Loan Combination has an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Kawa Mixed Use Portfolio Loan Combination requires monthly payments of interest only for the term of the Kawa Mixed Use Portfolio Loan Combination. The scheduled maturity date of the Kawa Mixed Use Portfolio Loan Combination is the due date in December 2028. At any time after the second

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anniversary of the securitization closing date, the Kawa Mixed Use Portfolio Loan Combination may be (i) defeased with certain “government securities” as permitted under the Kawa Mixed Use Portfolio Loan documents, or (ii) prepaid with payment of a yield maintenance premium. Voluntary prepayment of the Kawa Mixed Use Portfolio Loan Combination is permitted on or after the due date occurring in September 2028 without payment of any prepayment premium.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$38,000,000	$38,000,000	Benchmark 2018-B8	Yes
A-2	$36,500,000	$36,500,000	Benchmark 2019-B9	No
Total	$74,500,000	$74,500,000

■	The Mortgaged Properties. The Kawa Mixed Use Portfolio Properties are comprised of 435,763 SF of office, industrial and education space across four locations in Nebraska, Missouri and Michigan.

Portfolio Summary(1)

Property Name	Year Built / Renovated	SF	Allocated Loan Combination Cut-off Date Balance	% Allocated Loan Combination Original Balance	Appraisal Date(2)	Appraised Value(2)	% Appraised Value(2)	UW NCF	% of UW NCF
Gavilon Headquarters	2013 / NAP	127,810	$32,400,000	43.5%	11/6/2018	$47,100,000	41.6%	$2,824,237	39.9%
Northland Innovation Campus	2016 / NAP	86,778	14,300,000	19.2	11/1/2018	20,500,000	18.1	1,488,746	21.0
Oerlikon Industrial Facility	2018 / NAP	79,401	14,200,000	19.1	11/7/2018	22,400,000	19.8	1,382,443	19.5
Essence Group Headquarters	1999 / NAP	141,774	13,600,000	18.3	11/1/2019	23,250,000	20.5	1,384,838	19.6
Total / Wtd. Avg.		435,763	$74,500,000	100.0%		$113,250,000	100.0%	$7,080,263	100.0%

(1)	Based on the underwritten rent rolls dated as of February 6, 2019 for the Gavilon Headquarters, Essence Group Headquarters and Oerlikon Industrial Facility properties and August 6, 2018 for the Northland Innovation Campus property and the Kawa Mixed Use Portfolio Loan Combination documents.

(2)	Source: Appraisal. With respect to the Essence Group Headquarters Property, the appraiser’s “as-stabilized” value, effective as of November 1, 2019, assumes the completion of Essence Group’s build out using their tenant improvement allowance. On the origination date of the Kawa Mixed Use Portfolio Loan Combination, the borrowers deposited $3,739,815, which represents an unfunded tenant improvement allowance and free rent related to the Essence Group.

Gavilon Headquarters

The largest property by allocated loan amount, Gavilon Headquarters, is a five-story, 127,810 SF Class A office building located at 1331 Capitol Avenue in downtown Omaha, Nebraska. The property was developed in 2013 as a build-to-suit for The Gavilon Group, LLC (“Gavilon”) at a total cost of approximately $44.6 million (with approximately $9.6 million contributed by Gavilon) to utilize the space as its global headquarters. In connection with the delivery of space in 2013, Gavilon executed a 20-year triple net lease through November 2033 with no termination options. The Gavilon Headquarters property has a covered parking garage that offers 190 spaces on floors one and two of the building, which equates to approximately 1.5 spaces per 1,000 SF of rentable area. Gavilon also has a contract in place to lease between 215 and 295 spaces per month from a nearby parking garage which brings the parking ratio to approximately 3.2 to 3.8 spaces per 1,000 SF of rentable area. The south end of the third floor consists of a trading floor equipped with raised floor systems that include air, power and data systems and a 20-foot glass curtain surrounds the perimeter with an open central staircase connecting the trading floor to additional office space in the mezzanine. The northern end of the third floor and the entire fourth and fifth floors, contain typical office build-out with break rooms, conference rooms and common areas. The Gavilon Headquarters property also offers on-site amenities such as a cafeteria, landscaped rooftop patio and fitness center. Gavilon was founded in 2008 and is a commodity management firm, connecting producers and consumers of feed, food and fuel through a global supply chain network. The company provides origination, storage and handling, transportation and logistics, marketing and distribution and risk management services to tens of thousands of customers each year. The Gavilon lease is guaranteed by Gavilon Agriculture Investment, Inc., an unrated entity that is 100.0% owned by Marubeni American Corporation (rated Baa2/BBB by Moody’s/S&P). Gavilon currently subleases 39,293 SF (the entire fifth floor and a portion of the fourth floor) to MetLife through September 2028. MetLife has a one-time right, effective August 31, 2025, to terminate its sublease, provided that MetLife gives 12-15 months’ written notice and pays a termination fee equal to three months of rent as of the effective date of termination plus Gavilon’s unamortized leasing costs with respect to the subleased space.

Northland Innovation Campus

The second largest property by allocated loan amount, Northland Innovation Campus, is a four-story, 86,778 SF Class A office and educational building located at 6889 North Oak Trafficway in Gladstone, Missouri. The Northland

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Innovation Campus property was built in 2016 and offers 189 on-site parking spaces (which equates to a parking ratio of approximately 2.2 spaces per 1,000 SF of rentable area). The two largest tenants, North Kansas City School District (69.1% of net rentable area; 77.0% of underwritten base rent; rated Aa2/AA+ by Moody’s/S&P) and Northwest Missouri State University (21.4% of net rentable area; 20.9% of underwritten base rent; rated A3 by Moody’s), utilize their space for education. Floors one and two, along with a portion of the third floor, are occupied by the North Kansas City School District through April 2036 (with no termination options) and the space consists of open classrooms, a cafeteria, conference rooms, children’s restrooms, a fabrication lab and other school related space. The North Kansas City School District utilizes its space for students participating in its Students in Academically Gifted Education (“SAGE”) program. The SAGE program began in 1974 and currently includes approximately 950 students across 26 schools that visit the Northland Innovation Campus property through a one-day-a-week rotation schedule. The rest of the third floor consists of 7,049 SF of vacant office suites and one 1,200 SF suite currently occupied by Edward D. Jones & Co, LP through September 2027. Edward D. Jones & Co, LP (1.4% of net rentable area; 2.1% of underwritten base rent) has the option to terminate its lease on September 30, 2022 and September 30, 2024 with 180 days’ written notice and payment of a termination fee equal to four months’ rent and unamortized tenant improvement and leasing commission costs. The entire fourth floor is occupied by Northwest Missouri State University through April 2026 with no termination options. Although a majority of the space at the Northland Innovation Campus property is utilized for education, there is no recreational gym or auditorium in the building, or any other special use or non-office features that would require above-market capital expenditures to convert the space to traditional office use.

Taxable Industrial Development Revenue Bonds (Northland Innovation Center Project), Series 2015, in the maximum principal amount of $17,700,000 (the “Northland Chapter 100 Bonds”) were issued by the City of Gladstone, Missouri, to finance the acquisition and construction of the Northland Innovation Campus property improvements. The Northland Chapter 100 Bonds are now held by KCP Fee Owner 4, LLC (the “Northland Innovation Campus Borrower”). In connection therewith, the Northland Innovation Campus property was leased by the City of Gladstone, Missouri to the Northland Innovation Campus Borrower pursuant to a lease agreement; rental payments under the lease agreement are offset against payments under the Northland Chapter 100 Bonds. The lease agreement allows the Northland Innovation Campus Borrower to mortgage and pledge its interest in the lease agreement to the lender as collateral security for the Kawa Mixed Use Portfolio Loan. The lease agreement terminates on December 31, 2039 at which time the Northland Chapter 100 Bonds will be cancelled and the Northland Innovation Campus Borrower will be obligated to repurchase fee title to the Northland Innovation Campus property for $1,000. The interest of the Northland Innovation Campus Borrower in and to the Northland Chapter 100 Bonds and the lease agreement were assigned by the Northland Innovation Campus Borrower to the lender pursuant to the Kawa Mixed Use Portfolio Loan documents. The Northland Innovation Campus property is exempt from payment of real estate taxes (except for an annual payment in lieu of real estate taxes equal to $2,046 under the lease agreement with the City of Gladstone, Missouri) through December 31, 2039.

A portion of the parking for the Northland Innovation Campus property is provided on land adjacent to the Northland Innovation Campus property owned by the City of Gladstone and leased to the Northland Innovation Campus Borrower pursuant to a lease agreement date June 19, 2015 (the “Northland Innovation Campus Parking Lease”). The Northland Innovation Campus Parking Lease expires on December 31, 2039, and there are no extension options. The rent payable by the Northland Innovation Campus Borrower pursuant to the Northland Innovation Campus Parking Lease is $1 per year. The Northland Innovation Campus Borrower is permitted pursuant to the Kawa Mixed Use Portfolio Loan documents to modify the Northland Innovation Campus Parking Lease to extend the term or, alternatively, may terminate the Northland Innovation Campus Parking Lease provided that suitable substitute parking facilities are obtained by the Northland Innovation Campus Borrower.

Oerlikon Industrial Facility

The third largest property by allocated loan amount, Oerlikon Industrial Facility, is a single-story, 79,401 SF industrial building located at 41144 Concept Drive in Plymouth, Michigan. Construction of the property was completed in 2018 as a build-to-suit site for Oerlikon Metco, Inc. (“Oerlikon Metco”), the surface solutions segment of OC Oerlikon Corporation AG, to be the sole occupant. Annual rent payments under the lease are guaranteed by Oerlikon Metco’s parent company, OC Oerlikon Corporation AG. Oerlikon Metco utilizes 45.0% of its space for manufacturing, 40.0% for research and development (“R&D”) and the remaining 15.0% for office use. Oerlikon Metco produces advanced titanium alloys and high-end thermal spray powders at the new facility. The developer contributed approximately $16.1 million ($203 per SF) of the total $28.1 million ($353 per SF) development cost, with the balance ($12.0 million / $151 per SF) spent by Oerlikon Metco. After the construction of the subject, Oerlikon Metco invested an additional $30.0 million in equipment to be installed at the facility. Oerlikon Metco signed a 20-year triple-net lease with no termination options that commenced April 2018 and extends to May 2038. The Oerlikon Industrial Facility property

LOAN #4: KAWA MIXED USE PORTFOLIO

offers 83 surface parking spaces, which equates to approximately 1.1 spaces per 1,000 SF of rentable area. The majority of the building has a height of 38 feet, however, there is approximately 12,800 SF of space with a building height of 63 feet. The manufacturing and R&D sections of the property are intermixed and consist of partitioned shop and laboratory spaces. They feature three dock high doors, four drive-in doors, static resistant flooring, epoxy walls, LED lighting throughout and approximately 5,000 SF of mezzanine space.

Essence Group Headquarters

The fourth largest property by allocated loan amount, Essence Group Headquarters, is a three-story, 141,774 SF Class A office building located at 13900 Riverport Drive in Maryland Heights, Missouri. The building was constructed in 1999 and is 100.0% occupied by Essence Group Holdings Corp. (“Essence Group”). Essence Group, founded in 2007, offers health insurance and software solutions necessary for health systems, health plans and provider organizations to better connect with patients. The Essence Group Headquarters property contains 664 surface parking spaces plus an additional 66 spaces at an adjacent property via a parking easement. In total, the property offers 730 surface parking spaces which equates to approximately 5.2 spaces per 1,000 SF of rentable area. Essence Group has been in occupancy at the property since April 2009, originally taking 57,482 SF comprised of 47,258 SF of third floor office space, 9,803 SF of cafeteria space and 421 SF of first floor office space. Essence then expanded by 23,629 SF in both August 2010 and February 2011, respectively, bringing the tenant’s total occupied SF to 104,740 SF (73.9% of net rentable area) with an initial lease expiration of July 31, 2019. In April 2015, the Essence Group Headquarters property was acquired by a joint venture between Starwood, Vanderbilt Real Estate Partners and Trinity Capital. In March 2018, the partnership entered into negotiations with Essence Group and the tenant subsequently agreed to lease the remaining 37,034 SF of first floor office space (previously occupied by The Boeing Company) and extended its lease to July 2029 in exchange for a $3.5 million ($25 per SF) tenant improvement allowance, 15 months of abated rent on first floor expansion space (March 2018-February 2019; August-October 2019) and nine months of abated reimbursements on the first floor expansion space (March-November 2018). The remaining landlord obligations of these inducements totaled $3,739,815 and were reserved for at loan origination. In addition to the landlord-provided tenant improvement allowance of $3.5 million, Essence Group self-funded another $1.5 million ($11 per SF) of capital expenditures into the property and used all proceeds towards a full renovation of the first floor of the building, with minor upgrades to the second and third floors. After its lease extension in March 2018, Essence Group declared the property its official corporate headquarters and leased approximately 30,000 SF in an adjacent building to accommodate the employee consolidation.

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Kawa Mixed Use Portfolio Properties:

Largest Owned Tenants by Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Portfolio GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Gavilon(4)	NR / Baa2 / BBB	127,810	29.3%	$3,058,342	38.8%	$23.93	11/30/2033	1, 10-year option followed by 2, 5-year options
Essence Group	NR / NR / NR	141,774	32.5	1,750,908	22.2	$12.35	7/31/2029	2, 5-year options
Oerlikon Metco	NR / NR / NR	79,401	18.2	1,471,595	18.7	$18.53	5/31/2038	3, 5-year options
North Kansas City School District	NR / Aa2 / AA+	60,000	13.8	1,229,918	15.6	$20.50	4/30/2036	NAP
Northwest Missouri State University	NR / A3 / NR	18,529	4.3	333,522	4.2	$18.00	4/30/2026	1, 10-year option
Edward D. Jones & Co, LP(5)	NR / NR / NR	1,200	0.3	33,600	0.4	$28.00	9/30/2027	1, 5-year option
Largest Owned Tenants(6)		428,714	98.4%	$7,878,385	100.0%	$18.38
Vacant(7)		7,049	1.6	0	0.0	$0.00
Total / Wtd. Avg. All Tenants(6)		435,763	100.0%	$7,878,385	100.0%	$18.38

(1)	Based on the underwritten rent rolls dated as of February 6, 2019 for the Gavilon Headquarters, Essence Group Headquarters and Oerlikon Industrial Facility properties and August 6, 2018 for the Northland Innovation Campus property.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes approximately $89,422 in contractual rent steps through October 2019 and $149,918 which represents the present value of rent steps for investment grade tenants (North Kansas City School District).

(4)	Gavilon currently subleases 39,293 SF (the entire fifth floor and a portion of the fourth floor) to MetLife through September 2028. MetLife has a one-time right, effective August 31, 2025, to terminate its sublease, provided that, MetLife gives 12-15 months’ notice and pays a termination fee equal to three months of rent as of the effective date of termination plus Gavilon’s unamortized leasing costs with respect to the subleased space.

(5)	Edward D. Jones & Co, LP has the option to terminate its lease on September 30, 2022 and September 30, 2024 with 180 days’ notice and payment of a termination fee equal to four months’ rent and unamortized tenant improvement and leasing commission costs.

(6)	Includes $500 of underwritten base rent from Charter Communications, a roof antenna tenant at the Essence Group Headquarters property with 0 SF attributed to it in the underwritten rent roll.

(7)	Vacant SF is located at the Northland Innovation Campus property.

LOAN #4: KAWA MIXED USE PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Kawa Mixed Use Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021(4)	0	0.0	0.0%	500	0.0	(4)	1
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	18,529	4.3	4.3%	333,522	4.2	$18.00	1
2027	1,200	0.3	4.5%	33,600	0.4	$28.00	1
2028	0	0.0	4.5%	0	0.0	$0.00	0
2029	141,774	32.5	37.1%	1,750,908	22.2	$12.35	1
2030 & Thereafter	267,211	61.3	98.4%	5,759,855	73.1	$21.56	3
Vacant	7,049	1.6	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	435,763	100.0%		$7,878,385	100.0%	$18.38	7

(1)	Calculated based on the approximate SF occupied by each collateral tenant

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes approximately $89,422 in contractual rent steps through October 2019 and $149,918 which represents the present value of rent steps for investment grade tenants (North Kansas City School District).

(4)	Represents Charter Communications, a roof antenna tenant at the Essence Group Headquarters property.

The following table presents certain information relating to historical leasing at the Kawa Mixed Use Portfolio Properties:

Historical Leased %(1)

Property	2015	2016	2017	Most Recent(2)
Gavilon Headquarters	100.0%	100.0%	100.0%	100.0%
Northland Innovation Campus	NAV	90.5%	91.9%	91.9%
Oerlikon Industrial Facility	NAV	NAV	NAV	100.0%
Essence Group Headquarters	100.0%	100.0%	100.0%	100.0%

(1)	Historical occupancies are as of December 31 of each respective year unless otherwise specified.

(2)	Most Recent occupancy is based on the underwritten rent rolls dated as of February 6, 2019 for the Gavilon Headquarters, Essence Group Headquarters and Oerlikon Industrial Facility properties and August 6, 2018 for the Northland Innovation Campus property.

LOAN #4: KAWA MIXED USE PORTFOLIO

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Kawa Mixed Use Portfolio Properties:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per SF
Base Rent(3)	$7,639,046	$17.53
Rent Steps(4)	239,340	0.55
Potential Income from Vacant Space	176,225	0.40
Reimbursements	3,888,031	8.92
Gross Potential Rent	$11,942,642	$27.41
Economic Vacancy & Credit Loss(5)	(658,577)	(1.51)
Effective Gross Income	$11,284,065	$25.89
Real Estate Taxes(6)	$1,209,919	$2.78
Insurance	145,856	0.33
Management Fee	338,522	0.78
Other Operating Expenses	2,260,089	5.19
Total Operating Expenses	$3,954,386	$9.07

Net Operating Income	$7,329,679	$16.82
Replacement Reserves	74,241	0.17
TI/LC	175,176	0.40
Net Cash Flow	$7,080,263	$16.25

Occupancy	94.5%(5)
NOI Debt Yield(7)	9.8%
NCF DSCR(7)	1.85x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow.

(2)	Due to the nature of the sale leaseback transaction associated with the Gavilon Headquarters property and the newly built Oerlikon Industrial Facility property, historical operating statements were only provided for the Essence Group Headquarters and Northland Innovation Campus properties and complete portfolio-level cash flows are unavailable. Please refer to the Annex A to the Preliminary Prospectus for the historical individual property level cash flows related to the Essence Group Headquarters and Northland Innovation Campus properties.

(3)	Underwritten Base Rent is based on the underwritten rent rolls dated as of February 6, 2019 for the Gavilon Headquarters, Essence Group Headquarters and Oerlikon Industrial Facility properties and August 6, 2018 for the Northland Innovation Campus property.

(4)	Represents approximately $89,422 in contractual rent steps through October 1, 2019 and $149,918 which represents the present value of rent steps for investment grade tenants (North Kansas City School District).

(5)	Underwritten Vacancy & Credit Loss and Underwritten Occupancy represent the economic vacancy of 5.5%.

(6)	Real Estate Taxes consists of $527,875 for the Essence Group property, $525,067 for the Gavilon Headquarters property and $156,977 for the Oerlikon Industrial Facility property. The Northland Innovation Campus property is exempt from payment of real estate taxes (except for an annual payment in lieu of real estate taxes equal to $2,046 under the lease agreement with the City of Gladstone, Missouri) through December 31, 2039. See “—The Mortgaged Properties” above.

(7)	Metrics are calculated based on the Kawa Mixed Use Portfolio Loan Combination.

■	Appraisal. According to the appraisal, the Kawa Mixed Use Portfolio Properties had an aggregate “as-is” appraised value of $109,500,000 as of dates ranging from November 1 through November 7, 2018. Using the “as-stabilized” value of $23,250,000 for the Essence Group Headquarters property, as of November 1, 2019, the Kawa Mixed Use Portfolio Properties had an aggregate appraised value of $113,250,000.

Property	Appraisal Approach	Value	Discount Rate	Capitalization Rate
Gavilon Headquarters	Direct Capitalization Approach	$47,000,000	N/A	6.50%
	Yield Capitalization Approach(1)	$47,200,000	7.50%	7.00%(1)
Northland Innovation Campus	Direct Capitalization Approach	$20,900,000	N/A	6.75%
	Yield Capitalization Approach(1)	$20,300,000	8.00%	7.00%(1)
Oerlikon Industrial Facility	Direct Capitalization Approach	$22,400,000	N/A	6.50%
	Yield Capitalization Approach(1)	$22,500,000	7.50%	7.00%(1)
Essence Group Headquarters	Direct Capitalization Approach	$19,600,000	N/A	7.50%
	Yield Capitalization Approach(1)	$19,000,000	8.75%	8.00%(1)

(1)	Represents the terminal cap rate.

■	Environmental Matters. According to the Phase I environmental reports, dated from July 16, 2018 through November 5, 2018, there are no recognized environmental conditions or recommendations for further action at the Kawa Mixed Use Portfolio Properties.

■	Market Overview and Competition.

Gavilon Headquarters

The Gavilon Headquarters property is located within the Omaha office market. According to the appraisal, as of June 30, 2018, the Omaha office market contained approximately 19.0 million SF with a vacancy rate of 14.3% and

LOAN #4: KAWA MIXED USE PORTFOLIO

average asking rents of $18.27 per SF. Also according to the appraisal, the property is part of the Omaha Downtown/Midtown office submarket, which, as of the second quarter of 2018, contained approximately 5.1 million SF of space with a vacancy rate of 15.3% and average asking rents of $16.27 per SF. The Omaha central business district is bordered by Interstate 480 to the north and west, the Missouri River on the east and Leavenworth Street to the south. The Omaha commercial business district offers many notable demand drivers, including Century Link Center, Gallup University Campus, Joslyn Art Museum and Creighton University Hospital. The appraisal identified five comparable triple net leases for Class A office space with rents ranging from $19.50 per SF to $26.50 per SF and an average of $22.52 per SF. Based on the existing Gavilon lease and the five comparable leases, the appraisal’s concluded market rent for the office space at the Gavilon Headquarters property is $24.00 per SF.

Northland Innovation Campus

The Northland Innovation Campus property is located within the Kansas City office market and Clay office submarket. According to the appraisal, as of the second quarter of 2018, the Kansas City office market contained approximately 43.1 million SF of space with a 16.5% vacancy rate and average asking rents of $21.27 per SF. Also according to the appraisal, the Clay office submarket contains approximately 1.8 million SF of space with a vacancy rate of 16.3% (consisting of a Class A vacancy rate of 7.3% and Class B/C vacancy rate of 22.3%) and average asking rents of $20.30 per SF (consisting of $24.82 per SF for Class A asking rents and $17.29 per SF for Class B/C asking rents). Gladstone is located approximately 8.0 miles north of the Kansas City central business district and access is provided by Interstate 29 and US Highway 69. The appraisal identified five comparable leases for Class A office space with rents ranging from $26.54 per SF to $29.40 per SF and an average of $27.97 per SF. Based on the existing leases at the Northland Innovation Campus property and the five comparable leases, the appraisal’s concluded market rent for the office space at the property is $25.00 per SF.

Oerlikon Industrial Facility

The Oerlikon Industrial Facility property is located within the Detroit industrial market. According to the appraisal, as of the second quarter of 2018, the Detroit industrial market contained approximately 303.5 million SF of space with a vacancy rate of 8.9% and average asking rents of $5.21 per SF. According to the appraisal, the Oerlikon Industrial Facility property is located within the Airport/I- 275 industrial submarket. As of the third quarter of 2018, the submarket contained approximately 129.7 million SF with a vacancy rate of 3.5% and average asking rents of $5.89 per SF. Plymouth is located approximately 25.0 miles northwest of Detroit and 15.0 miles northeast of Ann Arbor. Access is provided by Interstate 275, Interstate 96 and Interstate 696. The appraisal identified five comparable leases for new or materially renovated industrial space with rents ranging from $17.29 per SF to $21.45 per SF and an average of $19.20 per SF. Based on the existing leases at the Oerlikon Industrial Facility property and the five comparable leases, the appraisal’s concluded market rent for the rentable area at the property is $18.25 per SF.

Essence Group Headquarters

The Essence Group Headquarters property is located within the St. Louis office market. According to the appraisal, as of the second quarter of 2018, the St. Louis office market contained approximately 45.6 million SF of space with a vacancy rate of 16.4% and average asking rents of $21.68 per SF. According to the appraisal, the Essence Group Headquarters property is located within the North County/St. Charles office submarket. As of the third quarter of 2018, the submarket contained approximately 5.8 million SF with a vacancy rate of 12.8% (17.7% for Class A office space and 24.5% for Class B/C office space) and average asking rents of $19.50 per SF ($22.89 per SF for Class A office space and $16.98 per SF for Class B/C office space). The Essence Group Headquarters property is located within the greater Riverport Business Park, approximately 20.0 miles northwest of the St. Louis central business district and approximately 4.0 miles west of Lambert St. Louis International Airport. Access is provided by Interstate 370 to the north, Interstate 270 to the east and Casino Center Drive to the south. The appraisal identified six comparable leases for office space in with triple net rents ranging from $9.00 per SF to $17.06 per SF and an average of $12.15 per SF. Based on the existing leases at the Essence Group Headquarters property and the six comparable leases, the appraisal’s concluded market rent for the rentable area at the property is $12.35 per SF.

■	The Borrowers. The borrowers are KCP Fee Owner I, LLC, KCP Fee Owner 2, LLC, KCP Fee Owner 3, LLC and KCP Fee Owner 4, LLC, each a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Kawa Mixed Use Portfolio Loan Combination. Kawa Capital Partners LLC, a Florida limited liability company which operates as Kawa Capital Management, is the non-recourse carve-out guarantor for the Kawa Mixed Use Portfolio Loan Combination. Kawa Capital Management is an independent asset management firm founded in 2007 with approximately $1.0 billion of assets under management (as of September 30, 2018) and headquartered in Miami, Florida.

LOAN #4: KAWA MIXED USE PORTFOLIO

■	Escrows. On the origination date of the Kawa Mixed Use Portfolio Loan Combination, the borrowers funded reserves of (i) $63,812 for insurance, (ii) $15,070 for immediate repairs and (iii) $3,739,815 for an unfunded tenant improvement allowance and free rent related to the Essence Group tenant.

On each due date, the borrowers will be required to fund the following reserves (i) provided that a tax trigger period under the Kawa Mixed Use Portfolio Loan Combination documents has occurred and is continuing, one-twelfth of the taxes that the lender estimates will be payable over the next-ensuing 12-month period, (ii) provided that an insurance trigger period under the Kawa Mixed Use Portfolio Loan Combination documents has occurred and is continuing (which insurance trigger period is currently in effect), one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage (initially estimated at $12,762 per month), provided that an insurance reserve will be waived if the Kawa Mixed Use Portfolio Properties are covered under an acceptable blanket policy, (iii) provided that a replacement reserve trigger period under the Kawa Mixed Use Portfolio Loan Combination documents has occurred and is continuing, a monthly replacement reserve deposit of $6,188 which consists of: (a) $639 with respect to the Gavilon Headquarters property, (b) $217 with respect to the Northland Innovation Campus property, (c) $133 with respect to the Oerlikon Industrial Facility property and (d) $5,198 with respect to the Essence Group Headquarters property, (iv) provided that a leasing reserve trigger period under the Kawa Mixed Use Portfolio Loan Combination documents has occurred and is continuing, an amount equal to the excess cash flow (within the meaning of Kawa Mixed Use Portfolio Loan Combination documents) generated by the Kawa Mixed Use Portfolio Properties for the immediately preceding interest accrual period subject to certain caps under the Kawa Mixed Use Portfolio Loan Combination documents based upon the cause of the leasing reserve trigger period, and (v) during the continuance of an Essence CAM trigger period under the Kawa Mixed Use Portfolio Loan Combination documents has occurred and is continuing, a monthly amount equal to one-twelfth of the amount payable, or estimated by the lender to be payable, for all fees, dues, charges and assessments payable by the borrowers pursuant to the certain property agreements affecting the Essence Group Headquarters property during the next ensuing 12 months.

■	Lockbox and Cash Management. The Kawa Mixed Use Portfolio Loan Combination documents require a lender-controlled hard lockbox account with springing cash management. The borrowers are required to deliver tenant direction letters to each existing tenant at the Kawa Mixed Use Portfolio Properties directing each of them to remit their rent payments directly to the lockbox account. The borrowers are also required to deliver a tenant direction letter to all future commercial tenants. The borrowers are required to (and are required to cause the property manager to) deposit all revenue derived from the Kawa Mixed Use Portfolio Properties and deposit the same into the lockbox account within two (2) business days of receipt. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Kawa Mixed Use Portfolio Loan Combination documents. Upon an event of default under the Kawa Mixed Use Portfolio Loan Combination documents, the lender may apply funds in such order of priority as it may determine.

A “Trigger Period” shall mean a period commencing upon (i) the occurrence and continuance of an event of default under the Kawa Mixed Use Portfolio Loan Combination documents, (ii) the debt service coverage ratio falling below 1.25x, (iii) any termination or cancellation of a Specified Tenant (as defined below) lease and/or a Specified Tenant lease failing to be in full force and effect, (iv) a Specified Tenant being in monetary or material non-monetary default under its lease, (v) a Specified Tenant (x) failing to be in possession of any portion of its space in excess of 20% of its demised space or (y) giving notice that it is terminating its lease for all or any portion of its space, (vi) the occurrence and continuance of a Gavilon Group Trigger Period (as defined under the Kawa Mixed Use Portfolio Loan documents), (vii) the occurrence and continuance of a North Kansas City School District Trigger Period (as defined under the Kawa Mixed Use Portfolio Loan documents) or (viii) the occurrence and continuance of an Essence Renewal Trigger Period (as defined under the Kawa Mixed Use Portfolio Loan Combination documents).

A Trigger Period will expire upon the cessation of the event described above and/or the satisfaction of the conditions specified in the Kawa Mixed Use Portfolio Loan Combination documents. In the case of a Trigger Period caused by the event described in clause (ii) above, such Trigger Period will cease if the DSCR is equal to or greater than 1.30x for two consecutive calendar quarters.

“Specified Tenant” means, as applicable, each of (a) (i) Gavilon, (ii) Essence Group, (iii) Oerlikon Metco, (iv) North Kansas City School District (each of the foregoing, an “Initial Specified Tenant”), (v) any other tenant leasing all or a portion of the applicable Specified Tenant space pursuant to any lease which, individually or when aggregated with all other leases at the applicable property with the same tenant or its affiliate, either (A) accounts for ten percent (10%) or

LOAN #4: KAWA MIXED USE PORTFOLIO

more of the total rental income for the applicable property, or (B) demises ten percent (10%) or more of the applicable property’s gross leasable area and (vi) any parent or affiliate thereof providing credit support under any lease with an Initial Specified Tenant or a guaranty under any lease with any Initial Specified Tenant or (b) any tenant under a qualified replacement lease approved in accordance with the Kawa Mixed Use Loan Combination documents or any parent or affiliate thereof providing credit support under any qualified replacement lease or a guaranty under any qualified replacement lease.

■	Property Management. The Gavilon Headquarters and Oerlikon Industrial Facility properties are currently self-managed. The Essence Group Headquarters property is currently managed by Vanderbilt Office Properties, LLC and the Northland Innovation Campus property is currently managed by US Asset Services LLC, each an independent, third party property manager. Under the Kawa Mixed Use Portfolio Loan Combination documents, the lender has the right to direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in (x) an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or (y) any voluntary bankruptcy or insolvency proceeding; (ii) an event of default under the Kawa Mixed Use Portfolio Loan Combination documents is continuing; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) a default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. The borrowers have the right to replace the property manager with a successor property manager pursuant to a new management agreement, which is approved in writing by the lender in the lender’s reasonable discretion (which approval may, following securitization, be conditioned on receipt of a rating agency confirmation from the applicable rating agencies).

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Provided that no event of default is then continuing under the Kawa Mixed Use Portfolio Loan Combination, the Kawa Mixed Use Portfolio Loan documents permit a partial release of one or more of the individual Kawa Mixed Use Portfolio Properties at any time after the second anniversary of the securitization closing date, subject to certain conditions, including, without limitation, the following: (i) delivery of the partial defeasance collateral with respect to the Kawa Mixed Use Portfolio Property or prepayment of a portion of the Kawa Mixed Use Portfolio Loan Combination, in each case, in accordance with the Kawa Mixed Use Portfolio Loan documents and in an amount equal to the greater of (A) 120% of the allocated loan amount for the individual Kawa Mixed Use Portfolio Property to be released and (B) the net sales proceeds applicable to such property, (ii) as of each of the release date and the date of notice of such release, after giving effect to the release, the debt yield for the remaining individual Kawa Mixed Use Portfolio Properties is greater than the greater of (x) the debt yield for all individual Kawa Mixed Use Portfolio Properties securing the Kawa Mixed Use Portfolio Loan Combination immediately prior to the release or the date of such notice, as applicable, and (y) 10.17%, (iii) as of each of the release date and the date of notice of such release, after giving effect to the release, the loan-to-value ratio for the remaining individual Kawa Mixed Use Portfolio Properties is no greater than the lesser of (a) 64.8%, and (b) the loan-to-value ratio for the individual Kawa Mixed Use Portfolio Properties securing the Kawa Mixed Use Portfolio Loan Combination immediately prior to the release date or the date of such notice, as applicable, (iv) as of each of the release date and the date of notice of such release, after giving effect to the release, the debt service coverage ratio for the remaining individual Kawa Mixed Use Portfolio Properties is greater than the greater of (a) 1.56x, and (b) the debt service coverage ratio for the individual Kawa Mixed Use Portfolio Properties securing the Kawa Mixed Use Portfolio Loan Combination immediately prior to the release date or the date of such notice, as applicable, and (v) delivery to lender of a REMIC opinion and rating agency confirmation.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy without an exclusion of terrorism in an amount equal to the full replacement cost of the Kawa Mixed Use Portfolio Properties, plus business interruption coverage in an amount equal to 100% of the projected gross income for the applicable property until the completion of restoration or the expiration of 18 months, with a 6-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $10,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #5: staples strategic industrial

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	8	Loan Seller		GACC
Location (City/State)	Various	Cut-off Date Balance(4)		$35,000,000
Property Type	Industrial	Cut-off Date Balance per SF(3)		$31.28
Size (SF)	4,031,127	Percentage of Initial Pool Balance		4.0%
Total Occupancy as of 2/6/2019	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/6/2019	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate(5)		4.91800%
Appraised Value	$201,450,000	Original Term to Maturity (Months)		120
Appraisal Date	Various	Original Amortization Term (Months)		NAP
Borrower Sponsor(1)	LCN North American Fund II REIT	Original Interest Only Period (Months)	120
Property Management	Self-Managed	First Payment Date	11/6/2018
		Anticipated Repayment Date	10/6/2028
		Maturity Date	10/6/2033

Underwritten Revenues	$12,403,200
Underwritten Expenses	$372,096	Escrows(6)
Underwritten Net Operating Income (NOI)(2)	$12,031,104		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$10,827,169	Taxes	$0	$0
Cut-off Date LTV Ratio(3)	62.6%	Insurance	$0	$0
Maturity Date LTV Ratio(3)	62.6%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(3)	1.91x / 1.72x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(3)	9.5% / 8.6%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount(3)	$126,100,000	65.2%	Purchase Price	$192,000,000	99.3%
Principal’s New Cash Contribution	67,286,309	34.8	Closing Costs	1,386,309	0.7
Total Sources	$193,386,309	100.0%	Total Uses	$193,386,309	100.0%

(1)	Represents the non-recourse carveout guarantor. The loan sponsors for the Staples Strategic Industrial Loan (as defined below) are Edward V. LaPuma and Bryan York Colwell.

(2)	The Underwritten Net Operating Income (NOI) is based on the projected income of the contractual terms of the Staples Strategic Industrial Properties 20-year triple net master leases.

(3)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Staples Strategic Industrial Loan Combination (as defined below).

(4)	The Cut-off Date Balance of $35.0 million represents the non-controlling notes A-1-2, A-2-3 and A-4. At loan origination, the Staples Strategic Industrial Loan Combination had an aggregate original principal balance of $126.1 million. The aggregate principal balance of the Cut-off Date of the Staples Strategic Industrial Loan Combination is $126.1 million and is evidenced by seven pari passu notes.

(5)	The Mortgage Rate reflects the interest rate before the anticipated repayment date. See “—The Mortgage Loan” herein.

(6)	See “—Escrows” herein.

■	The Mortgage Loan. The mortgage loan (the “Staples Strategic Industrial Loan”) is part of a loan combination (the “Staples Strategic Industrial Loan Combination”) evidenced by seven pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $126,100,000. The Staples Strategic Industrial Loan Combination is secured by a first mortgage encumbering the borrower’s fee simple interest in an approximately 4.0 million SF portfolio of eight warehouse/distribution facilities that are 100.0% occupied by two of the three core business units of the former Staples, Inc. company pursuant to two new, 20-year triple-net (“NNN”) master leases. Loan proceeds were used in the sale leaseback transaction to acquire the Staples Strategic Industrial properties (“Staples Strategic Industrial Properties”), which have been occupied by the respective tenants for approximately 17 years on average and represent distribution and fulfillment centers within various East Coast and Midwest markets for the tenants, according to the loan sponsors. The Staples Strategic Industrial Loan was originated by Deutsche Bank AG, acting through its New York Branch (an affiliate of German American Capital Corporation) (“DBNY”) on September 28, 2018 and represents approximately 4.0% of the Initial Pool Balance. The three pari passu notes evidencing the Staples Strategic Industrial Loan have an aggregate outstanding principal balance as of the Cut-off Date of $35,000,000 and an initial interest rate of 4.91800% per annum (“Staples Strategic Industrial Initial Interest Rate”) prior to the anticipated repayment date (“ARD”). The proceeds of the Staples Strategic Industrial Loan Combination and $67,286,309 of sponsor equity were primarily used to acquire the Staples Strategic Industrial Properties and pay origination costs.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-2, A-2-3, A-4	$35,000,000	$35,000,000	Benchmark 2019-B9	No
A-1-1, A-3	$56,100,000	$56,100,000	Benchmark 2018-B8	Yes
A-2-1, A-2-2	$35,000,000	$35,000,000	UBS 2018-C15	No
Total	$126,100,000	$126,100,000

LOAN #5: staples strategic industrial

The Staples Strategic Industrial Loan Combination is structured with an ARD of October 6, 2028, a final maturity date of October 6, 2033 and will be interest-only for the entire term. From and after the ARD, the Staples Strategic Industrial Loan Combination accrues interest at a fixed rate that is equal to the greater of (i) 4.91800% (or when applicable the default rate) plus 2.50000% or (ii) the swap rate calculated by the linear interpolation of mid-market swap yields, as reported on Reuters Capital Markets screen 19901 (SEMI-BOND column), with maturities most nearly approximating the final maturity date plus 2.50000% (the “Adjusted Interest Rate”); however, interest accrued at the excess of the Adjusted Interest Rate over the Staples Strategic Industrial Initial Interest Rate (the “Accrued Interest”) will be deferred. From and after the ARD, all excess cash flow from the Staples Strategic Industrial Properties after the payment of tax and insurance reserves, interest calculated at the Staples Strategic Industrial Initial Interest Rate and operating expenses will be applied (i) first to repay the principal balance of the Staples Strategic Industrial Loan Combination and (ii) second to the payment of Accrued Interest.

Defeasance of the Staples Strategic Industrial Loan Combination is permitted at any time two years after the closing date of the securitization. The borrower has the right to prepay the Staples Strategic Industrial Loan Combination in whole on any business day on or after June 6, 2028.

The relationship between the holders of the Staples Strategic Industrial Loan Combination will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Serviced Pari Passu Loan Combinations” in the Preliminary Prospectus.

■	The Mortgaged Properties. The Staples Strategic Industrial Properties include eight industrial facilities, including five fulfilment centers and three distribution centers, across seven states within various East Coast and Midwest markets, including Connecticut (2), Indiana (1), New York (1), Ohio (1), Maryland (1), Minnesota (1) and Wisconsin (1). The Staples Strategic Industrial Properties were built between 1969 and 2006, have 34 foot clear ceiling heights on average, feature 18 to 132 loading dock doors and encompass 5- to 118-acres of land per site. The current tenants have occupied each of the Staples Strategic Industrial Properties for an average of approximately 17 years prior to the sale leaseback to the loan sponsor at loan origination.

Portfolio Summary(1)
Property	Center Type	Lease Guarantor	Net Rentable Area (SF)	Allocated Loan Combination Amount	% of Aggregate Allocated Loan Amounts	Appraised Value	Annual Rent
Staples - Hagerstown, MD	Distribution	USR Parent, Inc.	1,022,145	$35,000,000	27.8%	$54,700,000	$3,580,000
Staples - Montgomery, NY	Fulfillment	Staples, Inc.	766,484	27,000,000	21.4%	40,000,000	2,490,000
Staples - Terre Haute, IN	Distribution	USR Parent, Inc.	809,560	21,050,000	16.7%	38,750,000	2,020,000
Staples - London, OH	Fulfillment	Staples, Inc.	496,818	15,500,000	12.3%	24,100,000	1,370,000
Staples - Beloit, WI	Fulfillment	Staples, Inc.	399,652	11,300,000	9.0%	18,700,000	1,300,000
Staples - Dayville, CT	Distribution	USR Parent, Inc.	310,157	9,500,000	7.5%	14,300,000	1,160,000
Staples - Arden Hills, MN	Fulfillment	Staples, Inc.	113,096	3,500,000	2.8%	5,600,000	340,000
Staples - Putnam, CT	Fulfillment	Staples, Inc.	113,215	3,250,000	2.6%	5,300,000	540,000
Total / Wtd. Avg.			4,031,127	$126,100,000	100.0%	$201,450,000	$12,800,000

(1)	Source: Appraisal

Each of the Staples Strategic Industrial Properties features warehouse build out, with five of the facilities built to suit for and by Staples, Inc. at an aggregate cost of approximately $224.1 million. Since 2014, the tenants have invested over $38.5 million of their own capital into each of the eight properties, with investments ranging from $2.8 million to $7.2 million (see “CapEx Overview” below). In addition, according to the loan sponsor, the tenant plans to invest approximately $17.0 million in the Staples - Montgomery, NY property for robotics implementation in 2019.

LOAN #5: staples strategic industrial

CapEx Overview(1)
Property	Net Rentable Area (SF)	Year Built/ Renovated	Clear Height (feet)	Land Area (acres)	Loading Docks	Built to Suit	Development Cost	2014 – 2018 YTD Historical Capital Expensed	2014 – 2018 YTD Historical Capital Expensed PSF
Staples - Hagerstown, MD	1,022,145	1996/2005	35’	118	103	Yes	$73,600,000	$4,300,000	$4.21
Staples - Montgomery, NY	766,484	1985/2001	31’	80	132	No(2)	N/A	$6,200,000	$8.09
Staples - Terre Haute, IN	809,560	2000/2006	35’	70	116	Yes	$34,500,000	$3,800,000	$4.69
Staples - London, OH	496,818	2001	35’	55	76	Yes	$36,900,000	$6,600,000	$13.28
Staples - Beloit, WI	399,652	2006	35’	45	50	Yes	$49,900,000	$3,700,000	$9.26
Staples - Dayville, CT	310,157	1997	36’	54	46	Yes	$29,200,000	$4,100,000	$13.22
Staples - Arden Hills, MN	113,096	1969	34’	5	15	No(3)	N/A	$2,800,000	$24.76
Staples - Putnam, CT	113,215	1988	27’	19	17	No(4)	N/A	$7,200,000	$63.60
Total / Wtd. Avg.	4,031,127		34’	446	555		$224,100,000	$38,700,000	$9.60

(1)	Based on borrower provided information.

(2)	Formerly Service Merchandise; Staples took occupancy in 2001.

(3)	Built to suit for Corporate Express, which Staples acquired in 2008 and moved into the building. Formerly St. Paul Book and Stationary Company & Corporate Express.

(4)	This was an existing building that Staples took occupancy in 1998.

The Tenants. The Staples Strategic Industrial Properties are master leased and guaranteed by two of the three core divisions that formerly operated together under Staples, Inc. The leases with the two tenants, Office Superstore East LLC and Staples Contract & Commercial LLC (collectively, the “Staples Tenants”), are guaranteed by USR Parent Inc. (“US Retail” or “USR”) and Staples, Inc. (“Staples North American Delivery” or “Staples NAD”) respectively.

As of September 2017, Staples, Inc. was taken private by Sycamore Partners in a $6.8 billion acquisition, at which time Staples, Inc. was split into three distinct and independent companies, including Staples NAD, USR and Staples Canadian Retail. Although each company is independently capitalized, separately owned with dedicated management teams and separate supply chains, the companies share back office functions such as IT and combined purchasing. Sycamore Partners is a private equity firm founded in 2011 that specializes in retail and consumer investments and has over $3.5 billion of equity under management. Sycamore Partners investments include Belk, Hot Topic, Stuart Weitzman, Talbots and The Limited.

US Retail Inc. / USR (2,141,862 SF, 53.1% NRA, 52.8% of underwritten base rent). USR is the guarantor for the master lease covering three of the Staples Strategic Industrial Properties (see “Largest Owned Tenants Based on Underwritten Base Rent” table below) that supply merchandise to the brick and mortar Staples stores in the United States. USR has 1,182 stores across 47 states as of 2017, with revenues in excess of $4.7 billion with approximately $261 million of free cash flow.

Staples Inc. / Staples NAD (1,889,265 SF, 46.9% NRA, 47.2% of underwritten base rent). Staples NAD is the guarantor for the master lease covering five of the Staples Strategic Industrial Properties (see “Largest Owned Tenants Based on Underwritten Base Rent” below) that supply merchandise to the business to business (“B2B”) distributor of office supplies and extended categories in North America. Staples NAD is comprised of three online platforms including Staples Business Advantage (contract B2B sales), Quill.com (higher touch supplier to small businesses) and Staples.com (online retailer). Staples NAD is the largest office supply distributor in the E-commerce market, the fifth largest E-commerce merchant in the United States and is utilized by 65% of Fortune 100 companies. Additionally, Staples NAD has a 95% annual sales retention of large accounts since 2014, which contributed to their approximately $10.3 billion of revenue in 2017. The Staples NAD business is served by 41 fulfillment centers totaling approximately 12.0 million SF and 95% of customers are covered by free next-day delivery. Staples NAD sales are nearly two times that of their closest competitor, Office Depot.

LOAN #5: staples strategic industrial

The following table presents certain information relating to the major tenants at the Staples Strategic Industrial Properties:

Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Location	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options(4)
US Retail Inc. / USR(3)	Staples – Hagerstown, MD	NR/NR/NR	1,022,145	25.4%	$3,580,000	28.0%	$3.50	9/30/2038	3, 10-year options
	Staples – Terre Haute, IN	NR/NR/NR	809,560	20.1%	$2,020,000	15.8%	2.50	9/30/2038	3, 10-year options
	Staples – Dayville, CT	NR/NR/NR	310,157	7.7%	$1,160,000	9.1%	3.74	9/30/2038	3, 10-year options
US Retail Inc. Total			2,141,862	53.1%	$6,760,000	52.8%	$3.16
Staples, Inc. / Staples NAD(3)	Staples – Montgomery, NY	B3/B+/NR	766,484	19.0%	$2,490,000	19.5%	3.25	9/30/2038	3, 10-year options
	Staples – London, OH	B3/B+/NR	496,818	12.3%	$1,370,000	10.7%	2.76	9/30/2038	3, 10-year options
	Staples – Beloit, WI	B3/B+/NR	399,652	9.9%	$1,300,000	10.2%	3.25	9/30/2038	3, 10-year options
	Staples – Putnam, CT	B3/B+/NR	113,215	2.8%	$540,000	4.2%	4.77	9/30/2038	3, 10-year options
	Staples – Arden Hills, MN	B3/B+/NR	113,096	2.8%	$340,000	2.7%	3.01	9/30/2038	3, 10-year options
Staples, Inc. Total			1,889,265	46.9%	$6,040,000	47.2%	$3.20
Largest Owned Tenants			4,031,127	100.0%	$12,800,000	100.0%	$3.18
Vacant			0	0.0	$0
Total / Wtd. Avg. All Owned Tenants			4,031,127	100.0%	$12,800,000

(1)	Based on the underwritten rent roll dated February 6, 2019.

(2)	Certain ratings are those of the parent company.

(3)	The tenants each signed a new 20-year NNN master lease with no termination option and three, approximately 10-year extension options that have rent escalations of 2% per year.

(4)	The third renewal option for Staples, Inc. / Staples NAD is 9.5 years.

The following table presents certain information relating to the lease rollover schedule at the Staples Strategic Industrial Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027	0	0.0	0.0%	0	0.0	0.00	0
2028	0	0.0	0.0%	0	0.0	0.00	0
2029	0	0.0	0.0%	0	0.0	0.00	0
2030 & Thereafter	4,031,127	100.0	100.0%	12,800,000	100.0	3.18	2
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	4,031,127	100.0%		$12,800,000	100.0%	$3.18	2

(1)	Based on the underwritten rent roll dated February 6, 2019.

The following table presents certain information relating to historical leasing at the Staples Strategic Industrial Properties:

Historical Leased%

	2015	2016	2017	As of 2/6/2019(1)
Owned Space	100.0%	100.0%	100.0%	100.0%

(1)	Based on underwritten rent roll dated February 6, 2019.

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■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Staples Strategic Industrial Properties:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per SF
Base Rent	$12,800,000	$3.18
Contractual Rent Steps(3)	256,000	0.06
Gross Potential Rent	$13,056,000	$3.24
Total Reimbursements	0	$0.00
Net Rental Income	$13,056,000	$3.24
Economic Vacancy & Credit Loss	(652,800)	(0.16)
Effective Gross Income	$12,403,200	$3.08

Management Fee	372,096	0.09
Total Expenses(4)	372,096	0.09

Net Operating Income	$12,031,104	$2.98
TI/LC	800,822	0.20
Capital Expenditures	403,113	0.10
Net Cash Flow	$10,827,169	$2.69

Occupancy	95.0%
NOI Debt Yield(5)	9.5%
NCF DSCR(5)	1.72x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Historical cash flow figures were not provided by the borrowers as the Staples Strategic Industrial Properties were owned and operated by the tenant prior to the execution of a new 20-year master leases as part of a sale-leaseback in October 2018.

(3)	Contractual Rent Steps are underwritten through September 2019.

(4)	Underwritten Total Expenses includes an unrecoverable 3.0% management fee.

(5)	Debt service coverage ratios and debt yields are based on the Staples Strategic Industrial Loan Combination.

■	Appraisal. According to the appraisal, the Staples Strategic Industrial Properties have an aggregate “as-is” appraised value of $201,450,000 with an appraisal date for each between August 29, 2018 and September 4, 2018.

Appraisal Approach(1)(2)	Value	Discount Rate	Capitalization Rate
Staples - Hagerstown, MD	$54,700,000	7.00%	N/A
Staples - Montgomery, NY	$40,000,000	7.25%	N/A
Staples - Terre Haute, IN	$38,750,000	7.75%	N/A
Staples - London, OH	$24,100,000	7.75%	N/A
Staples - Beloit, WI	$18,700,000	8.00%	N/A
Staples - Dayville, CT	$14,300,000	8.00%	N/A
Staples - Arden Hills, MN	$5,600,000	7.50%	N/A
Staples - Putnam, CT	$5,300,000	8.00%	N/A

(1)	Source: Appraisal

(2)	Based on Discounted Cash Flow Analysis Approach.

■	Environmental Matters. The Phase I environmental report dated September 19, 2018 for the Staples - Dayville, CT property (the “Dayville Property”) identified a recognized environmental condition in connection with suspected groundwater and soil pollution and recommended further sampling in accordance with the Connecticut Property Transfer Act’s assessment requirements to determine if long-term monitoring or remediation is necessary. The first round of sampling was completed in April 2018 and results indicated that additional delineation and characterization was needed at five of the areas of concern at the Dayville Property. On July 31, 2018 and August 1, 2018, a second round of investigation was conducted including 16 soil borings and the installation of two additional monitoring wells. The results of the second round of sampling concluded that additional delineation was still required for three remaining areas of concern at the Dayville Property. At origination, the borrower obtained a Lender Environmental Collateral Protection and Liability Insurance Policy from Steadfast Insurance Company, with individual claim limits and an aggregate claim limit of $1,000,000, a $25,000 deductible and an expiration date of September 29, 2031. The borrower is required, on or prior to the ARD date, to obtain a new secured lender’s policy (on terms and with limits substantially similar to the policy in place at origination) with a term of no less than eight years unless, prior to the ARD, the borrower delivers (i) a “no further action” letter from the applicable governmental authority indicating that no additional monitoring or remediation is required and (ii) a clean Phase I environmental report. The related tenant also purchased a premises pollution liability policy (the “Dayville PPL Policy”), with individual claim limits and an aggregate claim limit of $5,000,000, a $25,000 deductible and a term of 10 years, that named the lender as an additional insured. The

LOAN #5: staples strategic industrial

lender agreed pursuant to the loan agreement to look to the Dayville PPL Policy first before making a claim under the environmental indemnity agreement. See “Risk Factors—Environmental Considerations” in the Preliminary Prospectus.

■	Market Overview and Competition. The Staples Strategic Industrial Properties are located in a mix of secondary and tertiary industrial markets including Baltimore/DC, Greater NYC, Greater Indianapolis, Columbus, Greater Chicago, Greater Boston and Minneapolis. According to the loan sponsors, these markets were selected by Staples, Inc.’s senior leadership for their access to skilled labor pools and proximity to logistics corridors and to Staples Strategic Industrial customers. The Staples Strategic Industrial Properties are within industrial markets that report market vacancy rates below 5.5% and submarket vacancy ranging from 0.0% to 7.2%. According to the appraisers’ concluded market rents, the Staples Strategic Industrial in-place rents are below market by 17.8% on a weighted average basis.

The below tables summarizes the market information for the Staples Strategic Industrial Properties:

Market Summary(1)
Property Name “Staples – ”	% of Allocated Loan Amount	Market	5 Mile Radius 2017 Population	5 Mile Radius 2017 Household Income	Industrial Market	Industrial Submarket	Rent			Vacancy
							Market / Submarket as of Q2 2018	Appraiser Concluded	In Place(2)	Market / Submarket as of Q2 2018
Hagerstown, MD	27.8%	Baltimore / DC	61,542	$50,119	NAV	Washington County	NAV / $4.81	$3.75	$3.50	NAV / 2.6%
Montgomery, NY	21.4%	Greater NYC	28,583	$82,328	Northern New Jersey	Orange County	$7.87 / $6.81	$5.25	$3.25	3.9% / 5.0%
Terre Haute, IN	16.7%	Greater Indianapolis	14,249	$59,287	Vigo County	NAV	$2.07 / NAV	$3.15	$2.50	4.6% / NAV
London, OH	12.3%	Columbus	17,139	$50,544	Columbus	Madison County	$3.66 / $6.23	$3.20	$2.76	4.1% / 0.0%
Beloit, WI	9.0%	Greater Chicago	59,938	$47,466	Madison	Rock County	$4.90 / $4.15	$3.50	$3.25	3.5% / 5.2%
Dayville, CT	7.5%	Greater Boston	25,383	$57,992	Hartford	Windham County	$4.60 / $3.83	$4.25	$3.74	5.4% / 7.2%
Arden Hills, MN	2.8%	Minneapolis	198,195	$68,851	Minneapolis / St. Paul	North Central	$6.72 / $6.79	$4.00	$3.01	3.6% / 3.5%
Putnam, CT	2.6%	Greater Boston	22,735	$60,123	Hartford	Windham County	$4.60 / $3.83	$4.00	$4.77	5.4% / 7.2%
Total / Wtd. Avg.	100.0%							$3.87	$3.18

(1)	Source: Appraisal

(2)	In Place figures are based on the underwritten rent roll dated February 6, 2019.

Staples - Hagerstown, MD (27.8% of Allocated Loan Amount (“ALA”)): Staples - Hagerstown, MD, encompassing over 1.0 million SF on 118 acres, is USR’s largest distribution center serving 300 stores throughout the eastern seaboard and handling nearly $1.7 billion in sales volume as of fiscal year 2017. Staples - Hagerstown, MD is located in the Washington County industrial market. According to the appraisal, Hagerstown’s central location and ease of access to Interstate 81 and Interstate 70, provides an ideal location for shipping and logistics companies in the area. As such, the concentration of transportation and warehousing employment in the area is more than twice that of the state and nation and has risen over the past five years. Top employers in the area include national companies, such as FedEx and smaller companies, such as Bowman Logistics. Developers have entered the market and are building industrial properties. Vacancies have been at or below 5.0% for the past five years for this market. The market will deliver a 504,000 SF warehouse later this year, which is likely to raise vacancy levels to 5.0% from 2.6% as of the second quarter 2018.

Staples - Montgomery, NY (21.4% of ALA): Staples - Montgomery, NY is located within a 75 mile radius of New York City, in the Northern New Jersey industrial market and services the New York Department of Education as well as the general New York City market. According to an industry report and the appraisal, vacancy in the Northern New Jersey industrial market has declined in eight consecutive years, following the economic downturn in 2008. Additionally, in the first half of 2018 nearly 9.3 million SF of space has been absorbed.

Staples - Terre Haute, IN (16.7% of ALA): Staples - Terre Haute, IN is located in a rural community of southwestern Indiana, approximately 75 miles from the Indianapolis central business district. Staples - Terre Haute, IN is located within the Greater Indianapolis market and services 300 stores and handles more than $1.0 billion in sales volume in the Midwest and Texas.

Staples - London, OH (12.3% of ALA): Staples - London, OH is located in the Columbus industrial market, approximately 25 miles west of Columbus and services 100% business customers and moves nearly 15 million

LOAN #5: staples strategic industrial

cartons annually and generates approximately $756 million in sales volume. According to the appraisal, the Columbus metro area population has grown over the past decade and exhibits both a higher rate of GDP growth and a higher level of GDP per capita than the nation overall. The Columbus industrial market also exhibited net absorption totaling approximately 2.4 million SF in the second quarter 2018.

Staples - Beloit, WI (9.0% of ALA): Staples - Beloit, WI is located in south central Wisconsin and services the Chicago and Milwaukee markets that are located within a 75 mile radius. Staples - Beloit, WI property moves more than 9.5 million cartons annually and generates over $500 million in sales volume.

Staples - Dayville, CT (7.5% of ALA) and Staples – Putnam,CT (2.6% ALA): Staples - Dayville, CT and Staples – Putnam, CT are located within the Windham County industrial submarket within a two-mile radius. Staples - Dayville, CT features a distribution center buildout and is complimentary to the fulfillment center buildout of Staples - Putnam, CT. Windham County is situated along Interstate 395, and is within a 70 mile radius of Worchester, Hartford and Boston.

Staples - Dayville, CT is in proximity to the Boston and New York City markets and serves over 100 of USR’s stores.

Staples – Putnam, CT services the Northeastern US and handles approximately $384 million of sales volume annually.

Staples – Arden Hills, MN (2.8% of ALA): Staples - Arden Hills, MN, is located within a 15-mile radius of the Minneapolis CBD and enables next day service to enterprise customer accounts that produce approximately $86 million in annual sales and features newly invested robotics that help move more than two million cartons annually.

■	The Borrower. The borrower for the Staples Strategic Industrial Loan Combination is LCN STP Hagerstown (Multi) LLC, a Delaware limited liability company and a special purpose entity with two independent directors (the “Staples Strategic Industrial Borrower”). Legal counsel to the Staples Strategic Industrial Borrower delivered a non-consolidation opinion in connection with the origination of the Staples Strategic Industrial Loan Combination.

The loan sponsors for the Staples Strategic Industrial Loan are Edward V. LaPuma and Bryan York Colwell, the co-founders and managing partners of LCN Capital Partners (“LCN”). The non-recourse carveout guarantor is LCN North American Fund II REIT, a fund of LCN. LCN is a private equity firm with offices in New York, London and Luxembourg that specializes in sale-leaseback, built-to-suit and select net lease investments that range from $20 million to $200 million across North America and Europe. LCN currently has over $1.2 billion in discretionary equity capital committed and has over $2 billion in real estate assets under management.

■	Escrows.

Tax Escrows - Real estate tax escrows are waived so long as (i) no Trigger Period (as defined below) is continuing, (ii) the Staples Tenants or any replacement NNN lease are obligated to pay (and are paying) all real estate taxes directly to the applicable governmental authority, and (iii) the Staples Tenants’ leases or any replacement NNN lease remain in full force and effect and no event of default beyond the expiration of any applicable notice and cure period is continuing thereunder. If such conditions are no longer satisfied, on a monthly basis, the borrower is required to deposit an amount equal to 1/12 of the estimated annual real estate taxes into a tax reserve.

Insurance Escrows - Insurance escrows are waived so long as (i) no Trigger Period is continuing, (ii) the Staples Tenants or any replacement NNN lease are obligated to obtain and pay for (and are paying for) all insurance coverages required under the Staples Strategic Industrial loan documents, and (iii) the Staples Tenants’ leases or any replacement NNN lease, respectively, remain in full force and effect and no event of default beyond the expiration of any applicable notice and cure period is continuing thereunder. If such conditions are no longer satisfied, on each due date, the borrower will be required to fund an insurance reserve in a monthly amount equal to 1/12 of the amount that the lender estimates will be necessary to pay the annual insurance premiums.

Replacement Reserves - On a monthly basis, during the continuance of (i) a Lease Sweep Period (as defined below) or (ii) any period when the entirety of the Staples Strategic Industrial Properties are not leased pursuant to the respective leases or a replacement NNN lease which, in either case, requires such tenant to pay for all capital expenditures at their respective property, the borrower is required to escrow an amount equal to approximately $50,389 per month into a capital expenditure reserve.

LOAN #5: staples strategic industrial

Quarterly Rent Reserves - For so long as the respective lessees pay rent to the borrower on a quarterly basis, a quarterly rent reserves will be maintained to hold such full quarterly rent payments. An amount necessary to fund all outstanding reserves and pay monthly debt service on the Staples Strategic Industrial Loan for the month in which the quarterly rent payment is made (the “Monthly Required Payment Amount”) is applied to such outstanding reserves and monthly debt service for such month, an amount equal to two times the Monthly Required Payment Amount is held in a quarterly rent reserve account (to be applied on the next two succeeding monthly payment dates) and the excess is disbursed to the borrower, provided no Trigger Period is continuing.

■	Lockbox and Cash Management. The Staples Strategic Industrial Loan is structured with a hard lockbox and in-place cash management. The related borrower is required to cause all rents to be deposited directly into the lender-controlled lockbox account. All funds received by the borrower or the manager are required to be deposited in the lockbox account within two business days following receipt. Funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied on each payment date to the payment of debt service, the funding of required reserves and budgeted monthly operating expenses. Provided no Trigger Period (as defined below) is continuing, excess cash in the deposit account will be disbursed to the borrower in accordance with the Staples Strategic Industrial Loan documents. If a Trigger Period is continuing (and no Lease Sweep Period (as defined below) is continuing), excess cash in the deposit account will be transferred to an account held by the lender as additional collateral for the Staples Strategic Industrial Loan.

A “Trigger Period” occurs on the date that any of the following has occurred: (i) the ARD, (ii) any event of default, (iii) the date that the debt service coverage ratio, as calculated in the loan documents at the end of each calendar quarter, falls below 1.20x and (iv) the commencement of a Lease Sweep Period (as defined below) and may be cured (a) with respect to clause (i) above, if the debt is paid in full, (b) with respect to clause (ii) above, upon the acceptance by the lender of a cure of such event of default, (c) with respect to clause (iii) above, upon the achievement of a debt service coverage ratio of 1.25x or greater for one calendar quarter and (d) with respect to clause (iv), such Lease Sweep Period has ended pursuant to the terms of the Staples Strategic Industrial Loan Combination documents.

A “Lease Sweep Period” commences upon the first monthly payment date following the occurrence of any of the following: (a) the date by which the related tenant is required under the Sweep Lease (as defined below) to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) the early termination, early cancellation or early surrender of a Sweep Lease (or any material portion thereof) or the borrower’s receipt of notice by the related tenant of its intent to effect an early termination, early cancellation or early surrender of its Sweep Lease (or any material portion thereof); (c) a tenant under a Sweep Lease (as defined below) ceasing to operate its business at 40% or more of the space leased by Staples USR or 40% or more of the space on the leased by Staples NAD or 40% or more of the aggregate SF of all Staples Strategic Industrial Properties (i.e., “going dark”); (d) a monetary or material non-monetary default under a Sweep Lease by a tenant beyond any applicable notice and cure period or (e) a bankruptcy or insolvency proceeding of a tenant under a Sweep Lease or its parent.

A Lease Sweep Period ends when (1) in the case of clauses (a), (b) or (c) above, the Staples Strategic Industrial Properties (or applicable portion thereof) have been leased pursuant to one or more “qualified leases” (as such term is defined in the Staples Strategic Industrial Loan documents) and, in the lender’s reasonable judgment, sufficient funds have accumulated in the lease sweep reserve account (during the continuance of the subject Lease Sweep Period) to cover all anticipated approved leasing expenses, free rent periods and/or rent abatement periods set forth in all such “qualified leases” and any shortfalls in required payments under the loan documents or operating expenses as a result of any anticipated down time prior to the commencement of payments under such qualified leases, (2) in the case of clause (a) above, the tenant exercises its renewal option and in the lender’s reasonable judgment, sufficient funds have accumulated in the lease sweep reserve account (during the continuance of the subject Lease Sweep Period) to cover all anticipated approved leasing expenses, free rent periods and/or rent abatement periods in connection with such renewal or extension, (3) in the case of clause (c) above, either (x) funds in an amount equal to the applicable Go Dark Event Sweep Cap (as defined below) have accumulated in the lease sweep reserve account or (y) the borrower has delivered an acceptable letter of credit to the lender with a face amount at least equal to the applicable Go Dark Event Sweep Cap, (4) in the case of clause (d) above, the subject default has been cured and (5) in the case of clause (e) above, the applicable bankruptcy has terminated and the applicable Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender.

Under the Staples, Inc. lease and the USR Parent Inc. lease, if the tenant thereunder goes dark (by either vacating or subleasing) in 40% or more of the total SF demised under such lease, the tenant thereunder will be required to post a letter of credit with the borrower, in an amount equal to (i) 12 months’ base rent due under the applicable lease (if the tenant goes dark in 40% or more but less than 60% of such space) or (ii) 24 months’ base rent due under the applicable lease (if the tenant goes dark in more than 60% of such leased space). Upon receipt of any such letter of

LOAN #5: staples strategic industrial

credit, the borrower is required to immediately assign such letter of credit to the lender and, if a lease sweep tenant is in a Lease Sweep Period pursuant to clause (c) above, such letter of credit will be deemed to be a letter of credit delivered to the lender for the purpose of curing the applicable Lease Sweep Period, provided such letter of credit is at least equal to the portion of rent payable with respect to the dark space in question for the following 12 months, as determined by the lender. For so long as the lender is holding a letter of credit, the lender will hold such letter of credit in accordance with the terms of the applicable lease, except that, from and after an event of default under such lease, the lender will have the right to immediately draw on such letter of credit in full and deposit such drawn amount into the lease sweep reserve under the loan. To the extent that the lender is unable to draw on such letter of credit after the occurrence of an event of default under the loan or an event of default under the applicable lease, the amount of such letter of credit (up to the portion of rent payable with respect to the dark space in question for the following 12 months) will be recourse to the guarantor.

“Sweep Lease” means (i) the leases with Staples NAD and/or Staples USR as applicable, and (ii) any replacement lease at the Staples Strategic Industrial Properties which covers (x) the entire rentable space at an individual Staples Strategic Industrial Property or (y) 250,000 or more rentable SF at the Staples Strategic Industrial Properties.

“Go Dark Event Sweep Cap” means an amount equal to a portion of the rent payable under the Lease Sweep Lease in question and allocated to the dark space, for the 12 months following the tenant under the Lease Sweep Lease going dark.

■	Property Management. The Staples Strategic Industrial Properties are self-managed by Staples, Inc., an affiliate of the tenant, under the respective master leases.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. The Staples Strategic Industrial Loan permits the release of a 0.97-acre vacant strip of land located on the edge of the 80-acre Staples - Montgomery, NY property, which the borrower is currently under contract to sell to the adjacent landowner. In connection with such sale, the borrower will be permitted to release such strip of land from the lien without payment of any consideration for the release, provided that (i) no event of default is continuing, (ii) such strip of land is legally subdivided and on a separate tax parcel from the remainder of the Staples - Montgomery, NY property, (iii) the release does not adversely affect the use or operation of, or access to or from, the remaining portion of the Staples - Montgomery, NY property, (iv) after giving effect to such release, the loan-to-value ratio of the remaining Staples Strategic Industrial Properties is no more than 125%, (v) the lender has received and approved all applicable release documents and evidence of tax parcel separation and (vi) the borrower pays all of the lender’s costs and expenses.

■	Terrorism Insurance. The Staples Strategic Industrial Loan Combination documents require that the “all-risk” insurance policy required to be maintained by the Staples Strategic Industrial Borrower provides coverage for terrorism in an amount equal 100% of the replacement cost of the Staples Strategic Industrial Properties, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the Staples Strategic Industrial Borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties”“ in the Preliminary Prospectus.

LOAN #6: 210 EAST 39TH STREET

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GACC
Location (City/State)	New York, New York	Cut-off Date Balance	$33,900,000
Property Type	Multifamily	Cut-off Date Balance per Unit	$616,363.64
Size (Units)	55	Percentage of Initial Pool Balance	3.8%
Total Occupancy as of 1/2/2019	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 1/2/2019	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2017 / NAP	Mortgage Rate	5.18828%
Appraised Value	$52,300,000	Original Term to Maturity (Months)	120
Appraisal Date	11/8/2018	Original Amortization Term (Months)	NAP
Borrower Sponsors	Charles Blaichman, Scott Shnay, Abram Shnay	Original Interest Only Period (Months)	120
and Michael Barry	First Payment Date	3/6/2019
Property Management	CBJ Management LLC	Maturity Date	2/6/2029

Underwritten Revenues	$2,851,173
Underwritten Expenses	$528,535
Underwritten Net Operating Income (NOI)	$2,322,637	Escrows(1)
Underwritten Net Cash Flow (NCF)	$2,313,342	Upfront	Monthly
Cut-off Date LTV Ratio	64.8%	Taxes	$13,023	$6,512
Maturity Date LTV Ratio	64.8%	Insurance	$10,055	$2,514
DSCR Based on Underwritten NOI / NCF	1.30x / 1.30x	Replacement Reserve	$0	$775
Debt Yield Based on Underwritten NOI / NCF	6.9% / 6.8%	Other	$0	(1)

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$33,900,000	92.2%	Loan Payoff	$35,954,126	97.7%
Mezzanine Loan Amount	2,400,000	6.5	Closing Costs	804,845	2.2
Principal’s New Cash Contribution	482,050	1.3	Upfront Reserves	23,079	0.1

Total Sources	$36,782,050	100.0%	Total Uses	$36,782,050	100.0%

(1)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “210 East 39th Street Loan”) is secured by a first mortgage encumbering the borrower’s fee simple interest in a newly constructed high-rise multifamily building consisting of 55 units, located in New York, New York (the “210 East 39th Street Property”). The 210 East 39th Street Loan has an outstanding principal balance as of the Cut-off Date of $33,900,000 and represents approximately 3.8% of the Initial Pool Balance. The 210 East 39th Street Loan was originated by Deutsche Bank AG, acting through its New York Branch (an affiliate of German American Capital Corporation) (“DBNY”) on January 14, 2019. The 210 East 39th Street Loan accrues interest at an interest rate of 5.18828% per annum. The proceeds of the 210 East 39th Street Loan along with the $2,400,000 mezzanine loan and approximately $482,050 of borrower sponsor equity were primarily used to refinance a previous loan secured by the 210 East 39th Street Property, pay closing costs and fund upfront reserves.

The 210 East 39th Street Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The 210 East 39th Street Loan requires interest-only payments for the full term and has a scheduled maturity date that is the due date in February 2029. Provided that no event of default has occurred and is continuing under the 210 East 39th Street Loan documents, at any time after the second anniversary of the securitization closing date, the 210 East 39th Street Loan may be defeased with certain direct full faith and credit obligations of the United States or other obligations which are “government securities” permitted under the 210 East 39th Street Loan documents. Voluntary prepayment of the 210 East 39th Street Loan is permitted (in whole, but not in part) without penalty on or after the due date occurring in October 6, 2028.

■	The Mortgaged Property. The 210 East 39th Street Property is a 19-story, Class A multifamily building containing 55 units located in the Murray Hill neighborhood in midtown Manhattan. The 210 East 39th Street Property is the residential unit of a two-unit condominium building newly constructed in the fall of 2017. The 210 East 39th Street Property has been demised into two condominium units, one for the residential portion of the building and one for the community facility component, which contains 9,730 SF across the first, second and third floors and is not part of the collateral for the 210 East 39th Street Loan. The borrower sponsors of the 210 East 39th Street Property also developed, own and operate the adjacent building at 200 East 39th Street, which along with the 210 East 39th Street Property comprise the “The Frontier” complex. The sponsors acquired the 210 East 39th Street Property in June 2014 for approximately $11.8 million and subsequently demolished the improvements to begin reconstruction in 2014-2015. The sponsors have invested approximately $29.1 million ($528,364/unit) of capital into completing the construction of the 210 East 39th Street Property for a total cost basis of approximately $40.9 million ($743,431/unit).

The 210 East 39th Street Property has a unit mix that consists of six studios, 34 one-bedroom and 15 two-bedroom apartments. The weighted average unit size at the 210 East 39th Street Property is 802 SF and the weighted average

LOAN #6: 210 EAST 39TH STREET

monthly rent is $4,385 ($5.47 per SF per month). The 210 East 39th Street Property was built as an “80/20” building in which 20% of the units (11 units) are reserved for low-income residents. The market-rate units feature granite countertops, wooden cabinetry, bamboo wood strip flooring, a stacked Bosch washer and dryer, and stainless steel Bosch appliances, including a range, microwave, dishwasher and refrigerator. The affordable units have white Whirlpool ranges and refrigerators, are carpeted, and do not have in-unit washers and dryers, a microwave or dishwasher. Common area amenities at the 210 East 39th Street Property include a furnished roof deck with a grill, a residents’ lounge with workstations, TVs, ping-pong and billiards, bike storage and laundry facilities in the cellar. There is an easement agreement between the 210 East 39th Street Property and the adjacent 200 East 39th Street building, which allows ingress and egress where the buildings are connected in the lobby and cellar. In addition, the 210 East 39th Street Property and 200 East 39th Street buildings share each building’s amenities. The Frontier complex also shares a 24-hour/7-day per week attended lobby with a reception desk, a fitness room with treadmills, bicycles and weight lifting equipment, a landscaped and furnished rooftop terrace with a grill, laundry facilities and bike storage.

The following table presents certain information relating to the units and rent at the 210 East 39th Street Property:

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Average Unit Size (SF)	Average Market Rent per Month(2)(3)	In-Place Average Rent per Month
Studio	6	10.9%	6	100.0%	539	$3,855	$3,372
1 BR	34	61.8	34	100.0	727	4,625	$3,851
2 BR	15	27. 3	15	100.0	1,076	7,230	$6,000
Total / Wtd. Avg.	55	100.0%	55	100.0%	802	$5,251	$4,385

(1)	Based on the underwritten rent roll dated January 2, 2019.

(2)	Source: Appraisal.

(3)	The Average Market Rent per Month represents market rent for the market-rate eligible apartments.

■	Tax Abatement. The 210 East 39th Street Property was built as an “80/20” building in which 20% of the units (11 units) are reserved for low-income residents and are leased to households whose income at the time of occupancy does not exceed 60% of the area’s median income. In exchange for receiving the 421-a exemption, the landlord is obligated to register all low-income units with DHCR (the Division of Housing and Community Renewal) and follow rent stabilization guidelines in determining rent increases for the term of the exemption. At the end of the 20-year exemption period, the market rate units become “destabilized” and are legally able to achieve market rents while the 11 affordable units will remain affordable in perpetuity.

Pursuant to Section 421-a of the New York State Real Property Tax Law and a certain Certificate of Eligibility issued by the City of New York acting by and through the Department of Housing Preservation and Development, the 210 East 39th Street Property is entitled to a 20-year abatement of (i) 100% for years 1-12, (ii) 80% for years 13-14, (iii) 60% for years 15-16, (iv) 40% for years 17-18 and (v) 20% for years 19-20, of a certain portion of the real estate taxes in connection with the increased value attributable to completion of the building. The tax abatement began on July 1, 2018 for the July 2018/2019 tax year and expires in the 2038/2039 tax year.

■

REA. The 210 East 39th Property is subject to a reciprocal easement agreement (“REA”) with the adjacent rental building at 200 East 39th Street. The easement grants both buildings a mutual, nonexclusive and perpetual easement for ingress and egress to and from the properties and for use of the common areas. As a result, the buildings can share the common amenity spaces, including the lobby and doorman in 200 East 39th Street. Additionally, 200 East 39th Street is on a ground lease through 2111 and there is an annual easement fee to the ground lessor of the adjacent 200 East 39th Street property of $72,000 per year, which is shared proportionately to the SF of the two buildings, but is a joint and several obligation of the two owners. The easement fee will increase each year beginning July 2020, by the percentage increase in gross rents from the year prior. The easement fee to the ground lessor and maintenance expenses among the owners are shared proportionately to the SF of the two buildings, with the REA fee being a joint and several obligation among the two owners. The REA is a covenant running with the land, insured as a beneficial easement in the lender’s title policy, which would remain in place as a benefit to the 210 East 39th Street Property upon a foreclosure of the 210 East 39th Street Loan. A counterpart is not permitted to expend maintenance costs (other than in an emergency) without prior to notice to the other party and agreement on such costs. Additionally, pursuant to an estoppel and agreement delivered to lender, the counterparts to the REA have agreed to notice and cure rights in favor of lender. The ground lessor of the adjacent property has the right to terminate the REA within 90 days of the termination of the ground lease; however, the parties to the REA, including the ground lessor, have agreed in an estoppel that so long as the 210 East 39th Street Loan remains outstanding, the parties will not

LOAN #6: 210 EAST 39TH STREET

amend, supplement, terminate or modify the REA without the prior written consent of the lender, not to be unreasonably withheld, conditioned or delayed.

The following table presents certain information relating to historical leasing at the 210 East 39th Street Property:

Historical Leased %(1)(2)

As of 1/2/2019
Owned Space	100.0%

(1)	Based on the underwritten rent roll dated January 2, 2019.

(2)	The 210 East 39th Street Property was completed in the fall of 2017. As a result, historical occupancy information is not available.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 210 East 39th Street Property:

Cash Flow Analysis(1)(2)

	TTM 10/31/2018	Underwritten	Underwritten $ per Unit
Base Rent	$1,523,308	$2,893,841	$52,615
Vacancy & Credit Loss & Concessions	(31,256)	(144,692)	(2,631)
Other Income	54,729	102,024	1,855
Effective Gross Income	$1,546,780	$2,851,173	$51,840

Real Estate Taxes(3)	$45,578	$75,863	$1,379
Insurance	39,786	25,187	458
Management Fee	0	85,535	1,555
Other Operating Expenses	330,865	341,949	6,217
Total Operating Expenses	$416,229	$528,535	$9,610

Net Operating Income	$1,130,551	$2,322,637	$42,230
Replacement Reserves	0	9,295	169
Net Cash Flow	$1,130,551	$2,313,342	$42,061

Occupancy(4)	100.0%	95.0%
NOI Debt Yield	3.3%	6.9%
NCF DSCR	0.63x	1.30x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Historical financial information is not available as construction of the 210 East 39th Street Property was completed in the fall of 2017.

(3)	The 210 East 39th Street Property is subject to a 20-year tax abatement via a 421-a tax abatement program. The tax abatement began in July 2018 and expires in the 2038/2039 tax year. Real estate taxes at the 210 East 39th Street Property were underwritten to a 10-year expected average with a 12.72% tax rate on the taxable value with the 421-a tax abatement program.

(4)	TTM Occupancy is as of January 2, 2019. The underwritten occupancy represents the economic vacancy of 5.0%.

■	Appraisal. According to the appraisal, the 210 East 39th Street Property had an “as-is” appraised value of $52,300,000 as of November 8, 2018.

Appraisal Approach	Value(1)	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$53,500,000 / $50,800,000	N/A	3.75% / 4.00%
(1)	Includes $9,800,000 present value of 421-a tax exemption.

■	Environmental Matters. According to a Phase I environmental report, dated November 16, 2018, there are no recognized environmental conditions or recommendations for further action at the 210 East 39th Street Property.

■	Market Overview and Competition. The 210 East 39th Street Property is located on 39th Street between Third Avenue and Tunnel Exit Street in the Murray Hill neighborhood of New York City. Murray Hill is a largely residential neighborhood characterized by turn of the century townhouses along the side streets, with pre- and post-war apartment buildings along the avenues. Murray Hill has access to shopping, public transportation and various cultural, educational and recreational amenities. 34th Street and Third Avenue are the primary retail areas near the 210 East 39th Street Property with local shops, restaurants and stores. The 4, 5 and 6 subway lines run along Lexington Avenue with stations at 33rd Street and 42nd Street at Grand Central Station. In addition, bus transit is available on all major avenues and cross streets including 34th Street. NYU Medical Center and Bellevue Hospital are located between 25th and 34th Street east of First Avenue.

LOAN #6: 210 EAST 39TH STREET

According to the appraisal, as of October 2018, the average monthly rental rate for non-regulated free-market rate apartments was $4,104. As of October 2018, the vacancy rate for non-regulated free-market rate apartments was 1.5%.

The following table presents certain information relating to the primary competition for the 210 East 39th Street Property:

Directly Competitive Buildings(1)

	210 East 39th Street Property(2)	The Frontier	House39	Theater House	235 East 44th Street	Aalto 57
Number of Stories	19	19	36	23	20	21
Year Built	2017	2015	2017	2017	2016	2016
Number of units	55	91	373	105	67	169
Occupancy	100%	100%	97%	99%	94%	94%
Avg. Unit Size (SF):
- Studio	539	578	454	NA	477	544
- 1-BR	727	674	689	NA	638	840
- 2-BR	1,076	1070	888	NA	965	1191
Avg. Rent per Month:
- Studio	$3,372	$3,654	$4,050	$3,259	$2,785	$3,788
- 1-BR	$3,851	$4,454	$5,563	$4,206	$3,812	$5,214
- 2-BR	$6,000	$7,483	$6,858	$5,817	$5,038	$8,538

(1)	Source: Appraisal.

(2)	The Occupancy, Avg. Unit Size (SF) and Avg. Rent per Month for the 210 East 39th Street Property is based off of the underwritten rent roll dated January 2, 2019.

■	The Borrower. The borrower is CB Tarter Property LLC, a Delaware limited liability company and single-purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 210 East 39th Street Loan. Charles Blaichman, Scott Shnay, Abram Shnay and Michael Barry are the borrower sponsors and Charles Blaichman, Scott Shnay, Abram Shnay and Ironstate Holdings LLC are nonrecourse carve-out guarantors for the 210 East 39th Street Loan.

Charlie Blaichman is the owner of CB Developers, a development firm with extensive experience developing hundreds of luxury residential units and hundreds of thousands of commercial space across New York City. Scott Shnay and Abram Shnay are the owners of SK Development, partnered with CB Developers to develop over $500 million of projects including 10 Bond Street, 301 East 50th Street, 626 Driggs Avenue and 280 Metropolitan Avenue. Additionally, CB Developers developed The Jefferson at 211 East 13th Street, 200 East 39th Street, and Reade Chambers – 71 Reade Street.

Ironstate Development is a vertically integrated real estate development, investment, and management company that has completed over a billion dollars’ worth of development projects across New York City and New Jersey. Ironstate Development develops residential properties, hotels, and mixed-use properties, as well as properties ranging from public transit and parks to retail spaces, parking, and restaurants. Its services include mixed-use development, mixed-income housing, environmental remediation, site assembly and relocation, and parking solutions. The company was founded in 2001 and is based in Hoboken, New Jersey. Ironstate Development is currently or has developed of over $1.0 billion of residential, hotel and mixed-use properties including the Standard East Village, a transformation of the Cooper Square Hotel into a 145-room boutique hotel with two restaurants, The Jefferson, an 83-unit condominium project in the East Village neighborhood of Manhattan that was developed in partnership with CB Developers and SK Development, 50, 70 & 80 Columbus, the construction of two multifamily buildings with over 900 units and a 152-key Marriott, and Urby Staten Island, a new construction project that will feature 900 LEED certified residential units, 35,000 SF of ground floor retail, 600 parking spaces, and a public plaza.

■	Escrows. On the origination date of the 210 East 39th Street Loan, the borrower funded reserves of (i) $13,023 for real estate taxes and (ii) $10,055 for insurance premiums.

On each due date, the borrower will be required to fund the following reserves (i) one-twelfth of the taxes that the lender estimates will be payable over the next ensuing 12-month period (initially estimated to be $6,512), (ii) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage (initially estimated to be $2,514), (iii) $775 for capital expenditures, (iv) one-twelfth of the common charges that the lender estimates will be payable over the next-ensuing 12-month period and (v) one-twelfth of the REA fee that will be payable over the next ensuing 12-month period.

LOAN #6: 210 EAST 39TH STREET

■	Lockbox and Cash Management. The 210 East 39th Street Loan is structured with a soft lockbox and in place cash management. All deposits are required to be deposited by the property manager in the lockbox account within one business day of receipt by the borrower or property manager. All amounts in the lockbox account are required to be swept into a lender-controlled cash management account on each business day. Provided no Trigger Period (as defined below) occurs, the cash management account is required to permit automatic transfers of excess cash flow into the borrower’s operating account following payment of all monthly amounts due under the loan documents including, without limitation, taxes and insurance, debt service and required reserves and also approved operating expenses and mezzanine debt service. If a Trigger Period is continuing, excess cash will be transferred to a cash collateral account.

A “Trigger Period” means a period commencing upon the earlier to occur of (i) the occurrence of an event of default under the 210 East 39th Street Loan documents, (ii) the commencement of a Low Debt Service Period (as defined below) or (iii) the commencement of a mezzanine loan default.

A “Low Debt Service Period” means a period commencing upon (i) the combined debt service coverage ratio of the 210 East 39th Street Loan and the 210 East 39th Street Mezzanine Loan (the “210 East 39th Street Total Debt”) is less than 1.07x, and will end when the 210 East 39th Street Total Debt debt service coverage ratio is at least 1.12x or (ii) following the date that a mezzanine lender has acquired title to (or otherwise takes active voting control with respect to) the ownership interests which are pledged to such mezzanine lender in connection with any mezzanine loan, whether by foreclosure, acceptance of an assignment-in-lieu of foreclosure, or otherwise exercised remedies pursuant to the applicable mezzanine loan documents, the debt service coverage ratio of the 210 East 39th Street Loan is less than 1.23x, and will end when the 210 East 39th Street Loan debt service coverage ratio has achieved at least 1.28x.

■	Property Management. The 210 East 39th Street Property is currently managed by CBJ Management LLC, a borrower affiliate. Under the 210 East 39th Street Loan documents, the lender has the right to terminate or direct the borrower to terminate the property management agreement and replace the property manager if (i) an event of default occurs, (ii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds, (iii) the property manager becomes insolvent or (iv) a material default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. Subject to satisfaction of certain conditions in the 210 East 39th Street Loan documents, the borrower has the right to replace the property manager with a successor property manager pursuant to a new management agreement, each approved in writing by the lender in the lender’s reasonable discretion and, following securitization, by the applicable rating agencies.

■	Current Mezzanine or Secured Subordinate Indebtedness. Quadrant Mezz Fund, LP funded a $2,400,000 mezzanine loan (the “210 East 39th Street Mezzanine Loan”) to CB Tarter Mezz LLC (the “210 East 39th Street Mezzanine Borrower”), a Delaware limited liability company. The 210 East 39th Street Mezzanine Loan accrues interest at a rate of 10.75000% per annum and requires interest-only payments through the maturity date of February 6, 2029. The rights of the lender of the 210 East 39th Street Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Existing Mezzanine Debt” in the Preliminary Prospectus.

Financial Information

210 East 39th Street Total Debt
Cut-off Date Balance	$36,300,000
Cut-off Date LTV Ratio	69.4%
Maturity Date LTV Ratio	69.4%
DSCR Based on Underwritten NCF	1.13x
Debt Yield Based on Underwritten NOI	6.4%

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal 100% of the replacement cost of the 210 East 39th Street Property. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #7: fairbridge office portfolio

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	2		Loan Seller		CREFI
Location (City/State)	Various, Illinois		Cut-off Date Balance(5)		$32,750,000
Property Type	Office		Cut-off Date Balance per SF(4)		$123.86
Size (SF)	385,525		Percentage of Initial Pool Balance		3.7%
Total Occupancy as of 9/30/2018(1)	84.7%		Number of Related Mortgage Loans		None
Owned Occupancy as of 9/30/2018(1)	84.7%		Type of Security		Fee Simple
Year Built / Latest Renovation(2)	Various / NAP		Mortgage Rate		4.84000%
Appraised Value(2)	$64,700,000		Original Term to Maturity (Months)		120
Appraisal Date	10/22/2018		Original Amortization Term (Months)		360
Borrower Sponsors	Dmitry Gordeev and Fairbridge Partners, LLC		Original Interest Only Period (Months)		24
Property Management(3)	Various		First Payment Date		1/6/2019
			Maturity Date		12/6/2028

Underwritten Revenues	$9,497,243
Underwritten Expenses	$3,836,166		Escrows
Underwritten Net Operating Income (NOI)	$5,661,077			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,014,281		Taxes	$225,883	$56,471
Cut-off Date LTV Ratio(4)	73.8%		Insurance	$0	$0
Maturity Date LTV Ratio(4)	63.6%		Replacement Reserve	$0	$12,187
DSCR Based on Underwritten NOI / NCF(4)	1.87x / 1.66x		TI/LC(6)	$150,000	$70,680
Debt Yield Based on Underwritten NOI / NCF(4)	11.9% / 10.5%		Other(7)	$3,063,526	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$47,750,000	70.5%	Purchase Price(9)	$63,750,000	94.1%
Principal’s New Cash Contribution	16,195,652	23.9	Upfront Reserves	3,439,409	5.1
Other Sources(8)	3,802,088	5.6	Closing Costs	558,331	0.8
Total Sources	$67,747,740	100.0%	Total Uses	$67,747,740	100.0%

(1)	Based on the underwritten rent roll dated October 24, 2018 for the Oak Brook Gateway Property (as defined below) and the underwritten rent roll dated September 30, 2018 for the Cornerstone I at Cantera Property (as defined below).

(2)	See “Portfolio Summary” chart below for the Year Built and Appraised Values of the individual Fairbridge Office Portfolio Properties (as defined below).

(3)	See “—Property Management” below.

(4)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Fairbridge Office Portfolio Loan Combination (as defined below).

(5)	The Cut-off Date Balance of $32,750,000 represents the controlling note A-1 of the Fairbridge Office Portfolio Loan Combination, which is evidenced by two pari passu notes and has an aggregate outstanding principal balance as of the Cut-off Date of $47,750,000. See “—The Mortgage Loan” below.

(6)	Commencing on January 6, 2021, the TI/LC reserve will be subject to a cap of $1,700,000.

(7)	Upfront Other Reserve includes (i) $155,431 for immediate repairs, (ii) $2,321,974 for unfunded obligations and (iii) $586,121 for free rent related to various tenants across the Fairbridge Office Portfolio properties.

(8)	Other Sources consist of various credits awarded to the purchaser at origination, including, but not limited to: prepaid rents, tenant improvement allowances, free rent, tenant security deposits and real estate tax credits.

(9)	The total Purchase Price of $63,750,000 is comprised of $43,000,000 for the Oak Brook Gateway Property and $20,750,000 for the Cornerstone I at Cantera Property.

■	The Mortgage Loan. The mortgage loan (the “Fairbridge Office Portfolio Loan”) is part of a loan combination (the “Fairbridge Office Portfolio Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrowers’ fee simple interest in a two-property Class A office portfolio located in Illinois and totaling 385,525 SF of fully rentable space (the “Fairbridge Office Portfolio Properties”). The Fairbridge Office Portfolio Loan Combination, which is evidenced by the controlling note A-1, had an original principal balance of $32,750,000, has a Cut-off Date Balance of $32,750,000 and represents approximately 3.7% of the Initial Pool Balance. The Fairbridge Office Portfolio Loan Combination had an original principal balance of $47,750,000 and has an outstanding principal balance as of the Cut-off Date of $47,750,000. The non-controlling note A-2, which had an original principal balance of $15,000,000 and has an outstanding principal balance as of the Cut-off Date of $15,000,000, is currently held by CREFI and expected to be contributed to one or more future securitization transactions. The Fairbridge Office Portfolio Loan Combination, which accrues interest at a fixed rate of 4.84000% per annum, was originated by CREFI on November 30, 2018. The proceeds of the Fairbridge Office Portfolio Loan Combination, new cash contribution from the sponsors and purchaser credits were primarily used to acquire the Fairbridge Office Portfolio Properties, pay origination costs and fund reserves.

The Fairbridge Office Portfolio Loan Combination has an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Fairbridge Office Portfolio Loan Combination requires monthly payments of interest only through and including the monthly payment date in December 2020 followed by payments of principal and interest for the remaining term of the Fairbridge Office Portfolio Loan Combination. The scheduled maturity date of the Fairbridge Office Portfolio Loan Combination is the due date in December 2028. At any time after the earlier of (i) November 30, 2022 and (ii) the second anniversary of the securitization of the last note of the Fairbridge Office Portfolio Loan Combination, the Fairbridge Office Portfolio Loan Combination may be defeased with direct non–callable obligations backed by the full faith and credit of the United States of America. Voluntary prepayment of the Fairbridge Office Portfolio Loan is permitted on or after the due date occurring in September 2028 without payment of any prepayment premium.

LOAN #7: fairbridge office portfolio

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$32,750,000	$32,750,000	Benchmark 2019-B9	Yes
A-2	$15,000,000	$15,000,000	CREFI(1)	No
Total	$47,750,000	$47,750,000

(1)	Expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Properties. The Fairbridge Office Portfolio Properties consist of two Class A office properties located in Illinois. The property located at 1111 West 22nd Street in Oak Brook, Illinois (the “Oak Brook Gateway Property”) comprises 233,050 SF of office space and is located approximately 18.4 miles from downtown Chicago. The Oak Brook Gateway Property was built in 1984 and the improvements consist of one, eight-story building located on a 6.70 acre site. The Oak Brook Gateway Property offers 74 parking spaces provided in a grade level, asphalt paved parking area, as well as 762 spaces within a covered parking garage. The total of 836 parking spaces represents a parking ratio of approximately 3.59 spaces per 1,000 SF of rentable office space. The Oak Brook Gateway Property is currently 88.1% occupied by 21 tenants and has a fitness center (2,203 SF) and conference center (1,810 SF). The Oak Brook Gateway Property tenant roster includes several investment grade tenants such as The U.S. Census Bureau, Lewis University, Thomson Reuters (Markets) LLC (“Thomson Reuters”), Waddell & Reed, Inc., VEREIT Services, LLC and North American Title Company. Collectively, these investment grade tenants account for 41.9% of GLA and 54.2% of underwritten base rent at the Oak Brook Gateway Property. The Oak Brook Gateway Property represents 67.7% of the underwritten base rent for the Fairbridge Office Portfolio Loan.

The property located at 4320 Winfield Road in Warrenville, Illinois (the “Cornerstone I at Cantera Property”) comprises 152,475 SF of office space and is located approximately 30.6 miles from downtown Chicago. The Cornerstone I at Cantera Property was built in 1998 and the improvements consist of one, five-story building located on a 7.19 acre site that is part of a greater mixed-use development known as Cantera. Cantera is a 650 acre development project that features residential, retail, industrial and office properties and is currently Warrenville, Illinois’ largest employment center. The Cantera project also includes a Regal Cinemas, retailers and restaurants, five hotels and a LifeTime Fitness center. The Cornerstone I at Cantera Property offers 601 parking spaces which consists of 479 surface parking spaces, 11 ADA parking spaces, 57 underground heated parking spaces and 54 parking spaces located at a neighboring office building through a permanent easement, which represents a parking ratio of approximately 3.94 spaces per 1,000 SF of office space. The Cornerstone I at Cantera Property is currently 79.6% occupied by 13 tenants, which collectively represent 32.3% of underwritten base rent for the Fairbridge Office Portfolio Loan. National tenants at the Cornerstone I at Cantera Property include AECOM, Sargent & Lundy LLC, Rolls Royce Nuclear Field Services, Inc., Robert Half International and DocuSign, Inc. Investment grade tenants collectively represent 19.0% of GLA and 25.0% of the underwritten base rent at the Cornerstone I at Cantera Property.

Overall, investment grade tenants account for 32.8% of the Fairbridge Office Portfolio GLA and 44.7% of underwritten base rent across the Fairbridge Office Portfolio Properties.

Portfolio Summary(1)

Property Name	Year Built	GLA	Property Occupancy	Allocated Cut- off Date Loan Combination Balance	% Allocated Loan Combination Original Balance	Appraisal Date	Appraised Value(2)	% Appraised Value(2)	UW NCF
Oak Brook Gateway	1984	233,050	88.1%	$32,250,000	67.5%	10/22/2018	$43,400,000	67.1%	$3,441,392
Cornerstone I at Cantera	1998	152,475	79.6%	$15,500,000	32.5%	10/22/2018	$21,300,000	32.9%	$1,572,889
Total / Wtd. Avg.		385,525	84.7%	$47,750,000	100.0%		$64,700,000	100.0%	$5,014,281

(1)	Based on the underwritten rent roll dated October 24, 2018 for the Oak Brook Gateway Property, the underwritten rent roll dated September 30, 2018 for the Cornerstone I at Cantera Property and the Fairbridge Office Portfolio Loan Combination documents.

(2)	Source: Appraisal.

U.S. Census Bureau (29,171 SF; 7.6% of Portfolio GLA; 15.3% of Underwritten Base Rent; Oak Brook Gateway Property): The U.S. Census Bureau, rated Aa2 by Moody’s, was formed in 1902 and represents the United States government’s largest statistical agency and is responsible for producing current facts and figures about America’s population, places and economy. With six regional offices located across the United States, the Oak Brook Gateway Property location is the regional center for the Chicago region and is responsible for all data collection and services in Minnesota, Iowa, Missouri, Arkansas, Wisconsin, Illinois, Michigan and Indiana. The U.S. Census Bureau has been located at the Oak Brook Gateway Property since May 2005, occupies a 1,414 SF suite on the first floor and recently expanded its space in July 2018 by 2,714 SF to occupy the entire fourth floor (27,757 SF). The current lease for the

LOAN #7: fairbridge office portfolio

fourth floor space runs through November 2028 with annual options to terminate beginning in November 2023 with 120 days’ written notice. Because the annual termination options are unilateral and there is no termination fee, the lease expiration date is presented as November 15, 2023. The 1,414 SF of space on the first floor is subject to a lease with an expiration date of December 31, 2020 and the tenant may terminate the lease with respect to this space at any time after 180 days’ written notice.

Lewis University (32,634 SF; 8.5% of Portfolio GLA; 9.9% of Underwritten Base Rent; Oak Brook Gateway Property): Lewis University, founded in 1932 and rated BBB+ by S&P, is a Catholic university offering over 80 undergraduate majors, 37 graduate programs and two doctoral programs. Lewis University has a current enrollment of approximately 6,500 students representing more than 40 countries globally. Lewis University employs 227 full-time faculty members and the main campus is located in Romeoville, Illinois. Lewis University utilizes its space at the Oak Brook Gateway Property as office space and has space that can be used by students to study. Lewis University has been a tenant at the Oak Brook Gateway Property since December 2012 when it leased 28,360 SF and in January 2018 expanded by 4,274 SF. Lewis University occupies its entire 32,634 SF of space through December 2023 with two, five-year renewal options and no termination options.

Sargent & Lundy, LLC (29,239 SF; 7.6% of Portfolio GLA; 8.1% of Underwritten Base Rent; Cornerstone I at Cantera Property): Sargent & Lundy, LLC, founded in 1891, provides consulting, engineering, design, analysis and project services for power projects worldwide. Overall, Sargent & Lundy, LLC has eight separate operating segments (nuclear power, coal, oil and gas, environmental services, power transmission, renewable energy, energy business consulting, construction management and commissioning, and operations and maintenance support services) and has engineered over 958 power plant units and more than 6,200 circuit miles of power delivery systems. Since inception, Sargent & Lundy has worked with more than 1,600 clients across 91 countries. Sargent & Lundy, LLC has occupied its entire 29,239 SF at the Cornerstone I at Cantera Property since December 2007 with a lease expiration of June 30, 2027, one, five-year renewal option and no termination options.

The following table presents certain information relating to the major tenants at the Fairbridge Office Portfolio Properties:

Ten Largest Owned Tenants by Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
U.S. Census Bureau(3)	NR / Aa2 / AA-	29,171	7.6%	$979,147	15.3%	$33.57	11/15/2023	(3)
Lewis University	NR / NR /BBB+	32,634	8.5	629,287	9.9	$19.28	12/31/2023	2, 5-year options
Sargent & Lundy, LLC	NR / NR / NR	29,239	7.6	514,914	8.1	$17.61	6/30/2027	1, 5-year option
AECOM	NR / NR / NR	26,749	6.9	474,795	7.4	$17.75	10/31/2020	1, 3-year option
Thomson Reuters (Markets) LLC	BBB+ / Baa2 / BBB	22,699	5.9	464,489	7.3	$20.46	12/31/2019	NAP
Oxford Bank & Trust	NR / NR / NR	16,974	4.4	339,480	5.3	$20.00	4/30/2025	2, 5-year options
Aerotek, Inc.(4)	NR / NR / NR	14,596	3.8	279,862	4.4	$19.17	5/31/2023	1, 5-year option
RGN National Business Centers	NR / NR / NR	15,290	4.0	275,220	4.3	$18.00	1/31/2020	1, 5-year option
Anderson, Mikos Architects, Ltd.(5)	NR / NR / NR	13,161	3.4	256,640	4.0	$19.50	1/31/2031	1, 5-year option
Forward Space, LLC	NR / NR / NR	12,222	3.2	213,274	3.3	$17.45	11/30/2020	1, 5-year option
Largest Owned Tenants		212,735	55.2%	$4,427,107	69.4%	$20.81
Remaining Owned Tenants(6)		113,872	29.5	1,952,951	30.6	$18.12(6)
Vacant		58,918	15.3	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants(6)		385,525	100.0%	$6,380,059	100.0%	$19.91(6)

(1)	Based on the underwritten rent roll dated October 24, 2018 for the Oak Brook Gateway Property and the underwritten rent roll dated September 30, 2018 for the Cornerstone I at Cantera Property.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes approximately $127,579 in contractual rent steps through February 2020 and $91,098 which represents the present value of rent steps for various investment grade tenants.

(3)	The U.S. Census Bureau occupies 1,414 SF of space through December 31, 2020 and may terminate the lease associated with this space at any time with at least 180 days’ written notice. The U.S. Census Bureau occupies the remaining 27,757 SF of space through November 2028 with annual options to terminate beginning in November 2023 with 120 days’ written notice. Because the annual termination options are unilateral and there is no termination fee, the lease expiration date is presented as November 15, 2023.

(4)	Aerotek, Inc. may terminate its lease with respect to the 14,596 SF currently leased, and not with respect to any expansion space that it may lease in the future, effective as of May 31, 2021 upon at least 12 months’ notice and payment of a termination fee.

(5)	Anderson, Mikos Architects, Ltd. may terminate its lease on or after February 1, 2027 with at least 12 months’ notice and payment of a termination fee.

(6)	Wtd. Avg. UW Base Rent $ per SF for Remaining Owned Tenants and All Owned Tenants excludes 4,929 SF of amenity space at the Oak Brook Gateway Property and 1,166 SF of space at the Cornerstone I at Cantera Property that is occupied by the property manager on a month-to-month basis. There is no underwritten base rent associated with this space.

LOAN #7: fairbridge office portfolio

The following table presents certain information relating to the lease rollover schedule at the Fairbridge Office Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Tenants
MTM(4)	6,095	1.6%	1.6%	$0	0.0%	$0.00	1
2019	38,368	10.0	11.5%	711,612	11.2	$18.55	6
2020	71,747	18.6	30.1%	1,320,132	20.7	$18.40	7
2021	21,815	5.7	35.8%	404,049	6.3	$18.52	5
2022	24,281	6.3	42.1%	463,311	7.3	$19.08	5
2023	74,987	19.5	61.6%	1,842,927	28.9	$24.58	2
2024	3,687	1.0	62.5%	76,911	1.2	$20.86	1
2025	28,007	7.3	69.8%	522,735	8.2	$18.66	3
2026	10,895	2.8	72.6%	182,491	2.9	$16.75	1
2027	29,239	7.6	80.2%	514,914	8.1	$17.61	1
2028	4,325	1.1	81.3%	84,338	1.3	$19.50	1
2029	0	0.0	81.3%	0	0.0	$0.00	0
2030 & Thereafter	13,161	3.4	84.7%	256,640	4.0	$19.50	1
Vacant	58,918	15.3	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(4)	385,525	100.0%		$6,380,059	100.0%	$19.91	34

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes approximately $127,579 in contractual rent steps through February 2020 and $91,098 which represents the present value of rent steps for various investment grade tenants.

(4)	Wtd. Avg. UW Base Rent $ per SF excludes 4,929 SF of amenity space at the Oak Brook Gateway Property and 1,166 SF of space at the Cornerstone I at Cantera Property that is occupied by the property manager on a month-to-month basis. There is no underwritten base rent associated with this space and this SF is presented as MTM in the chart above.

The following table presents certain information relating to historical leasing at the Fairbridge Office Portfolio Properties:

Historical Leased %(1)

Property	2015(2)	2016	2017	Most Recent(3)
Oak Brook Gateway	85.8%	85.0%	80.8%	88.1%
Cornerstone I at Cantera	87.8%	65.0%	65.3%	79.6%
Total Owned Space	86.5%	77.1%	74.7%	84.7%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Represents the annualized five-month average occupancy ending December 31, 2015 for the Oak Brook Gateway Property.

(3)	Based on the underwritten rent roll dated October 24, 2018 for the Oak Brook Gateway Property and the underwritten rent roll dated September 30, 2018 for the Cornerstone I at Cantera Property.

LOAN #7: fairbridge office portfolio

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Fairbridge Office Portfolio Properties:

Cash Flow Analysis(1)

	2015(2)	2016	2017	TTM 9/30/2018	Underwritten	Underwritten $ per SF
Base Rent(3)	$5,282,664	$4,843,502	$4,790,656	$5,631,426	$6,161,382	$15.98
Rent Steps(4)	0	0	0	0	218,677	0.57
Gross Up Vacancy	0	0	0	0	1,591,059	4.13
Reimbursements	2,475,919	2,456,005	2,485,647	2,727,491	2,984,449	7.74
Gross Potential Rent	$7,758,582	$7,299,508	$7,276,302	$8,358,917	$10,955,566	$28.42
Other Income(5)	76,796	68,022	85,389	79,172	52,700	0.14
Parking	22,765	47,435	70,745	80,036	80,036	0.21
Economic Vacancy & Credit Loss(6)	(742,569)	(361,928)	(335,993)	(686,019)	(1,591,059)	(4.13)
Effective Gross Income	$7,115,575	$7,053,036	$7,096,444	$7,832,105	$9,497,243	$24.63

Real Estate Taxes	$680,576	$663,568	$638,779	$631,527	$645,382	$1.67
Insurance	52,017	47,739	47,180	43,920	112,709	0.29
Management Fee	214,869	212,006	216,012	227,383	284,917	0.74
Other Operating Expenses	2,555,401	2,583,807	2,629,484	2,821,081	2,793,158	7.25
Total Operating Expenses	$3,502,863	$3,507,119	$3,531,456	$3,723,910	$3,836,166	$9.95

Net Operating Income(7)	$3,612,712	$3,545,917	$3,564,988	$4,108,195	$5,661,077	$14.68
Replacement Reserves	0	0	0	0	146,239	0.38
TI/LC	0	0	0	0	500,557	1.30
Net Cash Flow	$3,612,712	$3,545,917	$3,564,988	$4,108,195	$5,014,281	$13.01

Occupancy	86.5%	77.1%	74.7%	84.7%(8)	85.5%(6)
NOI Debt Yield(9)	7.6%	7.4%	7.5%	8.6%	11.9%
NCF DSCR(9)	1.20x	1.17x	1.18x	1.36x	1.66x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Represents the annualized five months ending December 31, 2015 for the Oak Brook Gateway Property and full-year 2015 cash flow for the Cornerstone I at Cantera Property. Limited 2015 financials were available for the Oak Brook Gateway Property because the seller purchased the property in July 2015 and historical operating statements were not available prior to the purchase date.

(3)	Underwritten Base Rent is based on the underwritten rent roll dated October 24, 2018 for the Oak Brook Gateway property and the underwritten rent roll dated September 30, 2018 for the Cornerstone I at Cantera property.

(4)	Represents approximately $127,579 in contractual rent steps through February 2020 and $91,098 which represents the present value of rent steps for various investment grade tenants.

(5)	Other Income consists of basement rental, storage space rental, service, tenant service, miscellaneous, antenna and telecommunications income.

(6)	Underwritten Vacancy & Credit Loss represents the economic vacancy of 14.5%.

(7)	The increase from 2017 to the TTM 9/30/2018 Net Operating Income is primarily attributable to the increase in occupancy across the Fairbridge Office Portfolio Properties. The increase from TTM 9/30/2018 to Underwritten Net Operating Income is primarily attributable to the recent leasing across the Fairbridge Office Portfolio Properties, burn off of free rent associated with leases signed during the TTM 9/30/2018 period and the inclusion of contractual rent steps. Since November 2017, three tenants have executed new leases for an aggregate underwritten base rent of $365,747 at the Cornerstone I at Cantera Property and since December 2017, seven tenants have executed new leases for an aggregate underwritten base rent of $868,057 at the Oak Brook Gateway Property. Together, ten new leases have been executed since November 2017 which represents a total of $1,233,803 of underwritten base rent. All outstanding free rent ($586,121) was reserved at the origination of the Fairbridge Office Portfolio Loan Combination.

(8)	Based on the underwritten rent roll dated October 24, 2018 for the Oak Brook Gateway Property and the underwritten rent roll dated September 30, 2018 for the Cornerstone I at Cantera Property.

(9)	Metrics are calculated based on the Fairbridge Office Portfolio Loan Combination and the NCF DSCR is calculated based on the annual amortizing debt service after the expiration of the initial interest only period of 24 months.

■	Appraisal. According to the appraisal, the Fairbridge Portfolio Properties had an aggregate “as-is” appraised value of $64,700,000 as of October 22, 2018.

Property	Appraisal Approach	Value	Discount Rate	Capitalization Rate
Oak Brook Gateway	Direct Capitalization Approach	$44,500,000	N/A	8.50%
	Discounted Cash Flow Approach	$43,400,000	10.00%	9.00%(1)
Cornerstone I at Cantera	Direct Capitalization Approach	$21,700,000	N/A	8.00%
	Discounted Cash Flow Approach	$21,300,000	9.50%	8.50%(1)

(1)	Represents the terminal cap rate.

■	Environmental Matters. According to the Phase I environmental reports, dated August 16, 2018 (Cornerstone I at Cantera Property) and June 12, 2018 (Oak Brook Gateway Property), there are no recognized environmental conditions or recommendations for further action at the Fairbridge Office Portfolio Properties.

■	Market Overview and Competition. The Fairbridge Office Portfolio Properties are both located in the Chicago Suburban Office market within the Chicago-Naperville-Elgin, IL-IN-WI Metropolitan Statistical Area (the “Chicago MSA”). According to the appraisal, the Chicago MSA was the third most populous MSA in the United States with a population of approximately 9.6 million, an unemployment rate of 4.0% and median household income of approximately $67,062.

LOAN #7: fairbridge office portfolio

The Oak Brook Gateway Property is located approximately 18.4 miles from downtown Chicago and approximately 14.6 miles from O’Hare International Airport. Primary access to the Oak Brook Gateway Property is offered via Interstates 88 and 83, which connect with 22nd Street. According to the appraisal, the average daily traffic count on 22nd Street in the vicinity of the property is 24,700 cars per day. According to the appraisal, the Oak Brook Gateway Property is located within the Interstate 88 East submarket, which has a total office inventory of approximately 35.6 million SF, a vacancy rate of 12.5% and market asking rent of $22.66 per SF. The appraisal concluded to a weighted average market rent for the Oak Brook Gateway Property of $19.29 per SF (excluding the U.S. Census Bureau space, which operates under a full service lease and has underwritten base rent of $33.57 per SF), which is in-line with the weighted average underwritten base rent inclusive of rent steps for occupied space (excluding the U.S. Census Bureau space) at the Oak Brook Gateway Property of $18.97 per SF. According to the appraisal as of the third quarter of 2018, the population and median household income within a 1-, 3- and 5-mile radius of the Oak Brook Gateway Property was 2,186, 75,483 and 303,067 and $94,994, $91,714 and $83,330, respectively.

The Cornerstone I at Cantera Property is located approximately 30.6 miles from downtown Chicago and approximately 26.9 miles from O’Hare International Airport. Primary access to the Cornerstone I at Cantera Property is offered via Interstate 88 with an interchange that connects to Winfield Road. According to the appraisal, the average daily traffic count on Winfield Road in the vicinity of the property is 29,700 cars per day. According to the appraisal, the Cornerstone I at Cantera Property is located within the Interstate 88 West submarket, which has a total office inventory of approximately 40.9 million SF, a vacancy rate of 11.8% and market asking rent of $21.23 per SF. The appraisal concluded to a weighted average market rent for the Cornerstone I at Cantera Property of $17.08 per SF, which is in-line with the weighted average underwritten base rent inclusive of rent steps for occupied space at the Cornerstone I at Cantera Property of $16.98 per SF. According to the appraisal as of the third quarter of 2018, the population and median household income within a 1-, 3- and 5-mile radius of the Cornerstone I at Cantera Property was 4,328, 61,669 and 190,686 and $94,393, $89,105 and $92,460, respectively.

The following table presents certain information relating to the primary competition for the Fairbridge Office Portfolio Properties:

Directly Competitive Buildings(1)

Property Name	Office Area (NRA)	Year Built	City	Vacancy	Gross Rent (PSF)
Oak Brook Gateway(2)	233,050	1984	Oak Brook	11.94%	$30.04(3)
Oak Brook Executive Plaza 2	149,058	1966	Oak Brook	7.46%	$28.75
Oak Brook Twenty Two	156,699	1968	Oak Brook	5.69%	$28.80
Commerce Plaza 2	162,272	1975	Oak Brook	6.86%	$33.36
Commerce Plaza 3	162,276	1975	Hinsdale	0.00%	$31.63
Commerce Plaza 1	161,468	1972	Oak Brook	0.00%	$31.70
Oak Brook Point	214,000	2000	Oak Brook	0.78%	$26.76
Oak Brook Regency East/West	371,652	1977	Oak Brook	6.41%	$30.36
The Crossings	148,964	1985	Oak Brook	16.91%	$22.32
Mid America Plaza	407,190	1985	Oak Brook Terrace	16.63%	$30.36
Drake Oak Brook Plaza	251,943	1981	Oak Brook	8.19%	$30.85
Cornerstone I at Cantera(2)	152,475	1998	Warrenville	20.39%	$26.36(3)
Cantera Meadows West	203,842	1997	Warrenville	2.70%	$24.08
215 West Diehl Road	167,000	1988	Naperville	19.97%	$29.56
Park Lake Center	127,300	1989	Naperville	31.68%	$24.58
East West Tech Center 1	135,000	1985	Naperville	12.94%	$22.00
Naperville Corporate Center 2	140,000	1991	Naperville	0.00%	$22.26
Lisle Executive Center	150,036	1987	Lisle	30.94%	$23.00
Westwood Building 1	148,063	1998	Lisle	14.19%	$27.46
Corporate Lakes	150,350	1998	Lisle	27.12%	$22.75
Westwood of Lisle 2	148,423	1991	Lisle	22.61%	$27.38
Arboretum Lakes West	190,361	1998	Lisle	15.77%	$26.77
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated October 24, 2018 for the Oak Brook Gateway property and the underwritten rent roll dated September 30, 2018 for the Cornerstone I at Cantera property.

(3)	Represents the underwritten gross rent for the Oak Brook Gateway and Cornerstone I at Cantera Properties, as applicable.

■	The Borrowers. The borrowers are Oak Brook Gateway, LLC and Cornerstone Cantera, LLC, each a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Fairbridge Office Portfolio Loan Combination. Dmitry Gordeev and Fairbridge Partners, LLC, a New Jersey limited liability company, are the non-recourse carve-out guarantors for the Fairbridge Office Portfolio Loan Combination.

LOAN #7: fairbridge office portfolio

Founded in 2013 by Dmitry Gordeev, Fairbridge Partners, LLC is a private equity real estate investment company based in Princeton, New Jersey. Fairbridge Partners, LLC acquires, develops and manages commercial properties throughout the United States with an emphasis on Boston, New York, Washington D.C. and secondary markets. The company’s current portfolio consists of approximately 980,000 SF of office space with a combined value of approximately $190.0 million. Dmitry Gordeev is the managing partner responsible for the company’s overall strategy, capital transactions, operations and the performance of its portfolio and investments.

■	Escrows. On the origination date of the Fairbridge Office Portfolio Loan Combination, the borrowers funded a reserve of (i) $225,883 for real estate taxes, (ii) $150,000 for tenant improvements and leasing commissions, (iii) $155,431 for immediate repairs, (iv) $2,321,974 for unfunded obligations and (v) $586,121 for free rent related to various tenants across the Fairbridge Office Portfolio Properties.

On each due date, the borrowers will be required to fund the following reserves (i) one-twelfth of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be $56,471 per month), (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period (such reserve has been conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the Fairbridge Office Portfolio Loan Combination documents), (iii) $12,187 for capital expenditures and (iv) (A) commencing on the monthly payment date in January, 2019 up to and including the monthly payment date in December, 2020, the sum of $70,680 and (B) commencing on the monthly payment date in January, 2021 and for each monthly payment occurring thereafter, the sum of $38,553 for tenant improvements and leasing commissions, however, such monthly deposits for tenant improvements and leasing commissions will be subject to a cap of $1,700,000 beginning on the monthly payment date that occurs in January 2021.

■	Lockbox and Cash Management. The Fairbridge Office Portfolio Loan Combination documents require a springing lockbox with springing cash management. Within five days after the occurrence of a Trigger Period (as defined below), the borrowers are required to deliver tenant direction letters to each existing tenant at the Fairbridge Office Portfolio Properties directing each of them to remit their rent checks directly to the lender-controlled lockbox. The borrowers are also required to deliver a tenant direction letter to all future commercial tenants. The borrowers are required to (and are required to cause the property manager to) deposit all revenue derived from the Fairbridge Office Portfolio Properties into the lockbox account promptly upon receipt. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Fairbridge Office Portfolio Loan Combination documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Fairbridge Office Portfolio Loan Combination documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Fairbridge Office Portfolio Loan Combination. To the extent that no Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrowers.

A “Trigger Period” means the occurrence of the following, as applicable: (i) an event of default under the Fairbridge Office Portfolio Loan Combination documents, or (ii) the debt service coverage ratio being less than 1.20x.

A Trigger Period will expire upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure of such event of default, or (y) with regard to any Trigger Period commenced in connection with clause (ii) above, the debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters.

■	Property Management. The Cornerstone I at Cantera Property is currently managed by Jones Lang LaSalle Americas (Illinois), L.P. and the Oak Brook Gateway Property is currently managed by NAI Hiffman Asset Management, LLC, each an independent, third party property manager. Under the Fairbridge Office Portfolio Loan Combination documents, the lender has the right to direct the borrowers to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in (x) an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or (y) any voluntary bankruptcy or insolvency proceeding; (ii) a Trigger Period exists; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) a default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. The borrowers have the right to replace the property manager with a successor property manager pursuant to a new management agreement, which is approved in writing by the lender, which approval may be conditioned on receipt of a rating agency confirmation from the applicable rating agencies.

LOAN #7: fairbridge office portfolio

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Provided that no event of default is then continuing under the Fairbridge Office Portfolio Loan Combination, the Fairbridge Office Portfolio Loan Combination documents permit a partial release of one or more of the individual Fairbridge Office Portfolio Properties at any time after second anniversary of the Closing Date, subject to certain conditions, including, without limitation, the following: (i) delivery of the partial defeasance collateral in an amount equal to the greater of (A) (x) 130% of the allocated loan amount for the Oak Brook Gateway Property to be released or (y) 120% of the allocated loan amount for the Cornerstone I at Cantera Property to be released and (B) 90% of the net sales proceeds applicable to such property, (ii) as of the release date and the date of notice of such release, after giving effect to the release, the debt yield for the remaining individual Fairbridge Office Portfolio Properties is greater than the greater of (x) the debt yield for all individual Fairbridge Office Portfolio Properties securing the Fairbridge Office Portfolio Loan Combination immediately prior to the release and (y) 10.25%, (iii) as of the release date and the date of notice of such release, after giving effect to the release, the loan-to-value ratio for the remaining individual Fairbridge Office Portfolio Properties is no greater than the lesser of (a) 75.0% and (b) the loan-to-value ratio for the individual Fairbridge Office Portfolio Properties securing the Fairbridge Office Portfolio Loan Combination immediately prior to the release date, (iv) as of the release date and the date of notice of such release, after giving effect to the release, the debt service coverage ratio for the remaining individual Fairbridge Office Portfolio Properties is greater than the greater of (a) 1.40x and (b) the debt service coverage ratio for the individual Fairbridge Office Portfolio Properties securing the Fairbridge Office Portfolio Loan Combination immediately prior to the release date, and (v) delivery to lender of a REMIC opinion and rating agency confirmation.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Fairbridge Office Portfolio Properties, plus business interruption coverage in an amount equal to 100% of the projected gross income for the applicable property until the completion of restoration or the expiration of 18 months, with a six-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #8: 10 BROOKLINE PLACE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	JPMCB
Location (City/State)	Brookline, Massachusetts	Cut-off Date Balance(4)	$32,000,000
Property Type	Office	Cut-off Date Balance per SF(3)	$472.79
Size (SF)	173,439	Percentage of Initial Pool Balance	3.6%
Total Occupancy as of 2/1/2019	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 2/1/2019	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1969 / 2010	Mortgage Rate	4.33700%
Appraised Value(1)	$166,000,000	Original Term to Maturity (Months)	120
Appraisal Date	1/1/2019	Original Amortization Term (Months)	NAP
Borrower Sponsors(2)	The Bulfinch Companies, Inc.,	Original Interest Only Period (Months)	120
Harrison Street Real Estate Capital, LLC	First Payment Date	1/1/2019
and National Real Estate Advisors	Maturity Date	12/1/2028
Property Management	The Bulfinch Companies, Inc.

Underwritten Revenues	$12,645,120
Underwritten Expenses	$4,248,959	Escrows(5)
Underwritten Net Operating Income (NOI)	$8,396,161	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,910,531	Taxes	$0	$0
Cut-off Date LTV Ratio(1)(3)	49.4%	Insurance	$0	$0
Maturity Date LTV Ratio(1)(3)	49.4%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(3)	2.33x / 2.19x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(3)	10.2% / 9.6%	Other(6)	$1,073,194	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$82,000,000	49.9%	Purchase Price(7)	$153,054,729	93.1%
Principal’s New Cash Contribution	82,455,968	50.1%	Outstanding Dana Farber Leasing Costs(7)	6,294,375	3.8
Closing Costs	4,033,670	2.5
Reserves	1,073,194	0.7
Total Sources	$164,455,968	100.0%	Total Uses	$164,455,968	100.0%

(1)	The Appraised Value represents, and the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on, the “as stabilized” appraised value, which assumes the mortgaged property achieves a stabilized occupancy as of January 1, 2019 and that all outstanding lease obligations in connection with the Dana Farber lease have been paid. At origination, an approximately $6.1 million tenant improvement allowance and an approximately $171,195 free rent reserve deposit associated with outstanding leasing obligations were paid to Dana Farber. The “as-is” appraised value as of May 11, 2018 is $156,000,000, which assumes the aforementioned lease obligations remain outstanding, and results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 52.6%. The appraisal also provided a “hypothetical go dark” value of $131,000,000, which assumes the property is vacant and available for lease. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “hypothetical go dark” value are 62.6%.
(2)	There is no non-recourse carveout guarantor for the 10 Brookline Place Loan Combination (as defined below) and the borrower is the sole party liable for breaches or violations of the non-recourse carveout provisions in the 10 Brookline Place Loan Combination documents or the environmental indemnity. In lieu of having a non-recourse carveout guarantor be a party to the environmental indemnity, the borrower was required to obtain an environmental insurance policy against claims for pollution and remediation legal liability. See “—The Borrower” below.
(3)	Calculated based on the aggregate outstanding principal balance of the 10 Brookline Place Loan Combination.
(4)	The Cut-off Date Balance of $32,000,000 represents the non-controlling note A-2, which, together with the controlling pari passu note A-1 with an original principal balance of $50,000,000, comprise the 10 Brookline Place Loan Combination with an aggregate original principal balance of $82,000,000. See “—The Mortgage Loan” below.
(5)	See “—Escrows” below.
(6)	Upfront Other Escrows represents a free rent reserve account associated with the Dana Farber lease.
(7)	The Purchase Price above reflects the net purchase price excluding the below mentioned leasing obligations paid by the borrower at closing. Outstanding Dana Farber Leasing Costs includes an approximately $6.1 million tenant improvement allowance and an approximately $171,195 free rent reserve deposit associated with outstanding leasing obligations paid to Dana Farber at closing.

■	The Mortgage Loan. The mortgage loan (the “10 Brookline Place Loan”) is evidenced by a note with an original principal amount of $32,000,000, and is part of a loan combination (the “10 Brookline Place Loan Combination”) evidenced by two pari passu notes with an aggregate principal balance as of the Cut-off Date of $82,000,000. The 10 Brookline Place Loan Combination is secured by a first mortgage encumbering the 10 Brookline Place borrower’s fee simple interest in a 173,439 SF Class A office building located in Brookline, Massachusetts (the “10 Brookline Place Property”). The 10 Brookline Place Loan was originated by JPMCB on November 7, 2018 and represents approximately 3.6% of the Initial Pool Balance. The 10 Brookline Place Loan, which is evidenced by the non-controlling note A-2, has an outstanding principal balance as of the Cut-off Date of $32,000,000 and an interest rate of 4.33700% per annum. The related companion loan is evidenced by the controlling note A-1, has an outstanding principal balance as of the Cut-off Date of $50,000,000, and was contributed to the Benchmark 2018-B8 transaction. The proceeds of the 10 Brookline Place Loan, along with approximately $82.5 million of sponsor equity, were primarily used to acquire the 10 Brookline Place Property, fund outstanding leasing costs and reserves and pay origination costs.

The 10 Brookline Place Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The 10 Brookline Place Loan requires monthly payments of interest only for the entire mortgage loan term. The scheduled maturity date of the 10 Brookline Place Loan is the due date in December 2028. Provided that no event of default has occurred and is continuing under the 10 Brookline Place Loan documents, at any time after January 1, 2020, the 10 Brookline Place Loan may be prepaid in full, provided the applicable prepayment is accompanied by payment of the greater of 1% of the unpaid principal balance or a yield maintenance premium (as described in the 10 Brookline Place Loan documents). Provided that no event of default has occurred and is continuing under the 10 Brookline Place Loan documents, voluntary prepayment of the 10 Brookline Place Loan without a prepayment premium or yield maintenance charge is permitted on or after September 1, 2028.

LOAN #8: 10 BROOKLINE PLACE

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2018-B8	Yes
A-2	$32,000,000	$32,000,000	Benchmark 2019-B9	No
Total	$82,000,000	$82,000,000

■	The Mortgaged Property. The 10 Brookline Place Property is a six-story, 173,439 SF Class A office building located in the Brookline Village neighborhood of Brookline, Massachusetts, approximately 0.5 miles southwest of the Longwood Medical Area (“LMA”). The LMA is an approximately 20.0 million SF, 213-acre medical center which features 22 institutions, including three hospitals and three research centers. The 10 Brookline Place Property was originally built in 1969 and was expanded in 2010. The 10 Brookline Place Property has a two-level, 208-space underground parking garage in addition to approximately eight surface parking spaces, resulting in a parking ratio of approximately 1.25 spaces per 1,000 SF.

As of February 1, 2019, the 10 Brookline Place Property is 100.0% leased to Dana Farber through December 2030. Founded in 1947, Dana Farber has been named the top ranked cancer hospital in New England by US News & World Report for 16 consecutive years, and is the only cancer center in the country ranked in the top five for both adult and pediatric cancer programs. Dana Farber employs more than 5,000 staff, faculty and clinicians supporting more than 640,000 annual outpatient visits, more than 1,000 hospital discharges per year and has approximately 575-600 therapeutic clinical trials open at any given time for patient accrual. Thirty-five of the 75 cancer drugs approved by the FDA in 2017 for use in cancer patients were developed at Dana Farber. Dana Farber is a principal teaching affiliate of Harvard Medical School, a federally designated Center for AIDS Research and a founding member of the Dana Farber/Harvard Cancer Center, a federally designated comprehensive cancer center.

Dana Farber has been an office tenant at the 10 Brookline Place Property since 2001, housing elements of its legal, accounting and development departments, as well as the nucleus of The Jimmy Fund, the fundraising arm of the institute. Dana Farber’s leased space has expanded at the 10 Brookline Place Property, from approximately 88,821 SF in July 2001 to 173,439 SF in January 2018. Dana Farber amended and restated its lease in January 2018 and, as of October 1, 2018, occupies the entire building under a 13-year renewal term with two consecutive 10-year extension options and no termination options. At the time of acquisition, the borrower paid approximately $6.3 million to Dana Farber in connection with outstanding leasing costs. The approximately $153.1 million purchase price reflects the net amount paid to the previous owner, exclusive of the aforementioned amounts paid to Dana Farber. Additionally, the borrower was required at loan origination to reserve approximately $1.1 million for the remaining free rent associated with the Dana Farber expansion lease for January 2019 through November 2019.

The following table presents certain information relating to the tenant at the 10 Brookline Place Property:

Largest Owned Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Dana Farber	NR / A1 / A	173,439	100.0%	$7,558,229	100.0%	$43.58	12/31/2030	2, 10-year options
All Tenants		173,439	100.0%	$7,558,229	100.0%	$43.58
Vacant		0	0.0%	0	0.0%	0.00
Total / Wtd. Avg. All Owned Tenants		173,439	100.0%	$7,558,229	100.0%	$43.58

(1)	Based on the underwritten rent roll dated February 1, 2019.
(2)	Ratings represent those of revenue bonds issued through the Massachusetts Development Finance Agency.
(3)	UW Base Rent and UW Base Rent $ per SF represents average rent over the remaining loan term (current contractual rent is $40.37 per SF).

LOAN #8: 10 BROOKLINE PLACE

The following table presents certain information relating to the lease rollover schedule at the 10 Brookline Place Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0%	0.0%	0	0.00%	$0.00	0
2020	0	0.0%	0.0%	0	0.00%	$0.00	0
2021	0	0.0%	0.0%	0	0.00%	$0.00	0
2022	0	0.0%	0.0%	0	0.00%	$0.00	0
2023	0	0.0%	0.0%	0	0.00%	$0.00	0
2024	0	0.0%	0.0%	0	0.00%	$0.00	0
2025	0	0.0%	0.0%	0	0.00%	$0.00	0
2026	0	0.0%	0.0%	0	0.00%	$0.00	0
2027	0	0.0%	0.0%	0	0.00%	$0.00	0
2028	0	0.0%	0.0%	0	0.00%	$0.00	0
2029	0	0.0%	0.0%	0	0.00%	$0.00	0
2030 & Thereafter	173,439	100.0	100.0%	7,558,229	100.00%	$43.58	1
Vacant	0	0.0%	100.0%	NAP	NAP0%	NAP	NAP
Total / Wtd. Avg.	173,439	100.0%		$7,558,229	100.0%	$43.58	1

(1)	Based on the underwritten rent roll dated February 1, 2019.
(2)	UW Base Rent and UW Base Rent $ per SF represents average rent over the remaining loan term (current contractual rent is $40.37 per SF).

The following table presents certain information relating to historical leasing at the 10 Brookline Place Property:

Historical Leased%(1)

	2015	2016	2017	As of 2/1/2019(2)
Owned Space	100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.
(2)	Based on the underwritten rent roll dated February 1, 2019.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 10 Brookline Place Property:

Cash Flow Analysis

	2015	2016	2017	TTM 9/30/2018	Underwritten	Underwritten $ per SF
Base Rent(1)	$7,228,869	$7,691,319	$7,691,319	$6,887,055	$7,558,229	$43.58
Vacant Income	0	0	0	0	0	0.00
Total Reimbursement Revenue	5,154,152	5,089,282	4,933,426	4,323,422	5,344,954	30.82
Gross Revenue	$12,383,021	$12,780,601	$12,624,745	$11,210,477	$12,903,183	$74.40
Vacancy & Credit Loss	0	0	0	0	(258,064)	(1.49)
Concessions	0	0	0	(1,902,992)	0	0.00
Effective Gross Income	$12,383,021	$12,780,601	$12,624,745	$9,307,485	$12,645,120	$72.91

Real Estate Taxes	$2,026,673	$2,023,416	$1,978,470	$2,052,383	$2,087,728	$12.04
Insurance	38,587	36,191	31,685	29,781	52,333	0.30
Management Fee	511,490	516,566	490,631	351,714	632,256	3.65
Other Operating Expenses	1,437,145	1,446,232	1,399,990	1,506,120	1,476,642	8.51
Total Operating Expenses	$4,013,895	$4,022,405	$3,900,776	$3,939,998	$4,248,959	$24.50

Net Operating Income(2)	$8,369,126	$8,758,196	$8,723,969	$5,367,487	$8,396,161	$48.41
TI/LC, Capex/RR	0	0	0	0	485,629	2.80
Net Cash Flow	$8,369,126	$8,758,196	$8,723,969	$5,367,487	$7,910,531	$45.61

Occupancy(3)	100.0%	100.0%	100.0%	100.0%	98.0%(4)
NOI Debt Yield(5)	10.2%	10.7%	10.6%	6.5%	10.2%
NCF DSCR(5)	2.32x	2.43x	2.42x	1.49x	2.19x

(1)	Underwritten Base Rent represents average rent over the remaining loan term (current contractual rent is $40.37 per SF).
(2)	The decrease in TTM 9/30/2018 Net Operating Income from 2017 Net Operating Income and the increase in Underwritten Net Operating Income from TTM 9/30/2018 Net Operating Income is primarily attributable to free rent associated with the Dana Farber expansion lease, for which all outstanding free rent periods was reserved at origination.
(3)	Historical occupancies are as of December 31 of each respective year. TTM 9/30/2018 Occupancy is as of February 1, 2019.
(4)	Represents the underwritten economic occupancy.
(5)	Calculated based on the aggregate outstanding principal balance of the 10 Brookline Place Loan Combination.

LOAN #8: 10 BROOKLINE PLACE

■	Appraisal. According to the appraisal, the 10 Brookline Place Property had an “as-is” appraised value of $156,000,000 as of May 11, 2018 and an “as-stabilized” appraised value of $166,000,000 as of January 1, 2019. With respect to the “as-stabilized” value, the appraiser assumed that the 10 Brookline Place Property would achieve a stabilized occupancy as of January 1, 2019 and that all outstanding lease obligations in connection with the Dana Farber lease would have been paid. At origination, an approximately $6.1 million tenant improvement allowance and an approximately $171,195 free rent reserve deposit associated with outstanding leasing obligations were paid to Dana Farber. The appraiser also concluded a “hypothetical go-dark” appraised value of $131,000,000 as of May 11, 2018, equating to a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio of 62.6%.

Appraisal Approach(1)	Value	Discount Rate	Capitalization Rate
Income Capitalization Approach	$166,000,000	6.25%	5.25%(2)
Discounted Cash Flow Analysis	$166,000,000	6.25%	4.79%

(1)	Based on the “as-stabilized” appraised value.
(2)	Represents the terminal capitalization rate.

■	Environmental Matters. The Phase I environmental report dated October 19, 2018 did not identify any evidence of recognized environmental conditions at the 10 Brookline Place Property.

■	Market Overview and Competition. The 10 Brookline Place Property is located on the northwest corner of Washington Street (Route 9) and Boylston Street in the Brookline Village neighborhood of Brookline, Massachusetts. Route 9 is a heavily travelled roadway that extends east to Boston and west to Worcester and provides access to Route 128/I-95.

The 10 Brookline Place Property is located approximately 0.5 miles southwest of the LMA, which features medical institutions including the Beth Israel Deaconess Medical Center, Boston Children’s Hospital, Dana Farber Cancer Institute, Joslin Diabetes Center, Massachusetts College of Pharmacy and Health Sciences and Harvard Medical School. The LMA is located approximately 3.0 miles southwest of downtown Boston, adjacent to the neighborhoods of Fenway, Mission Hill, Audubon Circle and the Town of Brookline. More than 110,800 people commute to and visit the LMA daily including employees, students, volunteers, patients and visitors. The LMA is served by rail stations at opposite ends of Longwood Avenue on the MBTA Green Line D Branch and E Branch, as well as the LMA Medical Academic and Scientific Community Organization shuttle buses. The LMA is projected to grow by approximately 13,200 employees and approximately 6.9 million gross SF by 2030.

According to the appraisal, the 10 Brookline Place Property is located in the Route 128 West office submarket within the greater Boston office market. According to the appraisal, as of the first quarter of 2018, the Route 128 West office submarket, was comprised of 1,112 buildings and approximately 38.2 million SF with an overall vacancy rate of 10.3% and average rents of approximately $27.53 per SF. The appraisal identified 10 comparable NNN office leases in the Boston market signed between January 2016 and May 2018 and ranging in size from approximately 6,185 SF to 143,750 SF. Base rents for comparable NNN office leases ranged from $35.75 to $53.25 per SF, with a weighted average of approximately $42.40 per SF. The underwritten base rent for the property, based on the straight-line average over the remaining loan term, is $43.58 per SF, in-line with the appraisal’s concluded NNN market rent of $42.50 per SF.

■	The Borrower. The borrowing entity for the 10 Brookline Place Loan Combination is 10 BP Realty, LLC, a Delaware limited liability company and a single-purpose entity structured to be bankruptcy remote with one independent director.

The borrower sponsors of the 10 Brookline Place Loan Combination are The Bulfinch Companies, Inc. (“Bulfinch”), National Real Estate Advisors and Harrison Street Real Estate Capital, LLC (“Harrison Street”). Bulfinch is a third-generation commercial real estate investment firm specializing in the development, acquisition, repositioning and management of properties in the Greater Boston area. The firm has real estate assets of nearly $1.0 billion and currently owns and/or manages approximately 3.0 million SF of real estate. National Real Estate Advisors is a real estate investment firm headquartered in Washington, DC that has approximately $2.7 billion of assets under management across 57 investments in various real estate sectors, including mixed use, multifamily, office, retail, industrial, hospitality and data storage. Harrison Street is a real estate investment manager headquartered in Chicago, Illinois that manages approximately $12.2 billion in property assets and publicly traded securities. There is no non-recourse carveout guarantor for the 10 Brookline Place Loan Combination, and the borrower is the sole party that is liable for breaches or violations of the non-recourse carveout provisions in the 10 Brookline Place Loan Combination documents or the environmental indemnity. In lieu of having a non-recourse carveout guarantor be a

LOAN #8: 10 BROOKLINE PLACE

party to the environmental indemnity, the borrower was required to obtain an environmental insurance policy against claims for pollution and remediation legal liability.

■	Escrows. At loan origination, the borrower deposited $1,073,194 into a free rent reserve account to cover free rent associated with the Dana Farber lease.

The 10 Brookline Place Loan Combination documents require monthly deposits into the real estate tax reserve in the amount of one-twelfth of annual estimated real estate taxes (a) during an event of default, (b) if the debt service coverage ratio, as calculated in the 10 Brookline Place Loan Combination documents and based on the trailing three-month period immediately preceding the date of determination, is less than 1.35x or (c) if the borrower fails to provide evidence satisfactory to the lender that all taxes and other charges have been paid prior to the related due date. The 10 Brookline Place Loan Combination documents require monthly deposits into the insurance reserve account in the amount of one-twelfth of the annual insurance premiums (a) upon an event of default or (b) if an acceptable blanket insurance policy is not in place. Neither reserve is currently in place.

■	Lockbox and Cash Management. The 10 Brookline Place Loan Combination is structured with a hard lockbox and springing cash management. The borrower was required at loan origination to send a tenant direction letter to the sole tenant at the 10 Brookline Place Property, instructing it to deposit all rents and payments into a lender controlled lockbox account. To the extent no Cash Sweep Period (as defined below) is continuing, all funds in the lockbox account are required to be transferred to or at the direction of the borrower. Following the occurrence and during the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed in accordance with the 10 Brookline Place Loan Combination documents. To the extent there is a Cash Sweep Period continuing, all excess cash flow after payment of debt service, required reserves and operating expenses is required to be held as additional collateral for the 10 Brookline Place Loan Combination. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Period” means each period commencing on the occurrence of a Cash Sweep Event (as defined below) and continuing until the earlier of the payment date next occurring following the related Cash Sweep Event Cure (as defined below) or payment in full of all principal and interest on the 10 Brookline Place Loan Combination.

A “Cash Sweep Event” means the occurrence of (i) an event of default or (ii) a DSCR Trigger Event (as defined below).

A “Cash Sweep Event Cure” means (a) with respect to clause (i) above, the acceptance by the lender of a cure of such event of default (which may not be unreasonably withheld, conditioned or delayed unless the lender has accelerated the 10 Brookline Place Loan Combination, commenced foreclosure proceedings or initiated any other remedy) or (b) with respect to a DSCR Trigger Event, a DSCR Cure Event (as defined below) has taken place.

A “DSCR Trigger Event” means the date on which the debt service coverage ratio (as calculated in the 10 Brookline Place Loan Combination documents and based on the trailing three-month period immediately preceding the date of determination) is less than 1.25x.

A “DSCR Cure Event” means the debt service coverage ratio (as calculated in the 10 Brookline Place Loan Combination documents and based on the trailing three-month period immediately preceding the date of determination) is at least 1.25x for two consecutive quarters.

■	Property Management. The property is managed by The Bulfinch Companies, Inc., an affiliate of the borrower. The lender may require the borrower to terminate the management agreement and replace the manager with a manager qualified in the lender’s discretion and otherwise in accordance with the terms of the 10 Brookline Place Loan Combination documents, pursuant to a replacement management agreement, if (a) an event of default under the 10 Brookline Place Loan Combination documents has occurred and remains uncured, (b) the manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding, (c) a default by the manager occurs under the management agreement or (d) the occurrence of a DSCR Trigger Event and continues beyond applicable cure periods.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

LOAN #8: 10 BROOKLINE PLACE

■	Partial Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain the following insurance policies covering perils of terrorism and acts of terrorism (and losses therefrom): (i) an “all-risk” insurance policy that provides coverage in an amount equal to 100% of the full replacement cost of the 10 Brookline Place Property, with no deductible in excess of $25,000 (provided, however, that deductibles for damage caused by earth movement and wind may not exceed 5% of the total insurable value of the applicable individual property), and (ii) a business interruption insurance policy that provides 24 months of business interruption coverage (plus up to six months of extended indemnity). If the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect, then the borrower’s requirement for the terrorism insurance premium will be capped at the amount equal to two times the amount of the insurance premium payable in respect of the Property. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #9: ORACLE CROSSINGS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	Oro Valley, Arizona	Cut-off Date Balance	$30,795,000
Property Type	Retail	Cut-off Date Balance per SF	$122.59
Size (SF)	251,194	Percentage of Initial Pool Balance	3.5%
Total Occupancy as of 10/1/2018	98.2%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/1/2018	98.2%	Type of Security	Fee Simple
Year Built / Latest Renovation	2006 / NAP	Mortgage Rate	4.88000%
Appraised Value	$41,600,000	Original Term to Maturity (Months)	120
Appraisal Date	10/8/2018	Original Amortization Term (Months)	360
Borrower Sponsors	Town West Realty, Inc. and Town West Realty II, Inc.	Original Interest Only Period (Months)	12
Property Management	Town West Realty, Inc.	First Payment Date	2/6/2019
Maturity Date	1/6/2029

Underwritten Revenues	$4,090,980
Underwritten Expenses	$1,217,146	Escrows(1)
Underwritten Net Operating Income (NOI)	$2,873,835	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,752,998	Taxes	$280,095	$56,019
Cut-off Date LTV Ratio	74.0%	Insurance	$11,190	$5,595
Maturity Date LTV Ratio	62.3%	Replacement Reserve	$0	$2,570
DSCR Based on Underwritten NOI / NCF	1.47x / 1.41x	TI/LC(2)	$550,000	$0
Debt Yield Based on Underwritten NOI / NCF	9.3% / 8.9%	Other(3)	$32,938	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$30,795,000	72.6%	Purchase Price	$41,061,255	96.7%
Principal’s New Cash Contribution	10,991,621	25.9	Reserves	874,222	2.1
Other Sources(4)	659,018	1.6	Closing Costs	510,162	1.2

Total Sources	$42,445,638	100.0%	Total Uses	$42,445,638	100.0%

(1)	See “—Escrows” below.
(2)	The TI/LC reserve is subject to an initial cap of $550,000 (the “Initial Leasing Reserve Cap”). Following the date that Sprouts Farmers Market has renewed its lease for a term of at least five years, and assuming no Oracle Crossings Trigger Period (as defined below) has occurred and is continuing (a “Leasing Reserve Cap Reduction Event”), the TI/LC reserve will be subject to a cap of $300,000 (the “Reduced Leasing Reserve Cap”). The borrower is required to make monthly deposits of approximately $8,373 into the TI/LC reserve on each monthly payment date until the balance in the TI/LC reserve equals or exceeds (i) the Initial Leasing Reserve Cap (prior to a Leasing Reserve Cap Reduction Event), or (ii) the Reduced Leasing Reserve Cap (following a Leasing Reserve Cap Reduction Event).
(3)	Other Upfront reserve represents $32,938 for deferred maintenance.
(4)	Other Sources represents seller credits in connection with the acquisition of the Oracle Crossings Property (as defined below).

■	The Mortgage Loan. The mortgage loan (the “Oracle Crossings Loan”) is evidenced by a note in the original principal amount of $30,795,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 251,194 SF anchored retail shopping center located in Oro Valley, Arizona (the “Oracle Crossings Property”). The Oracle Crossings Loan was originated by Citi Real Estate Funding Inc. on December 12, 2018. The Oracle Crossings Loan has an outstanding principal balance as of the Cut-off Date of $30,795,000 and an interest rate of 4.88000% per annum. The Oracle Crossings Loan represents approximately 3.5% of the Initial Pool Balance. The proceeds of the Oracle Crossings Loan along with approximately $11.0 million of sponsor equity were primarily used to acquire the Oracle Crossings Property, fund upfront reserves and pay closing costs.

The Oracle Crossings Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Oracle Crossings Loan requires payments of interest only for the initial 12 months, followed by monthly payments of principal and interest sufficient to amortize the Oracle Crossings Loan over a 30-year amortization schedule. The scheduled maturity date of the Oracle Crossings Loan is January 6, 2029. Voluntary prepayment of the Oracle Crossings Loan is permitted on or after October 6, 2028 without payment of any prepayment premium. Provided no event of default under the Oracle Crossings Loan documents is continuing, defeasance of the Oracle Crossings Loan with direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents is permitted at any time after the second anniversary of the securitization closing date.

■	The Mortgaged Property. The Oracle Crossings Property is a 251,194 SF anchored retail center located in Oro Valley, Arizona, approximately 8.9 miles north of downtown Tucson, Arizona. The Oracle Crossings Property was constructed in 2006 on an approximately 28.3 acre site with 1,158 surface parking spaces, resulting in a parking ratio of approximately 4.6 spaces per 1,000 SF. As of October 1, 2018, the Oracle Crossings Property was approximately 98.2% occupied by 32 tenants including anchors Sprouts Farmers Market, Kohl’s and Home Goods. Kohl’s lease is a ground lease expiring in January 2027 with eight, five-year renewal options remaining. The two largest tenants by UW Base Rent, Sprouts Farmers Market and Kohl’s, have been tenants at the property since its construction in 2006. National tenants located at the Oracle Crossings Property, but not falling within the top 10 tenants by UW Base Rent include Smashburger, Dunkin Donuts, Goodwill, Carrabba’s Italian Grill, Leslie’s Pool Supplies and Sport Clips. Since

LOAN #9: ORACLE CROSSINGS

2014, occupancy has not fallen below 96.0% and has averaged approximately 98.3%. Based on SF, the weighted average lease term of tenants at the Oracle Crossings Property is approximately 15.2 years.

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Oracle Crossings Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Tenant Sales $ per SF(3)	Occupancy Cost(4)	Lease Expiration	Renewal / Extension Options
Sprouts Farmers Market	NR / NR / NR	30,033	12.0%	$488,036	15.3%	$16.25	$635	3.3%	2/28/2021	4, 5-year options
Kohl’s(5)	BBB / Baa2 / BBB-	88,904	35.4	222,000	7.0	$2.50	NAV	NAV	1/31/2027	8, 5-year options
Summit Hut	NR / NR / NR	11,128	4.4	189,176	5.9	$17.00	$158	10.7%	6/30/2023	2, 5-year options
Home Goods	NR / A2 / A+	23,948	9.5	179,610	5.6	$7.50	$268	4.4%	7/31/2021	4, 5-year options
El Charro Café	NR / NR / NR	4,459	1.8	173,366	5.4	$38.88	$450	9.6%	5/31/2019	4, 3-year options
Today’s Patio	NR / NR / NR	18,363	7.3	152,964	4.8	$8.33	$159	7.9%	2/29/2024	NAP
Pacific Dental	NR / NR / NR	3,500	1.4	117,306	3.7	$33.52	NAV	NAV	7/31/2023	2, 5-year options
Massage Envy	NR / NR / NR	3,750	1.5	115,875	3.6	$30.90	NAV	NAV	5/31/2023	1, 5-year option
Southern AZ Urgent Care	NR / NR / NR	4,214	1.7	111,156	3.5	$26.38	NAV	NAV	9/30/2019	NAP
AT&T	A- / Baa2 / BBB	3,000	1.2	108,000	3.4	36.00	NAV	NAV	7/31/2021	NAP
Ten Largest Owned Tenants		191,299	76.2%	$1,857,488	58.2%	$9.71
Remaining Tenants		55,362	22.0	1,333,943	41.8	$24.09
Vacant		4,533	1.8	0	0.0	$0.00
Total / Wtd. Avg. All Tenants		251,194	100.0%	$3,191,431	100.0%	$12.94

(1)	Based on the underwritten rent roll dated October 1, 2018 and includes contractual rent steps of $59,908 through October 1, 2019.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Tenant Sales $ per SF were provided by the borrower and reflect year-end sales for 2017.
(4)	Occupancy Cost is based on gross rent.
(5)	Kohl’s owns its improvements and operates under a ground lease at the Oracle Crossings Property.

The following table presents certain information relating to the lease rollover schedule at the Oracle Crossings Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	1,300	0.5%	0.5%	$33,098	1.0%	$25.46	1
2019	10,673	4.2	4.8%	358,722	11.2	$33.61	3
2020	11,713	4.7	9.4%	295,170	9.2	$25.20	4
2021	73,119	29.1	38.5%	1,174,365	36.8	$16.06	10
2022	9,017	3.6	42.1%	235,817	7.4	$26.15	5
2023	19,540	7.8	49.9%	455,641	14.3	$23.32	4
2024	18,363	7.3	57.2%	152,964	4.8	$8.33	1
2025	0	0.0	57.2%	0	0.0	$0.00	0
2026	8,565	3.4	60.6%	165,248	5.2	$19.29	2
2027	88,904	35.4	96.0%	222,000	7.0	$2.50	1
2028	5,467	2.2	98.2%	98,406	3.1	$18.00	1
2029	0	0.0	98.2%	0	0.0	$0.00	0
2030 & Thereafter	0	0.0	98.2%	0	0.0	$0.00	0
Vacant	4,533	1.8	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	251,194	100.0%		$3,191,431	100.0%	$12.94	32

(1)	Calculated based on the approximate square footage occupied by each collateral tenant and includes space for Kohl’s which is on a ground lease.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Based on the underwritten rent roll dated October 1, 2018 and includes contractual rent steps of $59,908 through October 1, 2019.

The following table presents certain information relating to historical leasing at the Oracle Crossings Property:

Historical Leased %(1)

	2015	2016	2017	As of 10/1/2018(2)
Owned Space	100.0%	96.0%	98.2%	98.2%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.
(2)	Based on the underwritten rent roll dated October 1, 2018.

LOAN #9: ORACLE CROSSINGS

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Oracle Crossings Property:

Cash Flow Analysis(1)

	2015	2016	2017	TTM 9/30/2018	Underwritten	Underwritten $ per SF
Base Rent	$2,987,112	$3,000,831	$2,931,277	$3,032,273	$3,131,523	$12.47
Rent Steps(2)	0	0	0	0	59,908	0.24
Gross Up Vacancy	0	0	0	0	94,492	0.38
Reimbursements	774,082	703,668	937,291	995,478	997,987	3.97
Other Income(3)	7,881	12,261	12,831	6,029	6,029	0.02
Vacancy & Credit Loss	0	0	0	0	(198,959)	(0.79)
Effective Gross Income	$3,769,075	$3,716,760	$3,881,399	$4,033,780	$4,090,980	$16.29

Real Estate Taxes	$476,398	$452,037	$650,983	$669,792	$658,536	$2.62
Insurance	41,735	41,385	39,625	38,244	63,941	0.25
Management Fee	76,516	75,271	75,989	77,760	122,729	0.49
Other Operating Expenses	351,389	309,976	357,704	371,939	371,939	1.48
Total Operating Expenses	$946,038	$878,669	$1,124,301	$1,157,735	$1,217,146	$4.85

Net Operating Income	$2,823,037	$2,838,091	$2,757,098	$2,876,045	$2,873,835	$11.44
TI/LC	0	0	0	0	90,002	0.36
Capital Expenditures	0	0	0	0	30,835	0.12
Net Cash Flow	$2,823,037	$2,838,091	$2,757,098	$2,876,045	$2,752,998	$10.96

Occupancy	100.0%	96.0%	98.2%	98.2%	95.4%(4)
NOI Debt Yield	9.2%	9.2%	9.0%	9.3%	9.3%
NCF DSCR(5)	1.44x	1.45x	1.41x	1.47x	1.41x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten Rent Steps includes contractual rent steps of $59,908 through October 1, 2019.
(3)	Other Income is comprised of cleaning and recycling income for two tenants and other miscellaneous income.
(4)	Represents an underwritten economic vacancy of 4.6%.
(5)	Based on the annual amortizing debt service payments of the Oracle Crossings Loan after the expiration of the initial interest only period of 12 months.

■	Appraisal. According to the appraisal, the Oracle Crossings Property had an “as-is” appraised value of $41,600,000 as of an effective date of October 8, 2018.

Appraisal Approach	“As-Is” Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$42,000,000	N/A	7.00%
Discounted Cash Flow Approach	$41,600,000	8.75%	7.50%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to a Phase I environmental report, dated September 14, 2018, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the Oracle Crossings Property.

Market Overview and Competition. The Oracle Crossings Property is located in Oro Valley, Pima County, Arizona, within the Tucson metropolitan statistical area (the “Tucson MSA”). According to the U.S. Census Bureau, the Tucson MSA had a population of approximately 1.0 million as of year-end 2017. The Oracle Crossings Property is located approximately 8.9 miles north of downtown Tucson. The University of Arizona’s main campus is located on approximately 380 acres in central Tucson, approximately one-mile northeast of downtown Tucson. For the fall 2017 semester, total enrollment at the University of Arizona was 44,831 students. Top employers in the Tucson MSA include the University of Arizona, Raytheon Missile Systems, Davis-Monthan Air Force Base, Walmart and U.S. Customs and Border Protection. The 2018 estimated population within a one-, three- and five-mile radius of the Oracle Crossings Property is approximately 4,724, 38,121 and 142,991, respectively. Median household income within a one-, three- and five-mile radius is $56,368, $61,459 and $57,079, respectively. As of October 2018, the Tucson MSA had an unemployment rate of 4.1%.

According to a third party report, the Oracle Crossings Property is located within the north retail submarket cluster within the Tucson MSA which contained a total of approximately 12.3 million SF, had a vacancy rate of 4.7% and had asking rents of $18.81 per SF as of the second quarter 2018. As of second quarter 2018 the north retail submarket cluster reported positive net absorption of 142,604 SF. According to a third party report, the Oracle Crossings Property is located within the Foothill submarket. Shopping center inventory within the Foothills submarket was approximately

LOAN #9: ORACLE CROSSINGS

2.9 million SF and had a 5.0% vacancy rate, which is less than the Tucson MSA’s shopping center vacancy rate of 9.0% as of the second quarter of 2018, and asking rents of $20.83 per SF.

The following table presents certain information relating to the primary competition for the Oracle Crossings Property:

Competitive Set(1)

	Oracle Crossings	Entrada De Oro Shopping Center	Plaza Escondida	La Toscana Village	Oracle Plaza	Plaza del Oro	Rooney Ranch	Oro Valley Marketplace
Distance from Subject	-	0.8 miles	0.6 miles	1.0 miles	1.9 miles	3.4 miles	4.6 miles	6.6 miles
Year Built	2006	1979	1985	1974	1980	1977 / 2017	1999	1997
Total GLA	251,194	88,665	91,121	108,711	120,000	112,425	565,610	102,681
Total Occupancy	98.2%(2)	95.0%	91.3%	96.6%	96.6%	98.6%	89.2%	90.2%

(1)	Source: Appraisal.
(2)	Occupancy as of underwritten rent roll dated October 1, 2018.

■	The Borrower. The borrower is Oracle Crossings LLC, a single-purpose, single-asset entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Oracle Crossings Loan. The non-recourse carve-out guarantors and borrower sponsors of the Oracle Crossings Loan are Town West Realty, Inc. and Town West Realty II, Inc.

James Horvath is the President of Town West Realty, Inc., Town West Realty II, Inc. and Town West Design Development, Inc. (collectively “The Town West Companies”), all of which are based in Tucson, Arizona. The Town West Companies specialize in commercial real estate investments, development, construction and property and asset management. James Horvath is also the co-founder and Director of Commerce Bank of Arizona, which has branch offices in the greater Tucson and Phoenix areas.

■	Escrows. On the origination date of the Oracle Crossings Loan, the borrower funded escrow reserves of (i) $280,095 for real estate taxes, (ii) $11,190 for insurance premiums, (iii) $550,000 for tenant improvement and leasing commissions, and (iv) $32,938 for deferred maintenance at the Oracle Crossings Property.

On each due date, the borrower is required to fund the following reserves with respect to the Oracle Crossings Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period (initially estimated to be $56,019 per month), (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period (initially estimated to be $5,595 per month), (iii) a replacement reserve in an amount equal to $2,570, and (iv) a tenant improvements and leasing commission reserve in an amount equal to $8,373 until the balance equals or exceeds (i) the Initial Leasing Reserve Cap (prior to a Leasing Reserve Cap Reduction Event), or (ii) the Reduced Leasing Reserve Cap (following a Leasing Reserve Cap Reduction Event)

■	Lockbox and Cash Management. The Oracle Crossings Loan is structured with a springing lockbox and springing cash management. During the continuance of an Oracle Crossings Trigger Period (as defined below), the borrower is required under the Oracle Crossings Loan documents to send tenant direction letters to all tenants of the Oracle Crossings Property instructing them to deposit all rents and other payments into the lockbox account controlled by the lender, and any funds received by the borrower or the property manager are required to be immediately deposited in the lockbox account. During an Oracle Crossings Trigger Period, all funds in the lockbox account are required to be transferred on each business day into a cash management account established for the sole and exclusive benefit of the lender, and applied to all required payments and reserves as set forth in the Oracle Crossings Loan documents. Provided that no Oracle Crossings Trigger Period is continuing, excess cash in the cash management account is required to be disbursed to the borrower in accordance with the Oracle Crossings Loan documents. Upon the occurrence of an event of default under the Oracle Crossings Loan documents, funds may be applied in such order of priority as the lender may determine.

An “Oracle Crossings Trigger Period” means a period (A) commencing upon the earliest to occur of (i) an event of default under the Oracle Crossings Loan documents or (ii) the debt service coverage ratio being less than 1.20x (“DSCR Trigger Period”), provided that if the DSCR Trigger Period Avoidance Conditions (as defined below) are satisfied, no DSCR Trigger Period will be considered to have occurred, and (B) expiring upon (y) with respect to an Oracle Crossings Trigger Period which commenced in connection with clause (i) above, the cure, if applicable, of such event of default, and (z) with respect to an Oracle Crossings Trigger Period which commenced in connection with

LOAN #9: ORACLE CROSSINGS

clause (ii) above, the debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters.

The “DSCR Trigger Period Avoidance Conditions” will occur if (a) within ten days of notice from the lender that the debt service coverage ratio is less than 1.20x, the borrower deposits an amount, in the form of cash or a letter of credit, that if added to the underwritten net cash flow of the Oracle Crossings Property would cause the debt service coverage ratio to be equal to or greater than 1.15x and (b) every three months thereafter for so long as the debt service coverage ratio is less than 1.20x, if the amount deposited is insufficient (when added to underwritten net cash flow) to cause the debt service coverage ratio to be equal to or greater than 1.15x, the borrower makes a true up payment, in the form of cash or a letter of credit, in an amount that would cause the debt service coverage ratio to be equal to or greater than 1.15x.

■	Property Management. The Oracle Crossings Property is currently managed by Town West Realty, Inc., an affiliate of the borrower, pursuant to a management agreement. Under the Oracle Crossings Loan documents, the lender has the right, and has the right to direct the borrower, to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in (x) an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or (y) any voluntary bankruptcy or insolvency proceeding; (ii) an Oracle Crossings Trigger Period exists; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) a default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. The borrower has the right to replace the property manager with a successor property manager pursuant to a new management agreement that is approved in writing by the lender (which approval may be conditioned on receipt of a rating agency confirmation from the applicable rating agencies).

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Oracle Crossings Property, plus business interruption coverage in an amount equal to 100% of the projected gross income from the Oracle Crossings Property until the completion of restoration or the expiration of 18 months, with a three-month extended period of indemnity. The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #10: LIBERTY STATION RETAIL

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		JPMCB
Location (City/State)	San Diego, California	Cut-off Date Balance(4)		$30,000,000
Property Type	Retail	Cut-off Date Balance per SF(3)		$357.03
Size (SF)	327,704	Percentage of Initial Pool Balance		3.4%
Total Occupancy as of 8/1/2018	92.4%	Number of Related Mortgage Loans(5)		1
Owned Occupancy as of 8/1/2018	92.4%	Type of Security(6)	Fee Simple/Leasehold
Year Built / Latest Renovation	1923, 1932, 1942, 2007 / 2007, 2009	Mortgage Rate		5.23000%
Appraised Value	$170,000,000	Original Term to Maturity (Months)		120
Appraisal Date	10/1/2018	Original Amortization Term (Months)		NAP
Borrower Sponsors(1)	Seligman & Associates, Inc. and	Original Interest Only Period (Months)	120
	Pendulum Property Partners, LLC	First Payment Date	1/1/2019
Property Management(2)	Seligman & Associates, LLC and	Maturity Date	12/1/2028
	RiverRock Real Estate Group, Inc.

Underwritten Revenues	$13,968,591
Underwritten Expenses	$4,609,164	Escrows(7)
Underwritten Net Operating Income (NOI)	$9,359,427		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$8,982,567	Taxes	$515,493	$103,098
Cut-off Date LTV Ratio(3)	68.8%	Insurance	$0	$0
Maturity Date LTV Ratio(3)	68.8%	Replacement Reserve	$4,074	$4,074
DSCR Based on Underwritten NOI / NCF(3)	1.51x / 1.45x	TI/LC	$27,159	$27,309
Debt Yield Based on Underwritten NOI / NCF(3)	8.0% / 7.7%	Other	$1,202,027	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$117,000,000	68.6%	Purchase Price(8)	$165,357,991	97.0%
Principal’s New Cash Contribution	53,514,050	31.4%	Closing Costs	3,407,306	2.0
			Reserves	1,748,753	1.0
Total Sources	$170,514,050	100.0%	Total Uses	$170,514,050	100.0%

(1)	Seligman & Associates, Inc. is the guarantor of the non-recourse carveouts under the Liberty Station Retail Loan Combination (as defined below) documents.
(2)	The Liberty Station Retail Property (as defined below) is managed by Seligman & Associates, LLC, an affiliate of the borrowers acting as the prime manager, RiverRock Real Estate Group, Inc., acting as the sub-manager.
(3)	Calculated based on the aggregate outstanding principal balance of the Liberty Station Retail Loan Combination (as defined below).
(4)	The Cut-off Date Balance of $30,000,000 represents the non-controlling note A-3, which, together with the controlling and non-controlling pari passu notes A-1 and A-2 with an aggregate original principal balance of $87,000,000, comprise the Liberty Station Retail Loan Combination (as defined below) with a total original principal balance of $117,000,000.
(5)	The sponsor of the Liberty Station Retail Loan Combination (as defined below) is related to another loan within the securitization associated with the 8701 Georgia Avenue loan.
(6)	A portion of the collateral includes the borrowers’ leasehold interests in each of the five parcels of the Liberty Station Retail Property, ground leased from the Redevelopment Agency of the City of San Diego as the ground lessor. The borrowers have a fee simple interest in a portion of the Liberty Station Retail Property. The borrowers own the Liberty Station Retail Property as tenants-in-common. Please see “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Tenancies-in-Common [or Diversified Ownership]” in the prospectus for additional information.
(7)	See “—Escrows” below.
(8)	Purchase Price above is inclusive of an $11,000,000 prepayment penalty and net of seller proration’s in the amount of $2,622,009.

■	The Mortgage Loan. The mortgage loan (the “Liberty Station Retail Loan”) is evidenced by one note with an aggregate original principal amount of $30,000,000, which is part of a loan combination (the “Liberty Station Retail Loan Combination”) evidenced by three pari passu notes with an aggregate outstanding original principal balance of $117,000,000. The Liberty Station Retail Loan Combination is secured by a first mortgage encumbering the borrowers’ fee simple and leasehold interests in a 327,704 SF anchored retail center located in San Diego, California (the “Liberty Station Retail Property”). The Liberty Station Retail Loan was originated by JPMorgan Chase Bank, National Association (“JPMCB”) on November 15, 2018, and represents approximately 3.4% of the Initial Pool Balance. The Liberty Station Retail Loan has an outstanding principal balance as of the Cut-off Date of $30,000,000 and an interest rate of 5.23000% per annum. The related companion loans are evidenced by the controlling note A-1 ($50,000,000), which was contributed to the Benchmark 2018-B8 transaction and non-controlling note A-2 ($37,000,000) which is currently held by JPMCB and is expected to be contributed to one or more future securitizations. The proceeds of the Liberty Station Retail Loan Combination along with approximately $53.5 million of sponsor equity were used primarily to acquire the Liberty Station Retail Property, fund reserves and pay closing costs.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2018-B8	Yes
A-2	$37,000,000	$37,000,000	JPMCB(1)	No
A-3	$30,000,000	$30,000,000	Benchmark 2019-B9	No
Total	$117,000,000	$117,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

LOAN #10: LIBERTY STATION RETAIL

The Liberty Station Retail Loan Combination had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Liberty Station Retail Loan Combination requires interest only payments for the entirety of the loan term. The scheduled maturity date of the Liberty Station Retail Loan Combination is the due date in December 2028. Provided that no event of default has occurred and is continuing under the Liberty Station Retail Loan Combination documents, at any time two years after the closing date of the securitization that includes the last note to be securitized, the borrower has the right to defease the Liberty Station Retail Loan Combination in whole, but not in part. Additionally, on February 1, 2021 and on any business day thereafter, the borrower has the right to prepay the Liberty Station Retail Loan Combination in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. The Liberty Station Retail Loan Combination is prepayable without penalty on or after October 1, 2028.

■	The Mortgaged Property. The property is an approximately 327,704 SF, anchored retail center located in San Diego, California and serves as collateral for the Liberty Station Retail Loan Combination. Originally constructed in various stages from 1923 to 2007, and most recently renovated in 2009, the Liberty Station Retail Property is situated on an approximately 21.5 acre site that was previously a naval training center. The City of San Diego approved the redevelopment of a portion of the training center and established the area as a site for an approximately 360-acre urban village, of which the Liberty Station Retail Property is a part. The Liberty Station Retail Property consists of 18 buildings that are dispersed across five different sections within the larger development, each offering a different retail experience. The design of the urban village is focused on entertainment, restaurants, and daily needs along with various experiential components geared towards keeping customers on site. The Liberty Station Retail Property reports average restaurant sales exceeding $574 per SF.

As of August 1, 2018, the Liberty Station Retail Property was 92.4% leased by a roster of 69 tenants under 72 leases. Fifty-four of the tenants are retail, restaurant and entertainment tenants, totaling 260,824 SF, and 15 tenants are office tenants, totaling 41,813 SF. The Liberty Station Retail Property is anchored by VONS Companies, Stone Brewing Co., Liberty Public Market, Trader Joes and Corvette Diner, which collectively represent approximately 38.4% of NRA and approximately 29.6% of underwritten base rent. The Liberty Station Retail Property has experienced recent leasing momentum, with 30 tenants accounting for 104,794 SF and 39.6% of underwritten base rent, having renewed or signed new leases since May 2017. Gross sales for the trailing 12 month period, as of December 31, 2018, at the Liberty Station Retail Property are approximately $70.2 million.

VONS Companies is the largest tenant at the Liberty Station Retail Property and is associated with 51,839 SF and approximately 12.2% of underwritten base rent. Founded in 1906, VONS Companies is a southern California supermarket chain that provides a wide array of grocery and general merchandise items. VONS Companies has 273 stores throughout southern California and Nevada, and also operates grocery delivery services in major U.S. cities and suburbs as well as offering online ordering capabilities. VONS Companies leases its space through October 2027 with four five-year extension options remaining. VONS Companies is located at Liberty Station Marketplace. Stone Brewing Co. is the second largest tenant at the Liberty Station Retail Property, totaling 22,514 SF and approximately 5.2% of underwritten base rent. Stone Brewing Co. has been at the Liberty Station Retail Property since 2011 and is the eighth largest craft brewery in the U.S. Stone Brewing Co. has been listed as one of the fastest growing private companies from Inc. 500 | 5,000 11 times. Stone Brewing Co. has accentuated the location’s historical naval presence through its layout, which replicates a military mess hall. The space also includes a large indoor and outdoor eating space, bars and games. Stone Brewing Co. leases its space through August 2027. Liberty Public Market is the third largest tenant at the Liberty Station Retail Property, totaling 21,929 SF of NRA and approximately 6.0% of underwritten base rent. Liberty Public Market was the first public market in San Diego offering an extensive variety of culinary options under one roof. Liberty Public Market is open seven days a week, and the space is home to 27 vendors with an additional five vendors expected to be added. Liberty Public Market leases its space through January 2026 with two five-year extension options remaining. Both Stone Brewing Co. and Liberty Public Market are located at The Landing.

The Liberty Station Retail Property is located approximately 4.3 miles from downtown San Diego and adjacent to San Diego Bay. The Liberty Station Retail Property is located in the Point Loma/Sports Arena retail submarket in San Diego. Point Loma is a peninsula community, which is surrounded by the Pacific Ocean and Ocean Beach. Point Loma, outside of its high concentration of military bases, is primarily a residential community with high barriers to entry for retail developments. Regional access to the Liberty Station Retail Property is provided by Interstate-8 and Interstate-5. The Liberty Station Retail Property is approximately 1.3 miles away from the San Diego International Airport.

LOAN #10: LIBERTY STATION RETAIL

The following table presents certain information relating to the tenants at the Liberty Station Retail Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Tenant Sales $ per SF	Occupancy Cost	Lease Expiration	Renewal / Extension Options
VONS Companies	NR/B3/B	51,839	15.8%	$1,176,911	12.2%	$22.70	$390	6.8%	10/31/2027	4, 5-year options
Liberty Public Market	NR/NR/NR	21,929	6.7	575,000	6.0	26.22	$641	6.8%	1/31/2026	2, 5-year options
828 Events	NR/NR/NR	14,896	4.5	549,473	5.7	36.89	$381	28.7%	5/31/2029(4)	NAP
Stone Brewing Co.	NR/NR/NR	22,514	6.9	503,709	5.2	22.37	NAV	NAV	8/31/2027	3, 5-year options
Metron Inc.	NR/NR/NR	10,658	3.3	428,132	4.4	40.17	NAV	NAV	8/1/2025	NAP
Trader Joes	NR/NR/NR	14,843	4.5	352,730	3.7	23.76	NAV	NAV	3/31/2022	NAP
Corvette Diner	NR/NR/NR	14,801	4.5	246,463	2.6	16.65	NAV	NAV	6/21/2024	4, 5-year options
Navy Federal Credit Union	NR/NR/NR	5,643	1.7	223,914	2.3	39.68	NAV	NAV	5/31/2022	1, 5-year option
Panera Bread	NR/Baa1/A-	4,500	1.4	222,750	2.3	49.50	$438	13.9%	5/31/2022	1, 5-year option
Oggi’s Pizza & Brewing	NR/NR/NR	4,200	1.3	218,736	2.3	52.08	$462	15.9%	1/17/2022	NAP
All Occupied Tenants		302,637	92.4%	$9,659,311	100.0%	$31.92
Vacant		25,067	7.6%	0	0.0%	0.00
Total / Wtd. Avg. All Owned Tenants		327,704	100.0%	$9,659,311	100.0%	$31.92

(1)	Based on the underwritten rent roll dated August 1, 2018.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent and UW Base Rent $ per SF represents average in-place leases based on the August 1, 2018 rent roll and contractual rent steps through November 30, 2019 totaling approximately $205,310.
(4)	6,119 SF associated with 828 Events has a lease expiration date of April 30, 2030.

The following table presents certain information relating to the lease rollover schedule at the Liberty Station Retail Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)(3)	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases(3)
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	11,006	3.4	3.4%	387,315	4.0	$35.19	5
2020	23,603	7.2	10.6%	827,540	8.6	$35.06	10
2021	13,408	4.1	14.7%	447,399	4.6	$33.37	6
2022	59,174	18.1	32.7%	2,317,698	24.0	$39.17	19
2023	13,336	4.1	36.8%	505,711	5.2	$37.92	5
2024	24,356	7.4	44.2%	589,964	6.1	$24.22	4
2025	14,800	4.5	48.7%	569,223	5.9	$38.46	3
2026	29,827	9.1	57.8%	863,588	8.9	$28.95	4
2027	89,382	27.3	85.1%	2,244,970	23.2	$25.12	10
2028	8,849	2.7	87.8%	356,432	3.7	$40.28	4
2029	8,777	2.7	90.5%	315,972	3.3	$36.00	1
2030 & Thereafter	6,119	1.9	92.4%	233,501	2.4	$38.16	1
Vacant	25,067	7.6	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	327,704	100.0%		$9,659,311	100.0%	$31.92	72

(1)	Based on the underwritten rent roll dated August 1, 2018.
(2)	UW Base Rent represents average in-place leases based on the August 1, 2018 rent roll and contractual rent steps through November 30, 2019 totaling approximately $205,310.
(3)	UW Base Rent and # of Expiring Leases excludes seven temporary/kiosk tenants (one currently occupied) who operate under short term leases which are not included in underwritten rent.

The following table presents certain information relating to historical leasing at the Liberty Station Retail Property:

Historical Leased%(1)

	2015	2016	2017	As of 8/1/2018(2)
Owned Space	85.0%	91.0%	92.0%	92.4%

(1)	As provided by the borrower and which represents the average occupancy for the indicated year unless otherwise specified.
(2)	Based on the underwritten rent roll dated August 1, 2018.

LOAN #10: LIBERTY STATION RETAIL

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Liberty Station Retail Property:

Cash Flow Analysis

	2015	2016	2017	TTM 8/31/2018	Underwritten	Underwritten $ per SF
Base Rent(1)	$7,296,384	$8,336,929	$8,927,236	$9,246,582	$9,659,311	$29.48
Vacant Income(2)	0	0	0	0	761,030	2.32
Percentage Rent(3)	0	25,137	197,253	280,348	251,454	0.77
Total Reimbursement Revenue	1,949,680	2,616,920	2,617,534	3,206,254	4,015,985	12.25
Other Income(4)	16,469	8,828	10,607	6,019	41,841	0.13
Gross Revenue	$9,262,534	$10,987,815	$11,752,629	$12,739,202	$14,729,621	$44.95
Vacancy & Credit Loss	0	0	0	0	(761,030)	(2.32)
Concessions	0	0	0	0	0	0.00
Effective Gross Income	$9,262,534	$10,987,815	$11,752,629	$12,739,202	$13,968,591	$42.63

Real Estate Taxes	$713,415	$745,999	$1,555,565	$1,174,783	$2,076,800	$6.34
Insurance	126,783	126,445	110,982	137,471	137,471	0.42
Management Fee	334,527	348,314	378,488	398,681	419,058	1.28
Other Operating Expenses	1,754,188	2,067,002	2,056,956	1,975,836	1,975,836	6.03
Total Operating Expenses	$2,928,914	$3,287,760	$4,101,991	$3,686,770	$4,609,164	$14.07

Net Operating Income(5)	$6,333,620	$7,700,055	$7,650,638	$9,052,432	$9,359,427	$28.56
TI/LC, Capex/RR	0	0	0	0	376,860	1.15
Net Cash Flow	$6,333,620	$7,700,055	$7,650,638	$9,052,432	$8,982,567	$27.41

Occupancy(6)	85.0%	91.0%	92.0%	92.4%	92.4%
NOI Debt Yield	5.4%	6.6%	6.5%	7.7%	8.0%
NCF DSCR	1.02x	1.24x	1.23x	1.46x	1.45x

(1)	Underwritten Base Rent and Underwritten Base Rent $ per SF represents average in-place leases based on the August 1, 2018 rent roll and contractual rent steps through November 30, 2019 totaling approximately $205,310.
(2)	Vacant Income is inclusive of seven vacant units at the Liberty Station Retail Property totaling 25,067 SF, which includes one tenant that is currently in occupancy but has given notice to vacate and two kiosk spaces.
(3)	Percentage Rent is associated with the estimated percentage rent payments for Captain Fish, Ikiru Sushi, Fig Tree Liberty, Luke 1909 and Breakfast Republic based on trailing 12 months’ sales ending August 2018.
(4)	Other Income is inclusive of cell tower income from an executed Verizon lease, late fees and non-sufficient funds fees, and administrative fees.
(5)	The increase from 2017 Net Operating Income to TTM 8/31/2018 Net Operating Income is primarily attributable to new triple net leases at the Liberty Station Retail Property and a decrease in taxes.
(6)	Historical occupancies represents the average occupancy for the indicated year unless otherwise specified. TTM 8/31/2018 Occupancy is based on the underwritten rent roll dated August 1, 2018.

■	Appraisal. According to the appraisal, the Liberty Station Retail Property had an “as-is” appraised value of $170,000,000 as of October 1, 2018.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$170,000,000	N/A	5.00%

■	Environmental Matters. According to various Phase I environmental reports dated July 13, 2018 and July 16, 2018, the environmental consultants did not identify evidence of any recognized environmental conditions or recommendations for further action at Liberty Station Retail Property.

■	Market Overview and Competition. According to the appraisal, the 2018 estimated population within a one-, three- and five-mile radius of the Liberty Station Retail Property is 17,380, 102,941, and 306,665, respectively. Additionally, the median household income within a one-, three- and five-mile radius of the Liberty Station Retail Property is $77,924, $72,713, and $66,192, respectively. The median household income within a five-mile radius is 14.3% higher than the estimated 2018 California median household income of $57,920. According to CoStar as of November 2018, retail vacancy within the Point Loma/Sports Arena retail submarket is 3.2%, which is lower than the 3.8% weighted average vacancy rate within the submarket over the last four years.

The appraisal considered comparable leases from eight retail centers in the San Diego-Carlsbad, CA MSA located between 10.8 and 25.4 miles from the Liberty Station Retail Property. Comparable leases range from approximately 1,090 SF to approximately 3,655 SF and base rent per SF ranges from $33.60 to $87.00 per SF. The appraiser also identified seven anchor retail leases in the San Diego-Carlsbad, CA, MSA as the competitive set for the Liberty Station Retail Property. Comparable anchor leased areas ranged from 12,078 SF to 32,000 SF. The competitive base rent per SF ranges from $19.92 to $32.52. Base rent per SF is associated with the total weighted average of the

LOAN #10: LIBERTY STATION RETAIL

anchor tenants lease terms and underwritten based rent per SF at the Liberty Station Retail Property. The weighted average base rent per SF for all leasing at the Liberty Station Retail Property is approximately $31.92, which compares favorably to the appraisal’s concluded market rent of $32.67 per SF.

■	The Borrowers. The borrowers are Seligman Liberty Station, LLC, Seligman Liberty Station II LLC, Seligman Liberty Station III LLC, Seligman Liberty Station IV LLC, and Seligman Liberty Station V LLC, each a Delaware limited liability company structured to be a bankruptcy remote entity with two independent directors in its organizational structure (collectively, the “Liberty Station Retail Borrowers”). The Liberty Station Retail Borrowers own the Liberty Station Retail Property (as defined below) as tenants-in-common.

The loan sponsors are Seligman & Associates, Inc. (“Seligman & Associates”) and Pendulum Property Partners, LLC (“Pendulum”), which also serves as the non-recourse carveout guarantor of the Liberty Station Retail Loan Combination. Seligman & Associates, along with founder Irving R. Seligman, founded the Seligman Group in 1954, the parent company of Seligman & Associates. The Seligman Group specializes in development, acquisition and management of commercial and residential properties throughout the western U.S. Pendulum is an owner, operator, developer and management firm of commercial and multi-family real estate assets, creating and executing value-enhancing strategies. Pendulum currently manages an asset portfolio of over 2.8 million square feet of office, retail and industrial assets, as well as 800 apartment units in San Francisco, Los Angeles, Orange County, Hawaii and Las Vegas on behalf of its strategic partner, The Seligman Group.

■	Escrows. On the origination date, the Liberty Station Retail Borrowers deposited $970,683 for outstanding tenant improvements and leasing commissions in connection with five leases, $515,493 for upfront tax reserves, $231,344 for free rent credits in connection with five leases, $27,159 for upfront tenant improvements and leasing commission reserves and approximately $4,074 for upfront replacement reserves.

On each due date, the Liberty Station Retail Borrowers will be required to fund the following reserves (i) one twelfth of the estimated annual real estate taxes, which currently equates to $103,098, (ii) an amount equal to $4,074 for replacement reserves (or $0.15 per SF annually), which reserve is not subject to a cap and (iii) an amount equal to approximately $27,309 for tenant improvements and leasing commission (or $1.00 per square foot annually), subject to a cap of $1,638,520.

Insurance escrows are waived so long as the Liberty Station Retail Property is covered by an acceptable blanket policy (which is currently maintained). If such condition is no longer satisfied, on each payment date, the Liberty Station Retail Borrowers will be required to fund an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay the annual insurance premiums.

■	Lockbox and Cash Management. The Liberty Station Retail Loan Combination is structured with a hard lockbox and springing cash management. The Liberty Station Retail Borrowers were required within three business days of origination to send a tenant direction letter to each of the tenants at the Liberty Station Retail Property, instructing them to deposit all rents and payments into a lender controlled lockbox account. To the extent no Cash Sweep Period (as defined below) is continuing, all funds in the lockbox account are required to be transferred to or at the direction of the Liberty Station Retail Borrowers. Following the occurrence and during the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents. To the extent there is a Cash Sweep Period continuing, all excess cash flow after payment of debt service, required reserves and operating expenses are required to be held as additional collateral for the Liberty Station Retail Loan Combination. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Period” means each period commencing on the occurrence of a Cash Sweep Event (as defined below) and continuing until the earlier of the payment date next occurring following the related Cash Sweep Event Cure (as defined below) or payment in full of all principal and interest on the Liberty Station Retail Loan Combination.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) the bankruptcy or insolvency of the Liberty Station Retail Borrowers or property manager, (iii) the debt service coverage ratio (as calculated in the loan documents and based on the trailing six-month period immediately preceding the date of determination) is less than 1.20x or (iii) the VONS Companies or any other lessee occupying the premises currently demised to VONS Companies (a) becoming involved in a bankruptcy or insolvency, (b) failing to renew its lease 12 months prior to its lease expiration date, or (c) going “dark”.

A “Cash Sweep Event Cure” means (a) with respect to clause (i) above, the acceptance by the lender of a cure of such event of default, (b) with respect to clause (ii) above, if the Borrowers replace the manager with a qualified

LOAN #10: LIBERTY STATION RETAIL

manager under a replacement management agreement, (c) with respect to clause (iii) above, a DSCR Cure Event (as defined below) has taken place, or (d) with respect to clause (iv) above, all or substantially all of the applicable specified tenant space is re-leased to one or more replacement tenants acceptable to lender has taken place.

A “DSCR Cure Event” means (i) the debt service coverage ratio (as calculated in the loan documents and based on the trailing six- month period immediately preceding the date of determination) is at least 1.25x for two consecutive quarters, or (ii) the Liberty Station Retail Borrowers posting with the lender cash or an irrevocable letter of credit in an amount that, if applied to repay the Liberty Station Retail Loan Combination, would cause the outstanding principal amount of the Liberty Station Retail Loan Combination to have a debt service coverage ratio of 1.25x.

■	Property Management. The Liberty Station Retail Property is managed by Seligman & Associates, LLC, an affiliate of the Liberty Station Retail Borrowers acting as the prime manager, and RiverRock Real Estate Group, Inc., acting as the sub-manager (collectively, the “Manager”).

■	Ground Leases. A portion of the collateral includes the Liberty Station Retail Borrowers’ leasehold interests in the Liberty Station Retail Property pursuant to a ground lease for each of the five parcels of the Liberty Station Retail Property, ground leased by the City of San Diego as the ground lessor. The terms of the ground leases for two of the five parcels expire on November 30, 2070, while the terms of the remaining ground leases expire on July 30, 2070. The base rent under each ground lease is $1, which was prepaid at the beginning of the term. The Liberty Station Retail Borrowers have fee interest in a portion of the Liberty Station Marketplace.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The Liberty Station Retail Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the lesser of (i) the original principal balance of the Liberty Station Retail Loan or (ii) the full replacement cost of the Liberty Station Retail Property. Any such insurance may be provided through a blanket insurance policy, provided that such policy is required to provide the same protection that a separate policy insuring only the Liberty Station Retail Property would provide, as determined by the lender. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.